As filed with the Securities and Exchange Commission on January 18, 2024

Registration No. 333-275761

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EzFill Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5500	83-4260623
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

67 NW 183rd St.,

Miami, Florida 33169

305-791-1169

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yehuda Levy

Chief Executive Officer

EzFill Holdings, Inc.

67 NW 183rd St.,

Miami, Florida 33169

305-791-1169

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.	Mitchell S. Nussbaum, Esq.
Jeff Cahlon, Esq.	Norwood P. Beveridge, Esq.
Sichenzia Ross Ference Carmel LLP	Lili Taheri, Esq.
1185 Avenue of the Americas	Loeb & Loeb LLP
New York, New York 10036	345 Park Avenue
Tel: (212) 930-9700	New York, New York 10154
Tel: (212) 407-4000

(Approximate date of commencement of proposed sale to the public)

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 18, 2024

10,135,135 Shares

Common Stock

EzFill Holdings, Inc.

This is a firm commitment public offering of our common stock. We have assumed a public offering price of $1.48 per share, based on the last reported sale price of our common stock on January 12, 2024.

Our common stock is listed on the Nasdaq Capital Market under the symbol “EZFL”. On January 12, 2024, the last reported sales price of our common stock on Nasdaq was $1.48 per share.

The final public offering price of the shares of common stock in this offering will be determined through negotiation between us and the representative of the underwriters in the offering and the recent market price used throughout this prospectus may not be indicative of the final offering price.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to ThinkEquity LLC, the representative of the underwriters (the “Representative”). See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45 day option to the Representative to purchase a maximum of 1,520,270 additional shares of common stock at the public offering price less underwriting discounts and commissions.

The underwriters expect to deliver the securities to purchasers in the offering on or about     , 2024.

ThinkEquity

The date of this prospectus is               , 2024

i

We use our registered trademark, EzFill, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the underwriters have not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Information contained in, and that can be accessed through, our web site www. https://ezfl.com/ shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the shares offered hereunder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read the following summary together with the more detailed information regarding us and our common stock being sold in the offering, including the risks of investing in our common stock discussed under “Risk Factors,” beginning on page 5 and our historical and pro forma condensed combined financial statements and the related notes appearing elsewhere in this prospectus, before making an investment decision. For convenience, in this prospectus, unless the context suggests otherwise, the terms “we,” “our,” “our company,” “Company” and “us” and “EzFill” refer to EzFill Holdings Inc., a Delaware corporation.

Overview

EzFill is a leading app-based mobile-fueling company based in South Florida and the only company which provides fuel-delivery ‘on-demand’ or ‘in subscription’ to customers in three verticals – CONSUMER, COMMERCIAL and SPECIALTY. We are capitalizing on the ever-increasing trend in ‘at home’ or ‘at work’ delivery of products to enable this convenience in the $500 B (according to market estimates) market segment of fueling services. We believe consumers and commerce’s pain points in the time, risk and costs of fueling at stations can be resolved by our on-demand and subscription-based fuel delivery services.

Our app-based interface provides customers the ability to select the time and location of their fueling needs, whether their service request is ‘on demand’ or structured within routine delivery schedules based on their fuel consumption patterns. We streamline our logistics and fuel purchasing with proprietary, backend software which manages customer accounts and mobilizes our fleet of almost 40 delivery trucks. The Company plans to acquire additional trucks to the extent supported by business growth and available resources. We are able to achieve volume discounted truckloads of fuel at depots, with subsequent delivery of this fuel to customers at home, work or business locations using our team of trained and certified drivers. We have a strong foothold in the South Florida market and are currently the dominant player in the area. We our open in West Palm Beach, Jacksonville, Orlando and Tampa, with a plan to continue growing strategically in major metros and metropolitan statistical areas (“MSAs”) in Florida and eventually other states.

We have begun to disrupt the gas station fueling model by providing consumers and businesses the convenience of gas fueling services brought directly to their locations. EzFill provides a safe, convenient and touch-free way for consumers to fuel their cars. For our commercial and specialty customers, at-site delivery of fuel during the down-times of their vehicles provides operators the benefit of beginning their daily operations with fully-fueled vehicles at cost-savings versus traditional fueling options.

On August 10, 2023, the Company, the members (the “Members”) of Next Charging LLC (“Next Charging”) and Michael Farkas, as the representative of the Members, entered into an exchange agreement, and on November 2, 2023, the Members, Next Charging, and Mr. Farkas entered into an amended and restated exchange agreement (as amended and restated, the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging (the “Membership Interests”) in exchange for the issuance (the “Share Exchange”) by the Company to the Members of an aggregate of 100 million shares of common stock of the Company. In the event Next Charging completes the acquisition of the acquisition target as set forth in the Exchange Agreement’s disclosure schedules (directly or indirectly through Next Charging or through a subsidiary of Next Charging) prior to the Closing, then 70,000,000 shares will vest on the closing date, and the remaining 30,000,000 shares will be subject to vesting or forfeiture. In the event Next Charging does not complete such acquisition prior to the closing, then 35,000,000 shares will vest on the closing date, and the remaining 65,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”).

The Restricted Shares will vest, if at all, according to the following schedule:

(1) In the event Next Charging does not complete the acquisition of the acquisition target as set forth in the Exchange Agreement’s disclosure schedules (directly or indirectly through Next Charging or through a subsidiary of Next Charging) prior to the closing, then 35,000,000 of the Restricted Shares will vest upon the Company (directly or indirectly through Next Charging or a subsidiary of Next Charging), completing the acquisition of such acquisition target. In the event that Mr. Farkas determines that such an acquisition target is not capable of being acquired, either prior to or after the closing, then the Mr. Farkas and the Company will negotiate in good faith to determine a replacement acquisition target, which replacement would thereafter be considered as the acquisition target under the Exchange Agreement; and

1

(2) 30,000,000 Restricted Shares will vest upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Exchange Agreement).

As an additional condition to be satisfied prior to the closing, Next Charging is also required to take actions to record the assignment to itself of a patent mentioned in the Exchange Agreement.

Mr. Farkas is the managing member of Next Charging and (as of November 2, 2023) has also lent sums amounting to $2,934,650 through issuance of 15 promissory notes to Next Charging. Mr. Farkas is also the beneficial owner of approximately 20% of the Company’s issued and outstanding common stock. At closing, the Company has agreed to appoint Mr. Farkas to the board of directors as Executive Chairman and to appoint him Chief Executive Officer of the Company. The closing of the transactions contemplated under the Exchange Agreement are subject to certain customary closing conditions, including (i) that the Company file a Certificate of Amendment with the Secretary of State of the State of Delaware to increase its authorized common stock from 50 million shares to 500 million shares (ii) the receipt of the requisite third-party consents, and (iii) compliance with the rules and regulations of The Nasdaq Stock Market (“Nasdaq”), which includes the filing of an Initial Listing Application with Nasdaq and approval of such application by Nasdaq. In addition, while the stockholders of the Company have provided written consent approving the Exchange Agreement in November 2023, the effectiveness of such written consent is dependent upon the dissemination of a definitive Information Statement on Schedule 14C, which we anticipate completing in January 2024. Upon consummation of the transactions contemplated by the Exchange Agreement, Next Charging will become a wholly-owned subsidiary of the Company.

Next Charging is a renewable energy company formed by Michael D. Farkas. Next Charging is a development stage enterprise which has plans to develop and deploy wireless electric vehicle charging technology coupled with battery storage and solar energy solutions. In furtherance of this objective, in November 2023 Next Charging (through its controlled entity NextNRG, LLC) entered into a stock purchase agreement to acquire STAT-EI, Inc. (“SEI”), a development stage enterprise party to certain licenses from the Florida International University Board of Trustees and Florida International University to develop certain smart microgrid and wireless charging technologies for a purchase price of $5.5 million in cash. The licenses held by SEI are exclusive and worldwide, and require milestone payments of $75,000 upon the achievement of $2.0 million in net revenues and an annual royalty payment of $50,000 in 2024, $60,000 in 2025 and $75,000 for each year thereafter (in the case of microgrid technologies) and $40,000 in 2024, $50,000 in 2025 and $60,000 for each year thereafter (in the case of the wireless charging technologies), subject to the receipt of change of control fee ($350,000 in the case of microgrid technologies and $300,000 in the case of the wireless charging technologies) in each case payable upon the acquisition of SEI by Next Charging. We anticipate that Next Charging’s acquisition of SEI will close prior to this offering and that the acquisition of SEI will be accounted for as an asset acquisition because substantially all of the fair value of the gross assets being acquired will consist of license agreements and the acquisition will include only inputs with no substantiative process that significantly contributes to the ability to create outputs. Further, while there is no guarantee that the transaction will close, or that the combined entities (including SEI) will be successful, if the transaction closes, we believe EzFill is poised to become the touchless fueling provider for all types of vehicles, both internal combustion and electric.

As used in this prospectus, references to Next Charging following our acquisition thereof include SEI unless otherwise indicated.

The Share Exchange, if it is completed, will result in substantial dilution to our shareholders See “Risk Factors—Risks Related to the Pending Acquisition of Next Charging.”

Risks Associated With Our Business and This Offering

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include, but are not limited to:

●	The occurrence of an uncontrolled event, such as the Covid-19 pandemic, is likely to negatively affect our operations.
●	We will require substantial additional capital to support our operations and growth plans, and such capital may not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.
●	Operating and litigation risks may not be covered by insurance.
●	Future climate change laws and regulations and the market response to these changes may negatively impact our operations.
●	The Share Exchange, if completed, will result in significant dilution to the Company’s stockholders.
●	High fuel prices can lead to customer conservation and attrition, resulting in reduced demand for our product.
●	Low fuel prices may also impact our profitability.
●	The concentration of sales in certain large customers could result in significantly lower future revenue.
●	Changes in commodity market prices may have a negative effect on our liquidity.
●	The decline of the retail fuel market may impact our potential to get new customers.

2

●	Competition in the mobile fuel delivery industry may negatively impact our operations.
●	Our auditors have issued a going concern opinion on our financial statements.
●	Our current dependence on a small number of fuel suppliers increases our risk of an interruption in fuel supply, impacting our operations.
●	Local governments may make and enforce laws and regulations that ban mobile fuel delivery.
●	The Company’s common stock is concentrated in a small number of shareholders.
●	Additional stock offerings in the future may dilute your percentage ownership of our company.

JOBS Act

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

An emerging growth company may also take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2026. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and, as long as we continue to qualify as an emerging growth company, we may elect to take advantage of this and other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th and our annual revenues equaled or exceeded $100 million during such completed fiscal year, or (2) the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th, regardless of our annual revenues during such completed fiscal year. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

3

THE OFFERING

Issuer	EzFill Holdings, Inc.

Common stock offered by us	10,135,135 shares

Over-allotment option	We have granted a 45-day option to the representative of the underwriters to purchase a maximum of 1,520,270 additional shares of common stock (15% of the shares of common stock sold in this offering).

Common stock to be outstanding immediately after this offering	14,651,666 shares (or 16,171,936 shares if the underwriter exercises in full its option to purchase additional shares of common stock).

Use of proceeds	We intend to use the net proceeds from this offering for acquisitions, debt repayment, and general corporate purposes, including working capital. See “Use of Proceeds” on page 14.

Lock-up	We, our more than 5% stockholders and all of our directors and executive officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of six months, with respect to our officers and directors, and three months, with respect to us and such stockholders, commencing on the date of this prospectus. See “Underwriting” beginning on page 56.

Risk factors	This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Market	Our shares are listed on the Nasdaq Capital Market under the symbol “EZFL”.

The number of shares of common stock shown above to be outstanding after this offering is based on 4,516,531 shares outstanding as of January 12, 2024 and excludes:

●	up to 100 million shares issuable pursuant to the Exchange Agreement, of which 35-65 million will be vested upon the achievement of future milestones;
●	warrants to purchase 203,629 shares of common stock at a weighted average exercise price of $4.15;
●	439,845 shares reserved for future issuance under our 2023 Equity Incentive Plan; and
●	Warrants to purchase 506,757 shares of common stock at an exercise price of $1.85, 125% of the offering price, to be issued to the Representative or its designees in this offering.

Unless otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional shares of common stock or the exercise of any Representative Warrants.

4

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.”

Our business, financial condition or operating results could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in our securities.

Risks Related to Our Business

We will require substantial additional capital to support our operations and growth plans, and such capital may not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

Revenues generated from our operations are not presently sufficient to sustain our operations and our current liabilities substantially exceeded our current assets as of September 30, 2023. Therefore, we will need to raise additional capital in the future to continue our operations. We anticipate that our principal sources of liquidity will only be sufficient to fund our activities through January 1, 2024. In order to have sufficient cash to fund our operations beyond January 1, 2024, we will need to raise additional equity or debt capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. We will be required to pursue sources of additional capital through various means, including debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. Our ability to obtain needed financing may be impaired by such factors as the capital markets and our history of losses, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to curtail or cease operations.

Uncertain geopolitical conditions could adversely affect our results of operations.

Uncertain geopolitical conditions, including the war in Israel and invasion of Ukraine, sanctions, and other potential impacts on this region’s economic environment and currencies, may cause demand for our products and services to be volatile, cause abrupt changes in our customers’ buying patterns, and interrupt our ability to supply products or limit customers’ access to financial resources and ability to satisfy obligations to us. Specifically, terrorist attacks, the outbreak of war, or the existence of international hostilities could damage the world economy, adversely affect the availability of and demand for crude oil and petroleum products and adversely affect both the price of our fuel and our ability to obtain fuel.

Operating and litigation risks may not be covered by insurance.

Our operations are subject to all of the operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing combustible liquids such as gasoline for use by consumers. These risks could result in substantial losses due to personal injury and/or loss of life, and severe damage to and destruction of property and equipment arising from explosions and other catastrophic events, including acts of terrorism. Additionally, environmental contamination could result in future legal proceedings. There can be no assurance that our insurance coverage will be adequate to protect us from all material expenses related to pending and future claims or that such levels of insurance would be available in the future at economical prices. Moreover, defense and settlement costs may be substantial, even with respect to claims and investigations that have no merit. If we cannot resolve these matters favorably, our business, financial condition, results of operations and future prospects may be materially adversely affected.

Future climate change laws and regulations and the market response to these changes may negatively impact our operations.

Increased regulation of greenhouse (GHG) emissions, from products such as petroleum and diesel, could impose significant additional costs on us, our suppliers, and our customers. Some states have adopted laws and regulations regulating the emission of GHGs for some industry sectors. Mandatory reporting by our customers and suppliers could have an effect on our operations or financial condition.

The adoption of additional federal or state climate change legislation or regulatory programs to reduce emissions of GHGs could also require us or our suppliers to incur increased capital and operating costs, with resulting impact on product price and demand. The impact of new legislation and regulations will depend on a number of factors, including (i) which industry sectors would be impacted, (ii) the timing of required compliance, (iii) the overall GHG emissions cap level, (iv)the allocation of emission allowances to specific sources, and (v) the costs and opportunities associated with compliance. At this time, we cannot predict the effect that climate change regulation may have on our business, financial condition or operations in the future.

5

Our auditors have included an explanatory paragraph in their opinion regarding our ability to continue as a going concern. If we are unable to continue as a going concern, our securities will have little or no value.

M&K CPA’s, PLLC, our independent registered public accounting firm for the fiscal year ended December 31, 2022, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2022, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position, we may not be able to continue as a going concern.

We anticipate that we will continue to generate operating losses and use cash in operations through the foreseeable future. As further set forth above, we anticipate that we will need significant additional capital by January 1, 2024, or we may be required to curtail or cease operations.

If we are unable to protect our information technology systems against service interruption, misappropriation of data, or breaches of security resulting from cyber security attacks or other events, or we encounter other unforeseen difficulties in the operation of our information technology systems, our operations could be disrupted, our business and reputation may suffer, and our internal controls could be adversely affected.

In the ordinary course of business, we rely on information technology systems, including the Internet and third-party hosted services, to support a variety of business processes and activities and to store sensitive data, including (i) intellectual property, (ii) our proprietary business information and that of our suppliers and business partners, (iii) personally identifiable information of our customers and employees, and (iv) data with respect to invoicing and the collection of payments, accounting, procurement, and supply chain activities. In addition, we rely on our information technology systems to process financial information and results of operations for internal reporting purposes and to comply with financial reporting, legal, and tax requirements. Despite our security measures, our information technology systems may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, sabotage, or other disruptions. A loss of our information technology systems, or temporary interruptions in the operation of our information technology systems, misappropriation of data, or breaches of security could have a material adverse effect on our business, financial condition, results of operations, and reputation.

Moreover, the efficient execution of our business is dependent upon the proper functioning of our internal systems. Any significant failure or malfunction of this information technology system may result in disruptions of our operations. Our results of operations could be adversely affected if we encounter unforeseen problems with respect to the operation of this system.

High fuel prices can lead to customer conservation and attrition, resulting in reduced demand for our product.

Prices for fuel are subject to volatile fluctuations in response to changes in supply and other market conditions. During periods of high fuel costs our prices generally increase. High prices can lead to customer conservation and attrition, resulting in reduced demand for our product.

Low fuel prices may also result in less demand for our product.

Low fuel prices may lead to us being unable to attract customers due to the fact that we charge a delivery price that may make our pricing less competitive.

6

Changes in commodity market prices may have a negative effect on our gross margin.

Our current fuel supplier agreements set terms and establishes formulas based on Oil Price Information Service (OPIS) pricing as of the time of wholesale acquisition, and we do not store inventory. OPIS is a leading source for worldwide petroleum pricing. There is a mark-up for retail fuel prices above wholesale cost, per standard practice in the retail fuel distribution model. Cost of goods sold includes direct labor, including drivers. Our gross margin as a percentage of revenue decreases as a result of increase in fuel costs.

The decline of the retail fuel market may impact our potential to get new customers.

The retail gasoline industry has been declining over the past several years, with no or modest growth or decline in total demand foreseen in the next several years. Accordingly, we expect that year-to-year industry volumes will be principally affected by weather patterns. Therefore, our ability to grow within the industry is dependent on our ability to acquire other retail distributors and to achieve internal growth, which includes the success of our sales and marketing programs designed to attract and retain customers. Any failure to retain and grow our customer base would have an adverse effect on our results.

Competition in the fuel delivery industry may negatively impact our operations.

We compete with other mobile fuel delivery companies nationwide. There is little to no barrier to entry and therefore, our competition in the industry may grow. Our ability to compete in our current markets and expand to new markets may be negatively impacted by our competitors’ successes. Additionally, fuel competes with other sources of energy, some of which are less costly on an equivalent energy basis. In addition, we cannot predict the effect that the development of alternative energy sources might have on our operations. We compete for customers against suppliers of electricity. Electricity is becoming a competitor of fuel. The convenience and efficiency of electricity make it an attractive energy source for vehicle drivers. The expansion of the electric vehicle industry may have a negative impact on our customer base.

Our trucks transport hazardous flammable fuel, which may cause environmental damage and liability to us.

Due to the hazardous nature and flammability of our product, we face the risk of a simple accident causing serious damage to life and property. Additionally, a spill of our product may result in environmental damage, the liability for which our Company may not be able to overcome. If we are involved in a spill, leak, fire, explosion or other accident involving hazardous substances or if there are releases of fuel or fuel products we own or are transporting, our operations could be disrupted and we could be subject to material liabilities, such as the cost of investigating and remediating contaminated properties or claims by customers, employees or others who may have been injured, or whose property may have been damaged. These liabilities, to the extent not covered by insurance, could have a material adverse effect on our business, financial condition and results of operations. Some environmental laws impose strict liability, which means we could have liability without regard to whether we were negligent or at fault.

In addition, compliance with existing and future environmental laws regulating fuel storage terminals, fuel delivery vessels and/or storage tanks that we own or operate may require significant capital expenditures and increased operating and maintenance costs. The remediation and other costs required to clean up or treat contaminated sites could be substantial and may not be covered by insurance.

Our cash flow and net income may decrease if we are forced to comply with new governmental regulation surrounding the transportation of fuel.

We are subject to various federal, state, and local safety, health, transportation, and environmental laws and regulations governing the storage, distribution, and transportation of fuel. It is possible we will incur increased costs as a result of complying with new safety, health, transportation and environmental regulations and such costs will reduce our net income. It is also possible that material environmental liabilities will be incurred, including those relating to claims for damages to property and persons.

7

Our current dependence on a single fuel supplier increases our risk of an interruption in fuel supply, impacting our operations.

Although we are in the process of establishing other sources, we currently purchase almost all of our fuel needs from two principal suppliers in Florida. We do not have a written agreement with the largest supplier, and as such, if fuel from this source was interrupted, the cost of procuring replacement fuel and transporting that fuel from alternative locations might be materially higher and, at least on a short-term basis, our earnings could be negatively affected. This supplier is also a shareholder in the Company.

Our profitability is subject to fuel pricing and inventory risk.

The retail fuel business is a “margin-based” business in which gross profits are dependent upon the excess of the sales price over the fuel supply costs. Fuel is a commodity, and, as such, its unit price is subject to volatile fluctuations in response to changes in supply or other market conditions. We have no control over supplies, commodity prices or market conditions. Consequently, the unit price of the fuel that we and other marketers purchase can change rapidly over a short period of time, including daily.

Loss of a major customer could result in a decrease in our future sales and earnings.

In any given quarter or year, sales of our products may be concentrated in a few major customers. We anticipate that a limited number of customers in any given period may account for a substantial portion of our total net revenue for the foreseeable future. The business risks associated with this concentration, including increased credit risks for these and other customers and the possibility of related bad debt write-offs, could negatively affect our margins and profits. Additionally, the Company does not have any long-term agreements with its customers. All customer agreements are cancelable at any time by either party and as such there cannot be any assurance that any customer will continue to use the Company’s services. The loss of a major customer, whether through competition or consolidation, or a termination in sales to any major customer, could result in a decrease of our future sales and earnings.

We operate in a new industry segment and may be subject to new and existing laws, regulations and oversight

The Company operates in a new industry segment, on-demand mobile fuel delivery, in which new state and local law adoptions are occurring. Effective December 31, 2020, Florida adopted Florida Fire Prevention Code (“Code”) Section 42.12 recognizing and setting various requirements for the consumer on-demand mobile fuel delivery business. Permitting authority is contemplated under an “Authority Having Jurisdiction” (“AHJ”). Other pre-existing Code provisions similarly contemplate AHJ permitting for commercial mobile fueling. Miami-Dade County, where most of our business is conducted adopted the Code by reference. Unlike some other states and counties, neither Florida nor Miami-Dade County have designated an AHJ for mobile fueling. Miami-Dade’s extensive permitting and fee schedule does not contemplate or assert permitting authority over mobile fueling, consumer or commercial. We may be subject to oversight, including audits, in existing or future areas of operation. If we cannot comply with the Code, or County, State or Federal rules and regulations or the laws, rules and regulations or oversight in areas in which we currently operate or may seek to operate, we could lose the ability to service those areas and our earnings could be affected.

Our License Agreement with Fuel Butler may be terminated and as such our expansion plans into the state of New York may be delayed

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC (“Technology Agreement”). Under the Technology Agreement, the Company licensed proprietary technology that the Company believes will allow the Company to provide its fuel service in high density areas like New York City. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. We have been in communications with Fuel Butler regarding the termination of the Technology Agreement and continue to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While we contest Fuel Butler’s claims of breach and contend that in fact Fuel Butler is in breach, we have communicated to Fuel Butler that we wish to terminate the Technology Agreement. We have sent a proposal to Fuel Butler whereby we will cease utilizing the Technology and Fuel Butler will return any shares it received under the Technology Agreement. However, to date, the Company has not had further communications with Fuel Butler regarding this matter. Currently, the Company does not expect to expand into the state of New York for the foreseeable future.

8

Risks Related to the Pending Acquisition of Next Charging

Neither the Company’s board of directors nor any committee thereof obtained a fairness opinion (or any similar report or appraisal) in determining whether or not to pursue the acquisition of Next Charging, which is owned by the Company’s largest shareholder. Consequently, you have no assurance from an independent source that the price the Company is paying for Next Charging is fair to the Company — and, by extension, its securityholders — from a financial point of view.

Neither the Company’s board of directors nor any committee thereof is required to obtain an opinion (or any similar report) from an independent investment banking or accounting firm that the price that the Company is paying for Next Charging is fair to the Company from a financial point of view, although pursuant to Nasdaq Rule 5630 the Company is required to conduct an appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis by the Company’s audit committee or another independent body of the board of directors. In analyzing the acquisition of Next Charging, the Company’s board of directors reviewed summaries of due diligence results and financial analyses prepared by management. The Company’s board of directors also consulted with legal counsel and with the Company management and considered a number of factors, uncertainty and risks and concluded that the acquisition of Next Charging was in the best interest of the Company’s stockholders. The Company’s board of directors believes that because of the professional experience and background of its directors, it was qualified to conclude that the acquisition of Next Charging was fair from a financial perspective to its stockholders. Accordingly, investors will be relying solely on the judgment of the Company’s board of directors in valuing Next Charging, and the Company’s board of directors may not have properly valued such acquisition. As a result, the terms may not be fair from a financial point of view to the public stockholders of the Company.

If the conditions to completion of the Share Exchange are not met, the Share Exchange may not occur.

Although the Share Exchange was approved by the stockholders of the Company and the members of Next Charging, specified conditions must be satisfied or waived to complete the Share Exchange. These conditions are described in detail in the Exchange Agreement and in addition to stockholder and member consent, include among other requirements, (i) receipt of requisite regulatory approvals and no law or order preventing the transactions, (ii) the representations and warranties of the representative of the members of Next Charging and of such members being true and correct as of the date of the Exchange Agreement and as of the Closing in all material respects, (iii) the Company having amended its Certificate of Incorporation to increase its authorized share capital and having completed and filed a listing of additional securities with Nasdaq and the waiting period thereunder shall have expired, and the Company shall have completed such additional requirements of Nasdaq such that the Share Exchange may be consummated in compliance with the rules and regulations of Nasdaq, (iv) no Material Adverse Effect with respect to Next Charging, (v) the members of the post-Closing board being elected or appointed, (vi) Next Charging shall have provided to the Company audited financial statements for Next Charging and related auditor reports thereon from a Public Company Accounting Oversight Board-registered auditor, which consents to the inclusion of its statements in SEC public filings, for each of the two most recently ended fiscal years and any other period audited or unaudited but reviewed financials are required to be included in the Company’s SEC filings following the closing pursuant to applicable law, and unaudited statements for any other required interim periods, and (vi) the stockholder approval by the Company’s stockholders shall have become effective under applicable law, including the requirement that an Information Statement on Schedule 14C shall have been disseminated to the Company’s stockholders at least 20 days prior to the closing of the Share Exchange. We anticipate the stockholder approval will become effective in January 2024. The Company and Next Charging cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Share Exchange may not occur, or may be delayed and such delay may cause the Company and Next Charging to each lose some or all of the intended benefits of the Share Exchange.

The Share Exchange, if it is completed, will result in significant dilution to the Company’s stockholders.

Pursuant to the Share Exchange, the Company will issue up to an aggregate of 100,000,000 shares of common stock to the Members of Next Charging, including 35-65 million shares that will be subject to vesting or forfeiture (see “Prospectus Summary”) pursuant to future milestones. Based on 4,516,531 shares of common stock outstanding as of January 12, 2024 and assuming (i) the issuance of 10,135,135 shares in this offering and (ii) the issuance of all 100,000,000 shares pursuant to the Share Exchange, following this offering and the closing of the Share Exchange, the Company will have 114,651,666 shares of common stock issued and outstanding. Of such shares, 10,135,135 shares (8.8%) will be beneficially owned by investors in this offering, 659,102 shares (0.6%) will be beneficially owned by current officers and directors of the Company, 100,875,845 shares (88.0%) will be beneficially owned by the Members of Next Charging (including shares held by entities controlled by Michael Farkas, the managing member of Next Charging), and 2,956,584 shares (2.6%) will be beneficially owned by other current shareholders of the Company.

In addition, in connection with the approval of the Share Exchange our stockholders have approved an increase in the number of shares that may be issued under our equity incentive plan from 900,000 shares to 2.9 million shares. Issuance of awards regarding such additional shares will result in further dilution to stockholders, including investors in this offering.

9

Next Charging has a very limited operating history, which makes it difficult to evaluate its business and prospects.

Next Charging has a very limited operating history, which makes it difficult to evaluate its business and prospects or forecast its future results. Next Charging is subject to the same risks and uncertainties frequently encountered by new companies in rapidly evolving markets. Next Charging’s financial results in any given quarter can be influenced by numerous factors, many of which it is unable to predict or are outside of its control, including:

●	perceptions about EV quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of EVs;

●	the limited range over which EVs may be driven on a single battery charge and concerns about running out of power while in use;

●	concerns regarding the stability of the electrical grid;

●	improvements in the fuel economy of the internal combustion engine;

●	consumers’ desire and ability to purchase a luxury automobile or one that is perceived as exclusive;

●	the environmental consciousness of consumers;

●	volatility in the cost of oil and gasoline;

●	consumers’ perceptions of the dependency of the United States on oil from unstable or hostile countries and the impact of international conflicts;
●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of EV charging systems and consumers’ perceptions about convenience and cost to charge an EV; and

●	the availability of tax and other governmental incentives to purchase and operate EVs or future regulation requiring increased use of nonpolluting vehicles.

To date, Next Charging has not generated significant revenues or achieved profitability, and may never generate significant revenues or become profitable.

Next Charging has incurred net losses since inception, and may not be able to achieve or maintain profitability in the future. Next Charging’s expenses will likely increase in the future as it develops and launches its products, expands new markets, increases its sales and marketing efforts and continues to invest in technology. These efforts to grow its business may be more costly than Next Charging expects and may not result in increased revenue or growth in its business. Next Charging will likely be required to make significant capital investments and incur recurring or new costs, and its investments (if any) may not generate sufficient returns and its results of operations, financial condition and liquidity may be adversely affected. Any failure to increase revenues sufficiently to keep pace with such investments and other expenses could prevent Next Charging from achieving or maintaining profitability or positive cash flow on a consistent basis or at all. If Next Charging is unable to successfully address these risks and challenges as it encounters them, its business, financial condition, results of operations and prospects could be adversely affected. If it is unable to generate adequate revenue growth and manage expenses, Next Charging may continue to incur net losses in the future, which may be substantial, and it may never be able to achieve or maintain profitability. Next Charging also expects its costs and expenses to increase in future periods, which could negatively affect future results of operations if revenues do not increase. In particular, Next Charging intends to continue to expend significant funds to further develop its technology. Furthermore, if Next Charging’s future growth and operating performance fail to meet investor or analyst expectations, or if it has future negative cash flow or losses resulting from investment in technology or expanding operations, this could have a material adverse effect on its business, financial condition and results of operations.

The market for Next Charging’s platform and services may not be as large as Next Charging believes it to be.

We believe the market for our values-aligned platform is substantial, but it is still relatively new, and it is uncertain to what extent or how widespread market acceptance of our platform will be or how long such acceptance, if achieved, may be sustained. Our success will depend on the willingness of people to widely adopt the Next Charging experience, values and the products and services that we offer through our platform. If the public does not perceive our products and services sold through our platform to be beneficial, or chooses not to adopt them as a result of concerns regarding privacy, accessibility, or for other reasons, including an unwillingness to confirm that they respect our five core values or as a result of negative incidents or experiences they encounter through our platform, or instead opt to use alternatives to our platform, then the market for our platform may not continue to grow, may grow slower than we expect, or may not achieve the growth potential we expect, any of which could materially adversely affect our business, financial condition, and results of operations.

Next Charging has limited experience with respect to determining the optimal prices and pricing structures for its products and services, which may impact its financial results.

Next Charging expects that it may need to change its pricing model from time to time, including as a result of competition, global economic conditions, changes in product mix or pricing studies. Similarly, as Next Charging introduces new products and services, it may have difficulty determining the appropriate price structure for future products and services, including because we may pursue business lines or enter markets in which Next Charging’s current management team has limited prior experience. In addition, as new and existing competitors introduce new products or services that compete with Next Charging’s, or revise their pricing structures, it may be unable to attract new customers at the same price or based on the same pricing model as it has used historically. As a result, Next Charging may be required from time to time to revise its pricing structure or reduce prices, which could adversely affect its business, operating results, and financial condition.

Next Charging is in a highly competitive EV charging services industry and there can be no assurance that it will be able to compete with many of its competitors which are larger and have greater financial resources.

Next Charging faces strong competition from competitors in the EV charging services industry, including competitors who could duplicate its model. Many of these competitors may have substantially greater financial, marketing and development resources and other capabilities than Next Charging. In addition, there are very few barriers to entry into the market for its services. There can be no assurance, therefore, that any of Next Charging’s current and future competitors, many of whom may have far greater resources, will not independently develop services that are substantially equivalent or superior to its services.

10

Next Charging’s competitors may be able to provide customers with different or greater capabilities or benefits than it can provide in areas such as technical qualifications, past contract performance, geographic presence and driver price. Further, many of its competitors may be able to utilize substantially greater resources and economies of scale to develop competing products and technologies, divert sales away from Next Charging by winning broader contracts or hire away our employees by offering more lucrative compensation packages. In the event that the market for EV charging stations expands, Next Charging expects that competition will intensify as additional competitors enter the market and current competitors expand their product lines. In order to secure contracts successfully when competing with larger, well-financed companies, Next Charging may be forced to agree to contractual terms that provide for lower aggregate payments to it over the life of the contract, which could adversely affect its margins. Next Charging’s failure to compete effectively with respect to any of these or other factors could have a material adverse effect on its business, prospects, financial condition or operating results.

Next Charging’s revenue growth ultimately depends on consumers’ willingness to adopt electric vehicles in a market which is still in its early stages.

Next Charging’s growth is highly dependent upon the adoption by consumers of EVs, and it is subject to a risk of any reduced demand for EVs. If the market for EVs does not gain broader market acceptance or develops slower than expected, Next Charging’s business, prospects, financial condition and operating results will be harmed. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements, long development cycles for EV original equipment manufacturers, and changing consumer demands and behaviors. Factors that may influence the purchase and use of alternative fuel vehicles, specifically EVs, include:

●	perceptions about EV quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of EVs;

●	the limited range over which EVs may be driven on a single battery charge and concerns about running out of power while in use;

●	concerns regarding the stability of the electrical grid;

●	improvements in the fuel economy of the internal combustion engine;

●	consumers’ desire and ability to purchase a luxury automobile or one that is perceived as exclusive;

●	the environmental consciousness of consumers;

●	volatility in the cost of oil and gasoline;

●	consumers’ perceptions of the dependency of the United States on oil from unstable or hostile countries and the impact of international conflicts;
●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of EV charging systems and consumers’ perceptions about convenience and cost to charge an EV; and

●	the availability of tax and other governmental incentives to purchase and operate EVs or future regulation requiring increased use of nonpolluting vehicles.

The influence of any of the factors described above may negatively impact the widespread consumer adoption of EVs, which would materially and adversely affect Next Charging’s business, operating results, financial condition and prospects.

11

Risks Related to Ownership of Our Common Stock and this Offering

Our stock price is expected to fluctuate significantly.

Our common stock was approved for listing on The Nasdaq Capital Market under the symbol “EZFL” and began trading on September 15, 2021. There can be no assurance that an active trading market for our shares will be sustained. The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	geopolitical developments affecting supply and demand for oil and gas and an increase or decrease in the price of fuel;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	competition from existing companies in the space or new competitors that may emerge;

●	issuance of new or updated research or reports by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	additions or departures of key management or technology personnel;

●	disputes or other developments related to proprietary rights, including intellectual property, litigation matters, and our ability to obtain patent protection for our technologies;

●	announcement or expectation of additional debt or equity financing efforts;

●	sales of our common stock by us, our insiders or our other stockholders; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the Company.

A significant percentage of the Company’s common stock is held by a small number of shareholders.

One beneficial owner controls approximately 20% of our outstanding common stock as of January 12, 2024, and our officers and directors beneficially own approximately an additional 15% of our outstanding common stock. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. In addition, the conversion of existing convertible notes, occurrence of sales of a large number of shares of our common stock, or the perception that these conversions or sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock, which can in turn affect the market price of our common stock.

Our Amended and Restated Certificate of Incorporation includes an exclusive forum provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any derivative actions, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, our directors, officers or employees.

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of Delaware, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. To the extent that any such claims may be based upon federal law claims, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act of 1933, as amended, provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses of our Amended and Restated Certificate of Incorporation would not apply to such suits. The choice of forum provisions in our Amended and Restated Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. By agreeing to these provisions, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Amended and Restated Certificate of Incorporation” to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

12

We have never paid dividends on our capital stock, and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.

We have not paid dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future indebtedness we may incur could preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain from an investment in our common stock for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our common stock if the price of our common stock increases.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On August 22, 2023, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 (the “Form 10-Q”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2,500,000 (the “Stockholders’ Equity Requirement”). As reported in its Form 10-Q, the Company’s stockholders’ equity as of June 30, 2023 was approximately $1,799,365. As of September 30, 2023, the Company’s stockholders’ equity was $137,506. The Staff’s notice has no immediate impact on the listing of the Company’s common stock on Nasdaq.

On October 1, 2023, the Company submitted its compliance plan to Nasdaq and is awaiting Nasdaq’s compliance determination. If the plan is accepted, the Staff may grant the Company an extension period of up to 180 calendar days from the date of the deficiency notice to regain compliance.

There can be no assurance that the Staff will accept the Company’s plan to regain compliance with the Stockholders’ Equity Requirement, or, if accepted, that the Company will evidence compliance with the Stockholders’ Equity Requirement during any extension period that the Staff may grant. If the Staff does not accept the Company’s plan or if the Company is unable to regain compliance within any extension period granted by the Staff, the Staff would be required to issue a delisting determination. The Company would at that time be entitled to request a hearing before a Nasdaq Hearings Panel to present its plan to regain compliance and to request a further extension period to regain compliance. The request for a hearing would stay any delisting action by the Staff.

If we are unable to achieve and maintain compliance with such listing standards or other Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

We have elected to take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act, the information that we provide to stockholders may be different than they might receive from other public companies.

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements;

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting and delaying the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of the above-referenced exemptions and we may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of any of these reduced reporting burdens in this 10K, although we may choose to do so in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies that comply with public company effective dates.

13

Additional stock offerings in the future may dilute your percentage ownership of our company.

Given our plans and expectations that we may need additional capital and personnel, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 10,135,135 shares offered in this offering at an assumed public offering price of $1.48 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $0.544 per share. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $13.3 million (or $15.3 million if the underwriter exercises its over-allotment option in full) after deducting the underwriting discounts and commission and estimated offering expenses payable by us.

We intend to use the net proceeds received from this offering as follows: Approximately $6 million for acquisitions (including the acquisition of SEI and related license payments), approximately $920,000 for repayment of debt with an interest rate of 8% and maturity dates of January 2024 and March 2024, and the remainder for general corporate purposes, including working capital.

We will retain broad discretion over the use of these proceeds. Pending any use as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock immediately after this offering.

The net tangible book value (negative) of our common stock as of September 30, 2023 was ($217,095), or ($0.057) per share of common stock. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding shares of common stock.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering. After giving effect to our sale of 10,135,135 shares in this offering at an assumed public offering price of $1.48 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value as of September 30, 2023 would have been $13,057,905 or $0.936 per share. This represents an immediate dilution in net tangible book value of $0.544 per share to purchasers of common stock in this offering, as illustrated in the following table:

Assumed public offering price per share		$1.48
Net tangible book value per share as of September 30, 2023	$(0.057)
Increase in net tangible book value per share attributable to new investors	0.993

Pro forma net tangible book value per share at September 30, 2023 after giving effect to the offering		$0.936

Dilution per share to new investors		0.544

If the underwriters exercise their option to purchase additional shares in full, pro forma net tangible book value as of September 30, 2023 would increase to $15,116,655 or $0.977 per share, and dilution would be $0.503 per share.

14

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2023:

●	on an actual basis; and

●	on a pro forma basis to give effect to our sale in this offering of 10,135,135 shares of common stock at an assumed public offering price of $1.48 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock,” and the financial statements and related notes appearing elsewhere in this prospectus.

	Actual	Pro Forma
Cash	$405,230	$13,680,230
Total liabilities	$6,258,535	$6,258,535
Stockholders (deficit) equity:
Common Stock, $0.0001 par value per share, 50,000,000 shares authorized, 3,962,461 shares issued and 3,812,461 shares outstanding, actual, 13,947,596 shares outstanding pro forma	$396	$1,395
Additional Paid-in Capital	$42,026,591	$55,300,592
Accumulated deficit	$(41,889,481)	$(41,889,481)
Total Stockholders’ Equity	$137,506	$13,412,506

The information above is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing and excludes:

A $0.50 increase (decrease) in the assumed public offering price of $1.48 per share shown on the cover page of this proforma, would increase (decrease) the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on a pro forma basis by approximately $4.6 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of one million shares offered by us would increase (decrease) cash and cash equivalents, total stockholders’ equity (deficit) and total capitalization on a pro forma basis by approximately $11.9 million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

Overview

We were incorporated under the laws of Delaware in March 2019. We are in the business of operating mobile fueling trucks and are headquartered in Miami, Florida. EzFill provides its customers the ability to have fuel delivered to their vehicles (cars, boats, trucks) without leaving their home or office and to construction sites, generators and reserve tanks.

Our mobile fueling solution gives our fleet, consumer and other customers the ability to fuel their vehicles with the touch of an app or regularly scheduled service, and without the inconvenience of going to the gas station.

On April 27, 2023, the Company executed a 1-for-8 reverse stock split and decreased the number of shares of its authorized common stock from 500,000,000 shares to 50,000,000 and its preferred stock from 50,000,000 to 5,000,000. As a result, all share activity has been restated as if the reverse stock split had been consummated as of the beginning of the respective period.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the U.S., or GAAP. We have identified certain accounting policies as critical to understanding our financial condition and results of our operations. For a detailed discussion on the application of these and other accounting policies, see the notes to our financial statements included in this prospectus.

15

Results of Operations

The following table sets forth our results of operations for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2022	2022
Revenues	$6,163,682	$4,091,403	$17,525,677	$10,185,902
Cost of sales	5,813,957	4,208,155	16,529,030	10,288,176
Operating expenses	1,684,340	3,476,261	6,250,013	9,830,523
Depreciation and amortization	278,442	480,632	829,137	1,277,108
Operating loss	(1,613,057)	(4,073,645)	(6,082,503)	(11,209,095)
Other income (expense)	(613,681)	(2,764)	(961,817)	(5,684)
Net loss	$(2,226,738)	$(4,076,409)	$(7,044,320)	$(11,215,589)

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure which we use in our financial performance analyses. This measure should not be considered a substitute for GAAP-basis measures, nor should it be viewed as a substitute for operating results determined in accordance with GAAP. We believe that the presentation of Adjusted EBITDA, a non-GAAP financial measure that excludes the impact of net interest expense, taxes, depreciation, amortization, and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of our financial results. Non-GAAP measures are not formally defined by GAAP, and other entities may use calculation methods that differ from ours for the purposes of calculating Adjusted EBITDA. As a complement to GAAP financial measures, we believe that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability.

The following is a reconciliation of net loss to the non-GAAP financial measure referred to as Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net loss	$(2,226,738)	$(4,076,409)	$(7,044,320)	$(11,215,589)
Interest expense	622,777	29,721	966,374	64,666
Depreciation and amortization	278,442	480,632	829,137	1,277,108
Stock compensation	158,379	272,726	689,289	1,145,472
Adjusted EBITDA	$(1,162,140)	$(3,293,330)	$(4,559,520)	$(8,728,343)

Gallons delivered	1,486,199	994,447	4,384,211	2,375,921
Average fuel margin per gallon	$0.57	$0.43	$0.57	$0.47

Three months ended September 30, 2023, compared to the three months ended September 30, 2022

Revenues

We generated revenues of $6,163,682 for the three months ended September 30, 2023, compared to $4,091,403 for the prior year, an increase of $2,072,279 or 51%. This increase is primarily due to a 49% increase in gallons delivered and an increase in fees. The additional gallons were in existing as well as new markets.

Cost of sales was $5,813,957 for the three months ended September 30, 2023, compared to $4,208,155 for the prior year. The $1,605,802 or 38% increase in cost of sales is due to the increase in sales as well as the hiring of additional drivers, primarily in new markets. Our gross profit improved year over year due to higher fuel revenues as well as increased delivery fees and driver efficiency.

16

Operating Expenses

We incurred operating expenses of $1,684,340 during the three months ended September 30, 2023, compared to $3,476,261 during the prior year, a decrease of $1,791,921 or 52%. This decrease was primarily due to decreases in payroll, stock based compensation, marketing and public company expenses.

Depreciation and Amortization

Depreciation increased in the current year as a result of the increase in the fleet of delivery vehicles. Amortization decreased in the current year as a result of the impairment of goodwill and other intangible assets recorded in the fourth quarter of 2022.

Other Income (Expense)

Interest expense increased in the current year due to increased borrowing for truck purchases during 2022.

Nine months ended September 30, 2023 compared to the nine months ended September 30, 2022

Revenues

We generated revenues of $17,525,677 for the nine months ended September 30, 2023, compared to $10,185,902 for the prior year, an increase of 7,339,775 or 72%. This increase is primarily due to an 85% increase in gallons delivered and an increase in fees. The additional gallons were in existing as well as new markets.

Cost of sales was $16,529,030 for the nine months ended September 30, 2023, compared to $10,288,176 for the prior year. The $6,240,854 or 61% increase in cost of sales is mainly due to due to the increase in sales as well as the hiring of additional drivers, primarily in new markets. Our gross profit improved year over year due to higher fuel revenues as well as increased delivery fees and driver efficiency.

Operating Expenses

We incurred operating expenses of $6,250,013 during the nine months ended September 30, 2023, as compared to $9,830,523 during the prior year, a decrease of $3,580,510 or 36%. This decrease was primarily due to decreases in payroll, stock based compensation, marketing and public company expenses.

Depreciation and Amortization

Depreciation increased in the current year as a result of the increase in the fleet of delivery vehicles. Amortization decreased in the current year as a result of the impairment of goodwill and other intangible assets recorded in the fourth quarter of 2022.

Other Income (Expense)

Interest expense increased in the current year due to increased borrowing for truck purchases during 2022.

The following table sets forth our results of operations for the year ended December 31, 2022, and 2021:

	Year Ended December 31,
	2022	2021
Revenues	$15,044,721	$7,233,957
Cost of sales	15,218,234	7,027,274
Operating expenses	12,648,629	8,102,934
Impairment of goodwill, other intangibles and fixed assets	2,894,516	-
Depreciation and amortization	1,769,621	872,834
Operating loss	(17,486,279)	(8,769,085)
Other income (expense)	(19,486)	(614,312)
Net loss	$(17,505,765)	$(9,383,397)

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure which we use in our financial performance analyses. This measure should not be considered a substitute for GAAP-basis measures, nor should it be viewed as a substitute for operating results determined in accordance with GAAP. We believe that the presentation of Adjusted EBITDA, a non-GAAP financial measure that excludes the impact of net interest expense, taxes, depreciation, amortization, impairment of goodwill, other intangibles and fixed assets, and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of our financial results. Non-GAAP measures are not formally defined by GAAP, and other entities may use calculation methods that differ from ours for the purposes of calculating Adjusted EBITDA. As a complement to GAAP financial measures, we believe that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability.

17

The following is a reconciliation of net loss to the non-GAAP financial measure referred to as Adjusted EBITDA for the year ended December 31, 2022, and 2021:

	Year Ended December 31,
	2022	2021
Net loss	$(17,505,765)	$(9,383,397)
Interest expense, net	19,486	768,985
Depreciation and amortization	1,769,621	872,834
Impairment of goodwill, other intangibles and fixed assets	2,894,516	-
Stock compensation	1,412,283	1,896,074
Adjusted EBITDA	$(11,409,859)	$(5,845,504)

Gallons delivered	3,614,844	2,308,764

Year ended December 31, 2022 compared to the Year ended December 31, 2021

Revenues

We generated revenues of $15,044,721 for the year ended December 31, 2022, compared to $7,233,957 for the year ended December 31, 2021, an increase of $7,810,764 or 108%. This increase is due to a 57% increase in gallons delivered as well as an increase in the average price per gallon.

Cost of sales was $15,218,234 for the year ended December 31, 2022, resulting in a gross profit of $(173,513), compared to $206,683 for the prior year. The $8,190,960 or 117% increase in cost of sales is due to the increase in sales and an increase in labor costs primarily related to the expansion to new markets.

Operating Expenses

We incurred operating expenses of $12,648,629 during the year ended December 31, 2022, as compared to $8,102,934 during the prior year, an increase of $4,545,695 or 56%. This net increase consisted of a decrease of $483,791 in stock compensation expense and an increase of $5,029,486 in other operating expenses. The increase was primarily due to increases in payroll, sales and marketing, insurance, technology, and public company expenses.

Depreciation and Amortization

Amortization increased in the current year as a result of the acquisition of a fueling business. Depreciation increased in the current year as a result of purchases of vehicles and delivery equipment.

Impairment of Goodwill, Other Intangibles and Fixed Assets

During the year ended December 31, 2022, the Company recorded an impairment loss of $1,987,500 related to a license of technology for which the Company has proposed termination of the agreement and which is not expected to generate any revenue in 2023. The Company recorded impairment of $258,114 related to materials purchased for construction of delivery vehicles to reduce the carrying value to the expected realizable value. Goodwill is considered impaired, and the Company recognized an impairment loss of $166,838, or the remaining balance of goodwill, during the year ended December 31, 2022. This loss was primarily due to the fall in the Company’s stock price and the decrease of the Company’s market capitalization as well as past operating performance. As a consequence, management forecasts were revised, and additional risk factors were applied. The fair value of the intangibles was estimated using a combination of market comparables (level 1 inputs) and expected present value of future cash flows (level 3 inputs) and as a result impairment was recorded for a total of $482,064.

Other Income (Expense)

Interest expense decreased in the current year due to the early repayment in September 2021 of pre-IPO debt.

18

Net Losses

We sustained a net loss of $17,505,765 for the year ended December 31, 2022, as compared to $9,383,397 for the prior year, an increase of $8,122,368 or 87% as a result of the above.

Liquidity and Capital Resources

Cash Flow Activities

As of September 30, 2023, we had approximately $405,230 in cash and investments compared to approximately $4,186,875 at December 31, 2022.

As of December 31, 2022, we had an accumulated deficit of $(34,845,161). We have incurred net losses since inception and have funded operations primarily through sales of our common stock and issuance of notes payable, including to related parties. As of December 31, 2022, we had $4,186,875 in cash and investments, as compared to December 31, 2021, when we had $16,924,146 in cash and investments.

Operating Activities

Net cash used in operating activities was $5,439,667 for the nine months ended September 30, 2023, which was made up primarily by the net loss of $7,044,320 and offset by non-cash adjustments for a net amount of $1,604,653. Net cash used in operating activities was $8,983,886 during the prior year, which was made up primarily by the net loss of $11,215,589 and offset by non-cash adjustments for a net amount of $2,231,703.

Net cash used in operating activities was $(11,599,581) for the year ended December 31, 2022, which was made up primarily by the net loss and partially offset by stock compensation of $1,412,283 and depreciation and amortization of $1,769,621 and impairment loss of $2,894,516. Net cash used in operating activities was $(6,306,761) during the prior year, which was made up primarily by the net loss and partially offset by an increase in stock-based compensation of $1,896,074, warrants and shares to lenders of $248,011, and depreciation and amortization of $872,834.

Investing Activities

During the nine months ended September 30, 2023 net cash provided by investing activities was $2,149,614. The cash provided was the result of maturity and sale of debt securities. Net cash used by investing activities during the nine months ended September 30, 2022 was $2,731,696 primarily the result of the acquisition of fixed assets, primarily trucks used for delivery of fuel to our customers.

Financing Activities

We generated $1,624,490 of cash flows from financing activities during the nine months ended September 30, 2023, including $3,321,100 in new loans for truck purchases, $250,000 loan from a related party, less principal repayments of $1,942,610 and received proceeds from the issuance of common stock from the ATM of $25,308 and recorded related expenses of $25,308. We generated $2,731,913 of cash flows from financing activities during the nine months ended September 30, 2022, including $1,000,000 borrowings under our bank line of credit and $2,187,122 in new loans for truck purchases, less principal repayments of $455,209.

We generated $2,533,589 of cash flows from financing activities during the year ended December 31, 2022, including $3,191,308 from new debt borrowings, less $657,719 for the repayment of debt. All of the pre-acquisition debt was repaid following our IPO. In 2021, we generated $24,370,464 of cash flows from financing activities, including $28,750,000 less related expense of $(3,500,426) from the Initial Public Offering, $2,990,572 from new debt borrowings and $115,000 from sale of shares, less $3,984,682 for the repayment of debt. All of the pre-acquisition debt was repaid following our IPO.

Sources of Capital

The Company has sustained net losses since inception and does not have sufficient revenues and income to fully fund the operations. As a result, the Company has relied on equity and debt financings to fund its activities to date. For the nine months ended September 30, 2023, the Company had a net loss of $7,044,320. At September 30, 2023, the Company had an accumulated deficit of $41,889,481. The Company anticipates that it will continue to generate operating losses and use cash in operations through the foreseeable future.

There is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its initiatives or attain profitable operations. The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully expand to new markets, competition, and the need to enter into collaborations with other companies or acquire other companies to enhance or complement its product and service offerings. There can be no assurances that financing will be available on terms which are favorable to us, or at all. If we are unable to raise additional funding to meet our working capital needs in the future, we will be forced to delay, reduce, or cease our operations

19

Although our financial statements for the year ended December 31, 2022 were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended December 31, 2022 contains a going concern qualification in which said firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. The Company has sustained a net loss since inception and does not have sufficient revenues and income to fully fund the operations. As a result, the Company has relied on loans from stockholders and others as well as stock sales to fund its activities to date. For the year ended December 31, 2022, the Company had a net loss of $17,505,765. At December 31, 2022, the Company had an accumulated deficit of $34,845,161.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

BUSINESS

Overview

EzFill is a leading on-demand fuel delivery company in South Florida and the only mobile fueling company that combines on-demand fills and subscription services which fill customer vehicles on routine intervals for the consumer, fleet, marine and other specialty markets. The emergence of the digital technology, GPS-Based / On-Demand consumer deliveries, and the sharp increase in home delivery of products and services during the COVID-era are trends expected to continue in the post-COVID economy. The increased adoption rate of such ‘at home’ or ‘at work’ delivery of products and services has become the method both individual and commercial customers prefer.

EzFill provides customers in South Florida the ability to have fuel delivered to their vehicles (cars, trucks, and specialty vehicles) without having to leave the comfort of their home, office, and job site. EzFill’s app-based platform conveniently brings the gas station to customers with a growing fleet of EzFill-branded, Mobile Fueling Trucks. EzFill’s business verticals align to the high-use, high demand cases in vehicle operations. These are; individual CONSUMERS, COMMERCIAL entities and SPECIALTY vehicle markets.
An EzFill Mobile Delivery Truck

For CONSUMERS, EzFill services individual “consumer” customers directly at their residences or places of work. In the consumer vertical, EzFill customers sign-up for EzFill services individually, or as part of an employer which offers discounted EzFill services to their employees as an employee benefit while at work at offices, in office parks or on-job locations. Fuel deliveries are completed at optimal times during the day for ‘at work’ customers or at night for residential deliveries.

In the COMMERCIAL vertical, EzFill provides vital fuel delivery services to commercial fleets of delivery trucks, rental cars, livery operators, and job sites. Deliveries for the commercial vertical are completed during down-times, when the majority of commercial vehicles are at designated locations. This method also allows EzFill to complete multiple fills at once, while providing the commercial customers the benefit of a fleet of fueled vehicles ready for operations on any given morning.

In the SPECIALTY vertical, EzFill adapts to each market based on the type of vehicles that can benefit from “at location” fuel delivery. In EzFill’s home market, Florida, their “specialty” vertical services hundreds of boat owners at their homes or at marinas at which they are docked. EzFill’s specialty market also includes equipment rental companies, construction job sites, agricultural operations, motorsports events and recreational vehicle grounds.

EzFill Model – Resolving Pain Points in the Consumer and Commercial Fuel Customer Markets

EzFill’s experience in this market indicates that the legacy gas station model is ripe for disruption specifically by a model which works to address major issues with the status of the industry, such as:

●	Convenience. People find going to the gas station inconvenient and time consuming. Leaving the house a little late in the morning on an empty tank means arriving late to the office or stopping for gas on your way home after a long day is inconvenient. This number does not include the time it takes to drive to and from the gas station. Our solution saves our customers valuable time and shaves time off of our customers’ commutes to and from work. Our Mobile Fueling Truck brings a convenient fueling solution that is disrupting the current industry by saving our customers valuable time and helping them to avoid the stress of not having a full tank of gas.

20

●	Fleet Driver Expense. When fleet managers send their vehicles to the gas station to fill up, they are paying for: (i) the driver to take the vehicle to the gas station; (ii) the gas the vehicle consumes on the way to and from the gas station; (iii) wear and tear on the vehicle being driven to the gas station; and (iv) indirectly the downtime for the vehicle being driven to the gas station, which usually will be during the regular working day due to the fact that an employee must take the vehicle there. When fleet managers use EzFill, they only pay for gas and we fill up the vehicles after hours so there is no downtime during the regular working day.

●	Fleet Driver Fraud. Research conducted by Fleet News confirmed the 64% of fleets have been the victims of fuel theft or fuel fraud. According to a survey conducted by Shell, 93% of fleet managers think that some of their drivers are committing fraudulent activity and 41% of fleet managers think that more than 10% of their drivers are committing fraudulent activity. According to Shell’s research, 48% of fleet managers think that improving practices to tackle fraud could reduce a fleets fuel spend by more than 5% and 14% of fleet managers believe it would reduce fuel spend by more than 10%. EzFill’s solution tackles fraud head on by taking the drivers out of the equation. EzFill brings the gas directly to our customers fleets and reduces the risk of driver related fuel fraud.

●	Operating Costs. The rising cost of real estate in major metros, over the past couple of years has caused many gas stations to close their doors, leaving major cities without significant competition, which could lead to higher local gas prices. According to data provided by Fueleconomy.gov there were 168,000 gas stations in 2004, compared to just 115,000 gas stations reported by marketwatch.com in February 2020 (a 31% drop). EzFill’s App-based approach lowers our underlying costs and allows us to offer gas with competitive pricing in each zip code in which we operate.

●	Safety Concerns. Gas stations have a reputation of being unsafe locations. This reputation developed due to the many robberies and assaults that occur at gas stations. According to FBI crime data, over the past five years 1.3% of all violent crimes occurred at gas stations. Violent crimes such as robberies and assaults are commonplace at gas stations because often, customer’s need to exit their vehicles in remote and secluded areas, at late hours, with improper lighting and security at the location. EzFill’s Mobile Fueling Trucks address these safety issues by bringing the gas to the consumer, who, from the comfort of their home or office can order a fill-up via our App without even going outdoors. The customer simply needs to place the order and leave the gas tank access open on their vehicle.

●	Fraud Concerns. Gas stations are hubs for fraud issues. These issues primarily emanate from gas stations employing mostly old-fashioned magnetic strip credit card readers. Gas stations experience hundreds of millions of dollars in credit card fraud annually. According to the Florida Department of Agriculture, more than 1500 skimmers were found at Florida gas stations in 2019. A study from FICO, found that fraud from credit card skimmers is increasing at a rate of 10% per year. The US Secret Service reports finding between 20 and 30 credit card skimmers at gas pumps, per week. EzFill’s platform does not store any customer credit card data and uses the latest in credit card processing technology to verify cards and secure customers’ payments to ensure authenticity of purchases.

●	Addressing Environmental Concerns. We can never eliminate our environmental exposure completely. However, by delivering fuel to areas with high vehicle density, we are lowering the environmental impact by reducing the number of separate trips our customers make to refuel their vehicles. Since EzFill sources direct from oil companies on a daily basis, we have a very high turnover of inventory and do not store our fuel in underground tanks. All our tanks go through a rigorous annual inspection, plus they are visually inspected before and after every shift to ensure proper fuel storage and no loss of vapors. A rapid turnover of inventory and daily tank inspections are not available for underground tanks used by retail gas stations.

●	Sanitary and Touchless. According to a study conducted by the Kymberly Clark Group, the gas station pump handle is the dirtiest surface Americans touch on their way to work. Also, according to a recent study conducted by busbudy.com, gas station pumps have 11,000 times more bacteria than the common household toilet seat, while pump station buttons contain 15,000 times more. In addition to being germ and bacteria infested, a recent article by njtvonline.org highlighted the near impossibility of social distancing at self-service gas stations, further exacerbating the health risks of going to the gas station. Proper social distancing is required to help stop the spread of Covid-19. Our service is a sanitary and touch free way for our customers to get gas. We believe our service eliminates one of the dirtiest and most unhealthy places from our customers once mandatory to-do list.

21

Our Product Offerings

We provide gas delivery via our Mobile Fueling Trucks in the greater South Florida area as well as in the Tampa and Orlando areas, and expect to soon begin fueling in other areas in Florida. Our goal is to service all our customers across all our lines of business at predictable locations during vehicle downtimes. Our fleet currently includes 24 Mobile Fueling Trucks that we utilize to deliver fuel directly to our customers. We have three major lines of business and to our knowledge we are the only company in the space which fuels all three verticals:

1. SERVICING CONSUMERS AT HOME AND AT WORK

We offer residential fueling services to customers who can request a fuel delivery through our app and have fuel delivered directly to their vehicle, from the comfort of their home or apartment building, while they go about their night. We offer convenient weekly schedules to our residential customers, so they can live with the comfort of knowing that they will never be without a full tank of gas when they need it. Additionally, our competitive pricing keeps our residential customers from having to travel out of their neighborhood for lower gas prices. Our residential customers currently pay a delivery fee of $4.99 for each delivery or they have the option to pay $9.99 per month for unlimited deliveries. We may increase these prices in the future. We currently offer delivery to residential customers in Miami-Dade, Broward, and Palm Beach counties, as well as the Orlando and Tampa areas, and expect to soon begin deliveries in other parts of Florida. Our service is a great new amenity for condominiums, which has been widely used by residents of the buildings we service and has been enhancing residents’ experience.

Through entering agreements with local and national businesses, we work directly with businesses human resource departments to offer employee perks, and fuel employees’ cars while they are working. This is a creative benefit for employers to offer, enabling their employees to have their cars filled, stress free. Additionally, we work directly with the landlords of corporate office parks to bring the amenity of EzFill to their tenants. Our corporate employee fueling is currently done at competitive prices with no delivery fee. Our corporate office park solution offers benefits to employers and EzFill. Benefits to employers include: (i) a new perk to offer their employees; and (ii) happier employees who do not have to waste precious time going to the gas station. Benefits to EzFill include: (i) multiple deliveries at one location creates efficiencies and cuts operating costs; (ii) the employers serve as “influencers” which reduces our marketing costs for each location; and (iii) push-marketing by the employers also results in more residential consumer fills.

2. SERVICING COMMERCIAL ENTITIES

We partner with and offer national and local businesses who operate fleets an alternative solution for fueling their fleet to reduce the businesses operational costs and improve fleet efficiency. Our solution for fleets helps businesses: (i) save money spent on expensive gas stations; (ii) save money on paying employees to go to gas stations; (iii) eliminate unnecessary wear and tear to Company fleet vehicles on trips to the gas station; (iv) better monitor their gas consumption; (v) eliminate employee mistakes (putting regular gas into a diesel engine); and (vi) prevent theft by employees (customers have reported instances where it was months before they realized their employee was making unauthorized charges on their fleet card). This product offering is sold with zero fees, our fleet customers pay only for the gas they consume. We may charge delivery fees to fleet customers in the future.

3. SERVICING SPECIALTY MARKETS

EzFill delivers fuel directly to other, market-specific personal and commercial vehicles and tanks. In our home market, the prevalence of boats and boat owners was the first specialty market we developed, particular to the south Florida area which is the base of our services. Marina gas stations are some of the highest priced in the country. We offer low prices and pre-scheduling so our marine customers can get affordable fuel whenever they need it. The same is true for the markets which we have targeted to enter. In these markets we find similar, market-specific vehicles which our future customers use for; construction or agricultural purposes, personal or recreational vehicle use, or sporting events where a large concentration of vehicles can be serviced at specific locations.

Customers

In addition to our individual, residential customers, we also have structured relationships with property management companies and builders who co-market our services as a benefit to their residents and allow our trucks to enter their communities to fill vehicle owners at their single family homes, condominiums or apartments. Employers who have offered at-work fueling as a corporate perk have included Ryder, Norwegian Cruise Lines, Carnival Cruise Lines, Royal Caribbean, Telemundo, Loreal, Y Green, and more. Customers we have signed up through our corporate offerings may also be customers of our residential offering. Our services are very flexible, and our residential customers do not have to sign any long-term commitments with us and can decide not to use our service whenever they choose.

Our commercial vertical has serviced the fleets for many national and local businesses, such as a leading national delivery company, a leading national grocer, a leading OEM, Enterprise, Telemundo, Easy Scripts and Air Around the Clock

In our specialty market vertical, we service hundreds of boats at various marinas across Miami-Dade and Broward Counties, as well as boats at customers’ homes. We are a preferred delivery partner for a mobile application with thousands of boat-owner users. We have recently begun developing this line of business and it is growing, mostly through existing customer outreach and strategic partnerships with marinas.

22

Software Systems, IT, User Interface and Experience

Our software systems provide us logistical and cost saving efficiencies that allow us to forecast the need for truckloads of fuel to effectively service clusters of customers in a specific area or zip code. At the front end of our system, we employ an app-based approach that provides all our customers with an easy-to-engage user interface and ordering system. Customers are able to select the times and locations of their on-demand or routinely scheduled fills and manage their account on their mobile device or desktop system.

In the back end of our system, we aggregate customer orders based on their location and expected gallon demand for their vehicles. The aggregation of customer orders based on these variables triggers a truckload fill of one of our mobile tankers designated for each of the customer orders our system generates.

Our software and IT systems have been developed and customized in-house to provide cost-saving efficiencies which produce higher margins than traditional, gas station fuel margins.

We are planning to expand our software capabilities using AI and machine learning algorithms that will, among other things, automatically generate outbound “fill reminder” communications to customers based on their recorded usage amounts and time intervals.

Our Mobile Application

The EzFill Mobile Application has been designed for iPhone and Android devices with our customers and convenience in mind.

Sign Up: The EzFill App provides a quick and easy registration process.

Profile Management: The EzFill App provides easy profile management where users can seamlessly update personal information, such as: vehicle details and location, this way we are able to provide the best services to our customers.

Location Sharing: This feature enables our customers to simply drop a pin at their location on an integrated map which lets our driver know where to deliver the fuel.

Request Fuel Delivery: The EzFill App lets our customers pick the type and quantity of fuel to be delivered in addition to the time and date of availability.

Weekly Delivery Schedule: The EzFill App also enables our customers to preschedule weekly deliveries, on a specific day of the week. This feature enables our customers to request their delivery for a specific time window, this ensures they can schedule their fill up at convenient times when they would be busy attending other tasks and their car is idle.

23

Push Notifications: The EzFill App has a push notification feature. This allows us to keep customers informed of all the activities associated with the service they have requested. We also use it to keep our customers updated with recent offers and discounts, which helps to boost customer satisfaction and promotes our business.

Transaction History: The EzFill App offers our customers the ability to always view their transaction history. This gives our customers an option to check the previous fuel delivery requests and bills.

Our Market Opportunity

Information provided by Statista indicates that there are about 286 million registered cars in the United States as of Q1 2023. According to the US Energy Information Administration, in 2022 the US used approx. 369 million gallons of fuel per day, with Florida utilizing nearly 21 million gallons per day. According to Statista.com, in 2022, US gas stations produced revenues of roughly 738 billion dollars. EzFill wants to take advantage of the growing number of US drivers and the dwindling number of gas stations by bringing the gas directly to the consumers. We feel that our service is years in the making and solves many problems posed by the legacy gas station. EzFill presents a new way for Americans to get gas: at home, at the office, wherever, on demand.

The on-demand market continues to grow. On-demand companies are operating and growing in the:

●	Trucking & Delivery Services
●	Food Delivery Services
●	Beauty Services
●	Housekeeping Services
●	Healthcare Services
●	Laundry Services

EzFill believes that the on-demand market will continue to grow and this growth will benefit its gas delivery model.

We believe our market opportunity is to expand into major MSAs across the continental U.S. with sufficient concentration of business and residential customers. We want to be in locations where people rely heavily on their personal cars to get places. Based on our research, we have identified several major MSAs across the U.S that would be attractive for expansion.

As we expand to a new market, we plan to employ a strategy that has helped us build a strong base of business in our existing market. The strategy we developed begins with sales in our fleet category to build a base of business in the target city, while developing and strengthening our delivery operations. Next, after launch, we secure corporate and landlord agreements to allow us to begin marketing our services to their employees and tenants. These agreements include fueling at large office parks during daytime hours and fueling at residential buildings during nighttime hours.

We generate business through establishing corporate and landlord partnerships, we then leverage companies’ internal communication channels to market directly to their employees or residential tenants. By implementing our digital marketing campaigns as well as placement of our content throughout residential and corporate facilities, we are able to develop greater brand awareness. We coordinate with our partners to set up organic marketing efforts with our brand ambassadors to help increase recognition and assist users with downloading the app and setting up their accounts.

24

Our Growth Strategy

Our strategy is to leverage our established business partnerships and generate organic methods of acquiring new markets. This has given us significant brand recognition by the consumer and has enabled us to acquire competitor territories. In doing so, we have generated a substantial presence and footprint in the regional area in which we operate. As we continue to develop our business relationships and expand our geographic footprint in Florida, our goal is to open in new markets along the east coast.

EzFill’s current focus is on expanding its geographic footprint. We aim to open in new markets along the east coast in the future both organically and through acquisitions of existing companies in the space. We make our expansion decisions based off of research into optimal target markets where public transportation is less prevalent, leading to more residents owning cars and the areas where a demand for lifestyle improving technology is present. We also consider State/City/County regulations when assessing new areas to expand into. We are targeting high potential locations with the least regulations on mobile fuel delivery.

EzFill currently has strategic partnerships with businesses across industries such as property management, parking solutions services, travel industry, delivery industry, transportation and logistics, marinas, and other diversified business sectors. By establishing these strategic business-to-business relationships, we are able to offer cost effective business solutions, whether through human resource departments as employee perks, optimization of efficiency for fleet companies, or tenant satisfaction by adding amenities.

EzFill believes a strategic partnership with a major oil company will help with our expansion by enabling us to lower cost and attract a larger customer base by selling branded gasoline. However, there cannot be any assurance that EzFill will be able to obtain such a strategic partnership. The oil companies Exxon and Shell are both in the mobile fuel delivery space though investments in mobile fueling companies.

Technology License Agreement

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC (“Licensor”), under which the Company licensed certain proprietary technology. Under the terms of the license, the Company issued 33,216 shares of its common stock to the Licensor upon signing. The Company also issued 41,520 shares to the Licensor in May 2021 upon the filing of a patent application related to the licensed technology. Upon completion of the Company’s IPO, 23,251 shares were issued to the Licensor. The Company will issue up to 91,344 additional shares to the Licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 66,432 shares at an exercise price of $3.76 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the Licensor for the purchase price of 132,864 of its common shares. Until the Company exercises one of these options, it will share with the Licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology. Under the Technology Agreement, the Company licensed proprietary technology that it believed would enable the Company to expand its services to provide its fuel service in high density areas. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. The Company has been in communications with Fuel Butler regarding the termination of the Technology Agreement and continues to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While the Company contests Fuel Butler’s claims of breach and contends that in fact Fuel Butler is in breach, the Company has communicated to Fuel Butler that it wishes to terminate the Technology Agreement. The Company has sent a proposal to Fuel Butler whereby it would cease utilizing the Technology and Fuel Butler would return any shares it received under the Technology Agreement. Accordingly, the Company considers the license to be fully impaired and has fully amortized the license as of December 31, 2022.

Competition

EzFill is a mobile fuel delivery service and competes with other local fuel delivery companies and gas stations. We differentiate ourselves by allowing our customers to request our service via a mobile app and delivering the fuel directly to the end user. We use our innovative technology and excellent concierge service to offer convenient fueling solutions to all our vertical markets at different times of the day to maximize the efficiency of each mobile fueling truck. To our knowledge, there are no significant mobile fueling competitors in the markets we currently serve.

We distinguish ourselves from our competitors by:

●	Prioritizing our customer’s experience and satisfaction;
●	Streamlining our customers ordering experience;
●	Rigorously vetting and training our drivers;
●	Providing the latest in scheduling, GPS technology, and payment systems;
●	Offering competitive pricing in the zip codes which we service;
●	Providing all our customers with certified, accurate reports and detailed invoices.

Though the electric vehicle industry is growing, we do not consider this relatively new subsegment of the vehicle market a threat to our business model or growth trajectory. The vast majority of vehicles are gas or diesel powered and the entire fuel industry is a major component of the economy. According to way.com 6% of the vehicles sold in the U.S. in 2022 were electric vehicles. However, with the planned acquisition of Next Charging, EzFill hopes to be prepared for the electric future.

25

Additionally, the continued growth of the electric vehicle industry means more and more traditional gas stations are closing because of: (i) high overhead because of rising real-estate prices; (ii) lack of demand due to electric vehicle adoption; and (iii) their inability to fuel vehicles outside of their station. Our mobile fueling solution allows us to service many zip codes with one truck, so if sales slowdown in one area we are able to transition seamlessly to areas with higher demand.

The Next Charging Acquisition and Perceived Impact on EzFill

The Next Charging transaction discussed below, while approved by our shareholders and management, has not closed yet. EzFill cannot tell you whether the deal will close with any certainty. The discussion below is theoretical and only applicable if the deal closes. Additionally, even if the deal closes, EzFill cannot tell you with any certainty that it will be able to properly integrate Next Charging, or that the integrated entities will be able to achieve the lofty milestones set forth in the transaction agreement, or that the achievement of any of the milestones will lead to the success of the combined entities.

If the transaction closes, post transaction EzFill will continue normal operations and the below is expected to be added as additional lines of business. There will likely be a new organizational structure as a result of the requirement of the Exchange Agreement to appoint Mr. Farkas to our board of directors as Executive Chairman.

Description of Next Charging’s Business

Overview, General Nature and Scope of Next Charging’s Business

Next Charging is a developmental stage company working on solutions in the renewable energy/wireless electric vehicle (“EV”) charging space. Next Charging has plans to develop and deploy smart microgrids coupled with renewable energy generation, battery storage and wireless EV charging solutions all over the United States, and eventually globally.

Next Charging believes that its merger with the Company/ EzFill is a component in its business plan and acquisition strategy. EzFill has many fleet customers that are already beginning the transition to electric vehicles, and by offering wireless EV charging solutions Next Charging can assist these fleet owners with their transition to EV.

NextNRG LLC (“NextNRG”), a subsidiary of Next Charging, is a development stage company working on solutions in the renewable energy/wireless EV charging space. Following the acquisition of SEI, NextNRG’s solutions are expected to be supported by exclusive licenses to seven patented technologies developed by Florida International University (“FIU”). These technologies were tested on the largest smart grid dataset in the world. The patents target two different renewable energy industry sectors - smart microgrids/Virtual power plants (“VPP”), and wireless power transfer (“WPT”) technology, created to wirelessly charge EVs. The licenses held by SEI are exclusive and worldwide, and require milestone payments of $75,000 upon the achievement of $2.0 million in net revenues and an annual royalty payment of $50,000 in 2024, $60,000 in 2025 and $75,000 for each year thereafter (in the case of microgrid technologies) and $40,000 in 2024, $50,000 in 2025 and $60,000 for each year thereafter (in the case of the wireless charging technologies), subject to the receipt of change of control fee ($350,000 in the case of microgrid technologies and $300,000 in the case of the wireless charging technologies) in each case payable upon the acquisition of SEI by Next Charging.

26

The main drivers of renewable energy can be summarized in the following points:

●	Increased global need for energy;
●	Decreasing costs of renewable energy plants;
●	Regulations aiming to decrease pollution from fossil fuel;
●	Political will to use clean and sustainable energy sources; and
●	Incentives and subsidies.

The market size for microgrid was estimated at $30.5 billion in 2022 and is expected to reach $168 billion by the end of 2032 (precedenceresearch.com). The global annual market size for solar farms was valued at $61 billion in 2021 and is projected to reach $228.7 billion by 2030 (verifiedmarketresearch.com).

Next Charging believes that through strategic deployment it should be able to build and operate clean energy systems on commercial properties, schools and municipal buildings. The electricity will help customers gain access to electricity where not otherwise available, reduce electricity bills, progress towards decarbonization targets and support resource management needs throughout their asset lifecycles. Next Charging expects its primary product offering will be entering into leases or easements with building or landowners and revenue contracts to sell the power generated by the solar energy system to those landowners, or various commercial, utility, municipal and community solar off-takers. In addition to the sale of clean power, Next Charging plans to address customer needs through wireless EV charging and energy storage offerings, and where applicable, the delivery of gasoline.

The primary challenge that the renewable sources market faces is the uncertainty around energy generation. This problem leads to system supply/demand imbalances that can interrupt power and increase costs. FIU’s Artificial Intelligence (“AI”)/Machine Learning (“ML”)-based patented technologies increase forecasting accuracy and efficiency and allow users to combine renewable power sources to improve the power system’s resiliency. The second challenge is the cost of building renewable energy microgrids. To address this challenge, NextNRG hopes to capitalize on government incentives currently available for the deployment of renewable energy solutions. Next Charging believes its offerings will provide multiple advantages to future customers relative to the status quo, such as:

●	Lower electricity bills: Once established, this process should allow for solar energy credits to get directly applied to a customer’s utility bill, which should allow them to realize immediate savings.
●	Increased accessibility of clean electricity: Through deployment of microgrid and solar solutions it believes it should be able to provide clean electricity to customers who otherwise would not have been able to construct on-site solar (e.g. apartment and condominium customers). This increases the total addressable market and enables energy security for all.
●	Supporting clean energy ecosystem: Demand for clean sources of electricity is anticipated to only increase. Next Charging plans to support future customers in their continued transition to the clean energy ecosystem through its microgrid, solar and battery storage systems as well as wireless EV charging stations. It expects that its expansion of product offerings will allow it to support even more customers in this transition.

In simple terms, a microgrid is a small-scale power grid that can operate independently or collaboratively with other small power grids. FIU’s technology is designed to mitigate risk of utilizing renewable energy, while maximizing energy output efficiencies. Microgrids serve as an effective platform for integrating distributed energy resources (“DERs”) and achieving optimal performance in reduced costs and emissions while bolstering the resilience of a city, a building, or rural communities’ electrification systems. Additionally, they achieve cost savings through peak shaving and selling excess power to offtakers.

Upon consummation of the acquisition of SEI and satisfaction of related license obligations, NextNRG will benefit from a license to four patented technologies which enable the creation of smart microgrids and virtual power plants (“VPP”). The algorithms used to secure the patents were developed with the support and research of Federal agencies and have been tested and proven on the infrastructure of the largest renewable energy company in the world. Certain of the above technologies are currently being utilized with approximately 6 million of a renewable energy company’s customers. The combined technologies are referred to as the Next Smart Microgrid and potential products based on these technologies are explained in more detail below.

27

The RenCast Predictor

●	The RenCast predictor is an online tool which can be independently installed with current and new solar systems using an open API architecture. It can be deployed as a software as a service (“SaaS”) or on-premises depending on customer needs. The RenCast predictions are based on weather parameters coupled with past and future data. Its use of global data sources improves its output accuracy. RenCast uses ML based systems and methods to forecast renewable energy generation using weather station and sensor data.
●	The RenCast Predictor’s renewable energy generation forecast includes a 5-minute, 15-minute, 1-hour, or 7-day prediction with up to 93% accuracy. The system includes weather sensors and imaging cameras. Weather parameters include wind speed, wind direction, ambient temperature, precipitation, atmosphere turbidity, and translucency. The forecaster receives this data from a geo-satellite feed, estimates the cloud cover, and derives the cloud shading profile. The processor receives and uses aggregation data to forecast renewable energy generation.
●	The RenCast Predictor uses the web service API to implement photovoltaic (“PV”)-generation forecasts into the algorithms (e.g., economic dispatch), enabling customers to accurately plan and manage renewable energy generation.

Smart Microgrid Controller

●	The Smart Microgrid Controller integrates and synthesizes systems and AI/ML from multiple power sources to create a comprehensive overview of which source the microgrid should be pulling its energy from.
●	The Smart Microgrid Controller uniquely addresses customer needs to optimize renewable energy use. As smaller versions of main energy grids, microgrids can operate in grid-connected and “island” mode as needed. For example, when severe weather affects the energy grid, a microgrid can operate autonomously using its local energy sources to power buildings or facilities. It connects and disconnects from the grid through a grid-forming inverter, which performs black-starts to independently restart the grid. Using the Smart Microgrid Controller ensures that the customer is always using its best and most reliable source of energy.

The Battery State of Charge (“SOC”) System

●	The Battery SOC provides AI/ML systems to forecast SOC of the systems’ lithium-ion batteries.
●	The system uses a multi-step forecasting process and experimentally obtained decreasing C-rate datasets and with ML to forecast the system batteries’ SOC. The multi-step approach combines at least one univariate technique with ML techniques to forecast first C-rate, voltage, current, and SOC percentage to the ML model and forecast the battery’s SOC using an optimizer and ML model. The parameters from a second C-rate are collected by the battery analyzer and can be stored on the machine-readable medium to train the ML model(s) before forecasting. The forecasted battery SOC can be displayed in operable communication with the processor, the machine-readable medium, and the battery analyzer. This enables the customer to always be informed on the stored energy and health of each battery in the system.

Battery storage is vital. It supports integrating and expanding renewable energy sources, such as solar power, while reducing reliance on fossil fuels. Storing excess energy generated during periods of high renewable generation (sunny or windy) helps mitigate the reliability issues associated with renewable power sources. This equipment can dramatically improve electrification in rural areas, on tribal lands, and in low-income communities in-need of clean, reliable power. Battery energy storage systems provide a versatile and scalable solution for energy storage and power management, load management, backup power, and improved power quality.

The Portable Emergency AC Energy (“PEACE”) Controller

●	The Peace Controller is a smaller version of the smart microgrid that uses the same AI/ML technologies to provide a mobile source of renewable power in the case of local energy interruption. The controller’s short-term goal is to provide uninterrupted clean energy to consumers during and after natural disasters to power emergency appliances, and for daily use to reduce the energy costs. Long-term the controllers can be scaled up as medium-to-large scale power hubs to provide grid services and network resilience.
●	During power outages the PEACE supplier serves as a mobile power source for users with PV and/or energy storage systems. PEACE can also provide power when users do not have sufficient solar energy for their needs. The supplier includes an inverter to create seamless three-way connection between a PV cell or system, an energy storage unit, and the power grid. Additionally, PEACE includes a web application that displays the location, battery SOC, power generation, local weather systems, and charts.

28

The RenCast Predictor, the Smart Microgrid Controller, Battery SOC, and PEACE Controller can be combined to turn a renewable energy microgrid into a “smart” system that uses AI/ML to increase the system’s efficiencies by up to 10%. SEI’s smart microgrid solution aggregates accurate estimates of future energy generation and SOC and programs the Smart Microgrid Controller to optimize the energy use based on the customer’s needs.

HOPES Controller (“VPP”)

●	The HOPES controller is still under development.
●	The HOPES controller will allow microgrids in different locations to communicate and control to facilitate VPP applications and provide a VPP concept for grid-connected renewable energy sources.
●	The software component will include predictive and prescriptive computation models to address and mitigate the concerns facing high-penetration scenarios into the grid. The controller allows consumers to integrate novel computational tools for state-of-the-art renewable energy generation forecasting, wide-area aggregation, optimize dynamic renewable hosting capacity, intelligently synchronize devices, and dispatch on-demand. The HOPES Controller will integrate and manage small-to-large-scale renewable energy solutions across smart grids. Additionally it will integrate renewable energies to the grid. The HOPES controller connects individual plants to build a VPP that transfers energy between locations connected through transmission lines based on availability and demand to improve the overall system resiliency.

The HOPES Controller will be able to:

●	Conduct short-term forecasting of the power generated by the renewable energy power plant.
●	Execute a dispatch for bulk energy transfer using a hybrid energy storage module to minimize renewable energy curtailment and increase the renewable energy hosting capacity.
●	Predict renewable energy generation intermittencies with wide-area aggregation using a wavelet theory-based transformation model and cooperative game theoretic modeling.
●	Conduct predictive smart load control to effectively use renewable energy and hybrid energy modules to address critical and deferrable loads and minimize system instabilities.
●	Support functionalities for energy pricing and economics of the grid-connected renewable energy to ensure feasibility of intelligence and visibility of renewable energy.
●	Work with utility-level applications like distributed energy resource management systems and advanced distribution management systems to optimize existing renewable energy power plants.

The first deployments of the Next Charging Smart Microgrid are expected to be on tribal land in the United States. The reason Next Charging is targeting tribal land is because, in 2022, the U.S. Energy Department’s Office of Indian Energy issued a report citing that nearly 17,000 tribal homes were without electricity, with most being in southwestern states and in Alaska. Assistant Secretary for Indian Affairs Mr. Bryan Newland testified before Congress that 1 in 5 homes on the Navajo Nation and more than one-third of homes on the neighboring Hopi reservation are without electricity. Our goal is to work with the Native American Tribes to reduce this number to zero.

29

At each location where the NextNRG Smart Microgrid is deployed, Next Charging plans to evaluate the possibility of deploying Next Charging’s wireless EV charging solutions. These solutions are explained in more detail below.

EV wireless charging offers several benefits:

●	By definition, the number one benefit of wireless EV charging is that there are no wires. EV owners do not need to carry heavy charging cables or plug their cars in at every charging station, alleviating range anxiety.
●	EV charging cables can become damaged over time, particularly in extreme heat and cold areas, which can be hazardous to the vehicle and its owner. No wires mean less risk, and replacing cables is expensive, too.
●	Wireless charging is simply more convenient, even when only available as static charging – and if and when dynamic charging becomes a reality, it will be extremely convenient as well.

Next Charging’s primary patent covers an electric vehicle charging station, designed as a bumper, that ensures proper alignment between the vehicle’s battery charger and the charger pad in the charging station.

●	Integrated sensors detect the vehicle’s position as it parks.
●	A built-in radio frequency receiver identifies the vehicle through a unique code.
●	Once the system verifies payment with a server, an internal processor activates wireless, inductive charging.
●	The entire setup offers a seamless integration of sleek design, precise vehicle detection, and secure payment verification for efficient charging.
●	Next Charging’s parking bumper patent is the integration of a networked wireless charging bumper with a contactless payment system, and advanced communication protocols and encryption methods.
●	Next Charging is in the process of purchasing the exclusive license for three patents in the wireless power transfer (“WPT”) space - two for the static transfer of energy and one for the dynamic transfer of energy:

The licensed WPT solutions are based on a unique analog architecture. The static solution also provides a bi-direction (grid to vehicle and vehicle to grid) power transfer which allows a charged EV to serve as a reserve generator for the home in case of power failure.

To date, Next Charging’s static and dynamic solutions have been designed and prototypes are being tested at 25 kwh of output in a laboratory environment at FIU. Next Charging expects for this static WPT solution to automate EV charging such that drivers do not need to do anything to charge. There are no cables inside or outside of the car.

Next Charging expects for its dynamic WPT solution to be implemented on highways and public roads so it can provide essentially unlimited range for EVs without plugging-in or stopping for recharging. These solutions will revolutionize the future of transportation systems. Next Charging is working with FIU to deploy the dynamic WPT solution as a pilot for use on their campus and demonstrate its capabilities.

Next Charging’s solutions are not expected to be affected by rain, snow, ice, dust, or dirt. They will be a clean and safe way to charge EVs. Next Charging expect that its bidirectional WPT systems will support connecting grid-to-vehicle (“G2V”) and vehicle-to-grid (“V2G”). It also plans for its systems to be able to integrate with the grid to help create a resilient network to handle disaster conditions. For example, during a hurricane in areas with power outages, EVs with V2G capability would be able to power hospitals, homes, and other critical infrastructure to create a reliable, longer lasting energy source.

Next Charging believes that it is positioning itself to be able to offer a combination of: (i) wireless charging outputs from 25kwh; (ii) bi-directional wireless charging; and (iii) both static and dynamic wireless EV charging.

The microgrid, solar, and EV Charging markets in the U.S. have been growing steadily with the presence of key players engaged in research and development to increase efficiency and decrease the cost of the components. Next Charging believes the confluence of multiple clean energy trends creates a significant market opportunity. According to the U.S. Energy Information Administration (“EIA”), the U.S. spends $400 billion on electricity each year, of which $200 billion is spent on C&I. An additional $98 billion of investment will be required to meet the country’s 2030 sustainability goals. Renewable energy microgrids have proven an effective tool to help communities respond to natural disasters, and support countries who depend on foreign oil supplies. It may be necessary to rapidly increase the scale and scope of renewable generation assets in the U.S. in order to meet the various targets and commitments set by corporations and governments.

30

Agreements and Collaborations

License Agreement with Florida International University

SEI has exclusive licenses to a portfolio of seven patents owned by FIU. Following the acquisition of SEI, Next Charging will be obligated to pay fixed royalty payments for the licenses to FIU on an annual basis. The terms of the licenses shall continue for the life of the patents or until terminated by either party, pursuant to the terms of the licenses. Next Charging will also have certain performance obligations pursuant to the terms of the licenses.

Intellectual Property

Next Charging is the owner of US Patent No. 10,836,269 B2 which is a patent for an inductive charging parking bumper with automatic payment processing.

SEI’s licenses from FIU relate to the following U.S. patents covering wireless electric vehicle charging: US Patents Numbered: 10637294; 9919610; and 9731614.

SEI’s licenses from FIU relate to the following U.S. patents covering smart microgrid technology: US Patents Numbered: 10326280; 10969436; 10958211; and 11022720.

Next Charging has also filed trademark applications for “NextCharge,” “Next Charge,” “Next Charging,” “NextCharging,” “NextNRG,” “NextNRG,” and the Next logo.

Next Charging owns the domain names: NextCharging.com and NextNRG.com

Regulatory

Although Next Charging is not regulated as a public utility in the United States under applicable national, state or other local regulatory regimes where it conducts business, it expects to compete primarily with regulated utilities. As a result, it has developed and is committed to maintaining a policy team to focus on the key regulatory and legislative issues impacting the entire industry. It believes these efforts help it better navigate local markets through relationships with key stakeholders and facilitate a deep understanding of the national and regional policy environment.

To operate its systems, Next Charging will need to obtain interconnection permission from the applicable local primary electric utility. Depending on the size of the solar energy system and local law requirements, interconnection permission will be provided by the local utility directly to Next Charging and/or future customers. In almost all cases, interconnection permissions are issued on the basis of a standard process that has been pre-approved by the local public utility commission or other regulatory body with jurisdiction over net metering policies. As such, no additional regulatory approvals are required once interconnection permission is given.

Next Charging’s future operations will be subject to stringent and complex federal, state and local laws, including regulations governing the occupational health and safety of our employees and wage regulations. For example, it is subject to the requirements of the federal Occupational Safety and Health Act, as amended (“OSH Act”), and comparable state laws that protect and regulate employee health and safety. Next Charging endeavors to maintain compliance with applicable OSH Act and other comparable government regulations.

Government Incentives

Federal, state and local government bodies provide incentives to owners, distributors, system integrators and manufacturers of solar energy systems to promote solar energy in the form of rebates, tax credits, payments for renewable energy credits (“RECs”) associated with renewable energy generation and exclusion of solar energy systems from property tax assessments. These incentives should enable Next Charging to lower the price it will charge future customers for energy from, and to lease, solar energy systems, helping to catalyze customer acceptance of solar energy as an alternative to utility-provided power. In addition, for some investors, the acceleration of depreciation creates a valuable tax benefit that reduces the overall cost of the solar energy system and increases the return on investment.

31

The Inflation Reduction Act of 2022 (the “IRA”), which was passed in August 2022, substantially changed and expanded existing federal tax benefits for renewable energy. The IRA extended the existing framework for investment tax credits (“ITC”) offered by the federal government under Section 48(a) of the Internal Revenue Code (the “Code”) for the installation of certain solar power facilities owned for business purposes. Prior to the IRA, if construction on the facility began before January 1, 2020, the amount of the ITC available was 30%, if construction began during 2020, 2021, or 2022 the amount of the ITC available was 26%, with additional step downs in later years. Projects placed in service before January 1, 2022 are still set at 26%. However, with the enactment of the IRA, solar power facilities installed between 2022 and 2032 will receive a 30% ITC of the cost of installed equipment for ten years so long as the facilities meet wage and apprenticeship requirements or are less than 1 MWac, which will decrease to 26% for solar power facilities installed in 2033 and to 22% for solar power facilities installed in 2034; and for those solar power facilities installed in 2022, the ITC has increased from 22% to 30% if the ITC has not yet been claimed. The prevailing wage rates also must be paid for alteration and repair during the 5 years after a project is placed in service.

Pursuant to the IRA, certain ITC projects are eligible for a 10% domestic content bonus so long as the facilities meet wage and apprenticeship requirements, if all the steel and iron are produced in the United States and at least 40% of the facility is produced in the United States, which domestic content percentage requirement increases for facilities that start construction after 2024 and eventually reach 55% for projects which begin construction in 2027 or later.

Pursuant to the IRA, certain ITC projects are eligible for an additional 10% or 20% energy community bonus so long as the facilities meet wage and apprenticeship requirements, and if the facility owner applies for and receives an environmental justice allocation from the Internal Revenue Service (the “IRS”). Solar (and certain related storage) facilities that are less than 5 MWac that are either located in a low-income community or on Indian land, or are part of a qualified low-income residential building project or a qualified low-income economic benefit project qualify. For example, qualified low-income economic benefit projects can receive a 20% bonus if low-income households receive at least one-half of the financial benefits. The IRS provided taxpayers guidance in Notice 2023-18 for determining the requirements for allocation of the ITC bonus. The IRA also included additional incentives, including in relation to stand-alone storage and claiming interconnection costs under the ITC in certain situations.

Additionally, the Inflation Reduction Act has secured historic levels of funding specifically for Tribal Nations and Native communities, including $32 billion in the American Rescue Plan, $13 billion in the Bipartisan Infrastructure Law, and more than $720 million in the IRA.

The U.S. Department of Energy’s Clean Energy for Low Income Communities Accelerator partnered with state and local leaders that committed $335 million to help 155,000 low-income households access renewable energy and efficiency to save up to 30% or more on energy bills.

In addition to the incentives at the federal government, more than half of the states, and many local jurisdictions, have established property tax incentives for renewable energy systems that include exemptions, exclusions, abatements and credits. Approximately thirty states and the District of Columbia have adopted a renewable portfolio standard (and approximately eight other states have some voluntary goal) that requires regulated utilities to procure a specified percentage of total electricity delivered in the state from eligible renewable energy sources, such as solar energy systems, by a specified date. To prove compliance with such mandates, utilities must surrender solar renewable energy credits (“SRECs”) to the applicable authority. Solar energy system owners such as our investment funds often are able to sell SRECs to utilities directly or in SREC markets. While there are numerous federal, state and local government incentives that benefit our business, some adverse interpretations or determinations of new and existing laws can have a negative impact on Next Charging’s business.

Manufacturing and Supply

Next Charging plans to purchase equipment, including solar panels, inverters, batteries, wireless charging station components from a variety of manufacturers and suppliers. If one or more of the suppliers and manufacturers that Next Charging relies upon to meet anticipated demand reduces or ceases production, it may be difficult to quickly identify and qualify alternatives on acceptable terms. In addition, equipment prices may increase in the coming years, or not decrease at the rates it has historically experienced, due to tariffs or other factors. Eventually, Next Charging believes it will be manufacturing some, if not all, of its products in-house.

Employees

As of November 30, 2023, Next Charging had 6 full-time employees.

Facilities

Next Charging leases approx. 3,000 square feet of office space, located at 407 Lincoln Road, Ste 9F, Miami Beach, FL 33139.

EzFill’s platform aligns with Next Charging’s goal of developing refueling stations nationwide. By integrating with EzFill’s platform, Next Charging’s fueling centers can promote a unified, forward-thinking approach to refueling services where both ICE and EV refueling/recharging services co-exist. As EVs continue to claim a larger market share of vehicle sales, traditional gas station investments are poised to decline in value. This shift augments the potential value of EzFill’s app-based fuel delivery services, especially with the decline in traditional gas stations. By leveraging EzFill’s distinct proficiency in app-based fuel delivery, this venture is positioned not only as today’s premier integrated ICE provider but also as the EV trailblazer of tomorrow. Therefore, we believe that the planned acquisition of Next Charging will create a leader in the ICE fueling, wireless EV charging, and the broader renewable energy solutions industry.

32

Government Regulation

Our industry has certain government regulations, EzFill is dedicated to ensure that we are always operating in a way that is in compliance with all applicable regulations.

1.	DOT/Hazmat Registration: We are required to be registered with the Department of Transportation to transport and dispense hazardous materials. EzFill as a company is registered to transport and dispense hazardous material.

2.	Weights and Measures: In order to ensure the accuracy of our fuel sales to customers, our fuel meters and registers have to be calibrated and certified by the Florida Department of Agriculture. EzFill’s fuel meters and registers have been calibrated and certified by the Department of Agriculture to be a fuel retailer.

3.	CDL Licensing with Hazmat Endorsement: Drivers are required to have a Commercial Driver’s License with a Hazmat endorsement in order to operate the Mobile Fueling Trucks. All of our drivers have their Commercial Driver’s License with the Hazmat endorsement.

Our operations may also be subject to local fire marshal regulations, which varies in the different cities and counties. EzFill keeps up to date on the local regulations in each of the locations it operates and does ample research into local regulations before opening in any new location.

The costs of compliance includes general liability insurance, workers’ comp. insurance, vehicle insurance, meters and registers maintenance for yearly inspection, vehicle maintenance for yearly inspection, hazmat permits and licensing, safety procedures and equipment, emergency response team, and live safety monitoring system.

Our safety protocol includes:

●	Training
●	Management oversight
●	Live tracking 24-7
●	Safety spill kits
●	Automatic pump shut off system
●	24-7 800# support line

We have implemented a safety protocol and monitoring system that allows us to operate at maximum efficiency in optimal safety conditions. Our drivers carry the proper commercial driver’s licenses and endorsements and are fully trained and certified to transport and dispense fuel. We have been licensed by the U.S. Department of Transportation and our fueling trucks have been fitted with safety equipment and emergency tools such as spill kits, fire extinguishers, emergency response handbook and a dedicated 24/7 emergency responder support team in the event of emergency situations. We have management oversight around the clock to ensure safe operations. We have an emergency response team on call, in the unlikely situation where there is a spill, the emergency response team will come to the scene to control and properly handle the clean up of any hazardous materials. We also have state of the art technology that enables us, in real-time, to track the location of our Mobile Fueling Trucks and the inventory levels of each Mobile Fueling Truck.

Corporate Information

EzFill FL, LLC was established on July 27, 2016 in the state of Florida. The assets of EzFill, LLC were acquired as of April 9, 2019 by EzFill, Holdings Inc. (formed in March of 2019) which purchased certain assets of EzFill FL LLC’s mobile fueling business. The business is headquartered in South Florida.

Our principal executive offices are located at 67 NW 183rd Street, Miami, FL 33169, and our telephone number is 305-791-1169. Our website address is ezfl.com. Information contained on, or accessible through, our website is not a part of this Annual Report on Form 10-K.

Ezfl.com, EzFill, and other trade names, trademarks, or service marks of EzFill appearing in this prospectus are the property of EzFill. Trade names, trademarks, and service marks of other companies appearing in this prospectus Report on Form 10-K are the property of their respective holders.

Employees

As of January 12, 2024, we had a total of approximately 50 employees, all of whom were full-time. None of our employees are covered by a collective bargaining agreement, and we consider our relations with our employees to be good.

Properties

We lease office space at 2999 NE 191st Street, Aventura, FL 33180 and pay approximately $21,800 per month, including operating expenses and taxes, we currently sublet this property at a rate of $16,000 per month. We lease our current office space at 67 NW 183rd Street and pay $6,955 per month. Additionally, we have office space and parking for our trucks at our fuel supplier located at 2965 E. 11th Ave., Hialeah, FL 33013. We also have access to parking for our trucks at various locations of Palmdale Oil Company in Florida. We believe our current office space is sufficient to meet our needs.

Legal Proceedings

We are not party to, and our property is not the subject of, any material legal proceedings.

33

MANAGEMENT

The following table sets forth the names and ages of all of our directors and executive officers. Our Board of Directors is currently comprised of seven members, who are elected annually to serve for one year or until their successor is duly elected and qualified, or until their earlier resignation or removal. Executive officers serve at the discretion of the Board of Directors and are appointed by the Board of Directors.

Name	Age	Position
Yehuda Levy	30	Interim Chief Executive Officer, Principal Executive Officer & Director
Michael Handelman	64	Chief Financial Officer, Principal Financial and Accounting Officer
Avi Vaknin	45	Chief Technology Officer
Daniel Arbour	40	Director
Jack Leibler	83	Director
Bennet Kurtz	63	Director
Sean Oppen	49	Director

Executive Biographies

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Yehuda Levy (Interim CEO, Principal Executive Officer and Director)

Yehuda is one of EzFill’s founders, who had the vision to start a mobile fueling company to service clients initially in Miami Beach back in 2016. He is a graduate of Yeshiva University with a major in Math and Economics and a minor in Finance. He has been working in the mobile fueling industry since its inception and understands every facet of the Company’s sales and operations and how to maximize its opportunities for growth. In 2019, he sold the client base and other assets of his company to EzFill. Levy stayed on post-acquisition and has been an integral part of the Company ever since. He has served in various roles in Operations, Finance, Sales, and Marketing, including most recently as Vice-President, Operations through the date of this appointment to interim CEO.

Michael Handelman (CFO, Principal Financial Officer, Principal Accounting Officer)

Mr. Michael Handelman, age 64, has served as an independent consultant with chief financial officer duties since July 2015. Since July 2015, he has managed the securities reporting, year-end and interim closings, consolidated financial reporting, financial planning and day-to-day accounting operations of companies and their subsidiaries. From February 2011 to June 2015, Mr. Handelman was the CFO of a biopharmaceutical company. Mr. Handelman holds a Bachelor of Science in accounting and holds an inactive certified public accountant license.

Avi Vaknin (CTO)

Vaknin has extensive experience in developing startups and rapid growth in the technology market. Vaknin holds a bachelor’s degree in computer science from the Hebrew University in Israel. After serving in the Israeli military, he worked at Intel Technology in Israel, leading the training team and helping Intel Israel with the production of the Pentium CPU used in many devices today. This experience honed his skills in cybersecurity and technology and gave him invaluable experience in the semiconductor industry. In 2004, Vaknin founded Telx Technologies, a company specializing in advanced system design, cybersecurity, cloud computing, cloud telecom, and custom software application programming.

Daniel Arbour (Director)

Mr. Arbour has over 16 years of experience in building multi-disciplinary high performance work teams and working with board members to ensure corporate and organizational deliverables are established. From 2018 to 2022, Mr. Arbour was the CEO of Shell TapUp, a mobile fueling company, where he managed other executives and more than 300 employees in cross-functional roles.

Mr. Jack Leibler (Independent Board Member)

Mr. Jack Leibler previously served as an adjunct professor at New York University. In 1964, Mr. Leibler graduated from Yale Law School and was admitted to the state bar of New York in 1965. From 1965 to 1972, Mr. Leibler worked at various law firms. From 1972 to 1998, Mr. Leibler was employed at the Port Authority of New York and New Jersey, where he was involved in several large-scale programs. Upon retiring from the Port Authority of New York and New Jersey, Mr. Leibler began a consulting company, consulting large private interests through 2013. Since 2016, Mr. Leibler has been retired. Mr. Leibler’s term as a member of the Board will continue until its expiration or renewal at the Company’s next annual meeting of shareholders or until his earlier resignation or removal.

Bennett Kurtz (Director)

Mr. Kurtz has been the president and chief executive officer of Kurtz Financial Group, a privately held venture capital/investment banking firm, since July 2001. From January 2020 to March 2023, Mr. Kurtz was the CFO of First Phosphate Corp., he now serves as the chief administrative officer. Mr. Kurtz’s term as a member of the Board will continue until its expiration or renewal at the Company’s next annual meeting of shareholders or until his earlier resignation or removal.

Sean Oppen (Independent Board Member)

Mr. Sean Oppen, age 49, has been a managing member of Strategic Exchange Management, LLC since 2002. Mr. Oppen has experience in evaluating international investment and lending opportunities in small to medium size businesses.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. Other than as set forth above, there are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

34

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors or executive officers (including those of our subsidiaries) have:

●	had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

●	been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Jack Leibler, Bennet Kurtz, and Sean Oppen are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s corporate governance principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Corporate Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Board Leadership Structure

Our Board believes it is important to retain flexibility in allocating the responsibilities of the CEO and Chairman of the Board in any way that is in the best interests of our Company based on the circumstances existing at a particular point in time. Accordingly, we do not have a strict policy on whether these roles should be served independently or jointly. Currently, we do not have anyone service as Chairman of the Board. Mr. Levy currently serves as our Interim CEO.

We do not have a separate Lead Independent Director.

The Board’s Role in Risk Oversight

The Board as a whole actively oversees management of the Company’s risks and looks to its audit committee, as well as senior management, to support the Board’s oversight role. The Company’s Audit Committee assists with oversight of financial risks. The full Board regularly receives information through committee reports and from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, technical and strategic risks.

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Our Board of Directors provides management oversight, helps guide the Company on strategic planning and approves the Company’s operating budgets. Our independent directors meet regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

Our Board holds regularly scheduled quarterly meetings. In addition to the quarterly meetings, typically there is at least one other regularly scheduled meeting and other communication each year.

35

Board Committees

Our Board has established an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at https://ezfl.com/ under the “Investors – Governance” tab.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee meet the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s accounting, auditing, and reporting practices. The Audit Committee’s responsibilities include: (1) to select and retain the Company’s independent auditors, (2) to approve all audit, and permitted non-audit and tax services that may be provided by the independent auditors, and establish policies and procedures for pre-approval of permitted services by the Company’s independent auditors or other registered public accounting firms on an on-going basis (3) to review and discuss with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes), (4) to recommend to the Board that the audited financial statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section be included in the Company’s Form 10-K and whether the Form 10-K should be filed with the SEC; and to produce the audit committee report required to be included in the Company’s proxy statement, (5) to review and discuss with the Company’s independent auditors and management the Company’s quarterly financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to be included in the Company’s quarterly report on Form 10-Q before the Form 10-Q is filed; and to review and discuss the Form 10-Q for filing with the SEC, (6) to review and discuss with management and the Company’s independent auditors, the Company’s earnings press releases, and (7) to establish and oversee the Company’s anonymous complaint policy contained within the Company’s Code of Business Conduct and Ethics regarding the confidential, anonymous submission by employees of reports regarding questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

The Audit Committee is comprised of three directors appointed by the Board of Directors. Each of the committee members who are currently serving, Messrs. Leibler, Kurtz, and Oppen, satisfy the independence and financial management expertise requirements of NASDAQ’s Audit Committee Policy.

The Board of Directors has determined that Mr. Kurtz is an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K. For a description of Mr. Kurtz’s relevant experience, please see his biographical information above.

The Compensation Committee

Our Board formed a Compensation Committee comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. They are also “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The Compensation Committee’s responsibilities include: (1) to review and approve all corporate goals and objectives applicable to the compensation of the CEO, evaluate annually the CEO’s performance in light of those goals and determine and approve the CEO’s compensation level based on its evaluation, (2) to review and approve compensation of all other executive officers, (3) to review, approve incentive compensation and equity based plans and administer the Company’s incentive compensation and equity based plans, (4) to review and discuss with management the Company’s compensation discussion and analysis and recommend inclusion in the Company’s annual report and proxy statement, (5) to review and approve any employment agreements, severance agreements or plans for the CEO and other executive officers, (6) to determine stock ownership guidelines for the CEO or other executive officers and monitor compliance with such guidelines, (7) to review and recommend to the Board for approval the frequency with which the Company will conduct Say-on-Pay Votes and review and approve the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement, and (8) to review all director compensation and benefits.

Mr. Oppen serves as Chairman of the Compensation Committee and is joined by Messrs. Leibler and Kurtz.

36

Corporate Governance and Nominating Committee

Our Board formed a Corporate Governance and Nominating Committee. The committee is required to be comprised of entirely “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The responsibilities of the Corporate Governance and Nominating Committee include: (1) to determine the qualifications, skills and other expertise required to be a director of the Company and recommend to the Board for approval, a set of criteria to be considered in selecting nominees for directors (2) to identify and recommend candidates for nomination as members of the Board of Directors and its committees, (3) to develop and recommend to the Board a set of corporate governance guidelines, (4) to develop and recommend to the Board for approval a set of corporate governance guidelines applicable to the Company and to review these principals annually , (5) to oversee the Company’s corporate governance practices and procedures, (6) to develop a process for annual evaluations of the Board and its committees, (7) to review the Board’s committee structure and composition, (8) to identify, and make recommendations regarding the selection of candidates to fill any vacancy on the Board, (9) to develop and recommend to the Board for approval standards for determining whether a director has a relationship with the Company that would impair its independence, (10) to review and discuss with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other Board committees, director independence and the director nominations process, (11) to monitor compliance with the Company’s Code of Business Conduct and Ethics, and (12) to develop and recommend to the Board for approval a CEO succession plan.

Mr. Leibler currently serves as the Chairman of the Corporate Governance and Nominating Committee and is joined on the committee by Messrs. Oppen and Kurtz.

The Chair and members of each committee of the Board are summarized in the table below:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Bennett Kurtz – (Independent)	Chair	Member	Member
Jack Leibler – (Independent)	Member	Chair	Member
Sean Oppen – (Independent)	Member	Member	Chair

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Corporate Governance and Nominating Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

When considering director candidates, the Nominating and Governance Committee will evaluate multiple factors in assessing their qualification. A candidate must have extensive and relevant leadership experience including an understanding of the complex challenges of enterprise leadership. An appropriate candidate will have gained appropriate experience and education in some or all of the key areas below.

●	Relevant Sector Experience. Director candidates will have gained their leadership experience in sectors directly relevant to the Company’s business and/or served as the Chief Executive Officer, Chief Operating Officer or other major operating or staff officer of a public corporation, with a background in marketing, finance and/or business operations.
●	Operating in a Regulated Industry – Director candidates will have experience working in a highly regulated industry, such as pharmaceutical, medical device or health care.
●	Corporate Governance Experience. Director candidates should have sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company.
●	Education. Generally, it is desirable that a Board candidate should hold an undergraduate degree from a respected college or university and in relevant fields of study.

37

When further considering director candidates, personal attributes and characteristics will be considered. Specifically, these should include the following:

●	Personal. Director candidates should be of the highest moral and ethical character. Candidates must exhibit independence, objectivity and be capable of serving as representatives of the stockholders. The candidates should have demonstrated a personal commitment to areas aligned with the Company’s public interest commitments, such as education, the environment and welfare of the communities in which we operate.
●	Individual Characteristics. Director candidates should have the personal qualities to be able to make a substantial active contribution to Board deliberations. These qualities include intelligence, self-assuredness, a high ethical standard, inter-personal skills, independence, courage, a willingness to ask the difficult question, communication skills and commitment. In considering candidates for election to the Board of Directors, the Board should constantly be striving to achieve the diversity of the communities in which the Company operates.
●	Availability. Director candidates must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership. Generally, therefore, the candidate should not have more than three other corporate board memberships.
●	Compatibility. The Board candidate should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practices

We designed our executive officer compensation program to attract, motivate and retain key executives who drive our success. We strive to have pay reflect our performance and align with the interests of long-term stockholders, which we achieve with compensation that:

●	Provides executives with competitive compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our company;

●	Ties a significant portion of total compensation to achievement of the Company’s business goals such as revenue, and Adjusted EBITDA targets;

●	Enhances retention by having equity compensation subject to multi-year vesting; and

●	Does not encourage unnecessary and excessive risk taking.

We evaluate both performance and compensation to ensure the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other companies our size.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements: base salary; performance-based incentive compensation determined primarily by reference to objective financial operating criteria; long-term equity compensation in the form of stock options and restricted stock; and employee benefits that are generally available to all our employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. It is our policy to set base salary levels taking into account a number of factors, such as annual revenue, the nature of the mobile fueling business, the structure of other comparable companies’ compensation programs and the availability of compensation information. When setting base salary levels, in a manner consistent with the objectives outlined above, the Board considers our performance, the individual’s breadth of knowledge and performance and levels of responsibility. In determining salaries for 2022, we did not engage compensation consultants.

Mr. Michael McConnell’s annual base salary for 2022 was $330,000. Mr. McConnell resigned from the Company on April 20, 2023. Mr. Arthur Levine’s annual base salary in 2022 was $250,000.

Mr. Richard Dery’s annual base salary in 2022 was $288,750 effective January 1, 2022. Mr. Dery is no longer employed at the Company as of December 9, 2022.

38

Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to compensate executives when financial performance goals are achieved. Executives have the opportunity to earn annual cash compensation equal to a percentage of their base salary. For 2022, Mr. McConnell earned $0, Mr. Levine earned $0 and Mr. Dery earned $0, related to the cash compensation target. Mr. McConnell earned $0, Mr. Levine earned $0 and Mr. Dery earned $0 in shares and stock options related to the equity compensation target of our 2022 performance-based incentive compensation program.

Long-Term Incentive Compensation – Equity Compensation

Our executive officers are eligible for stock awards. We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company. We have granted options as well as restricted stock under our 2022 plan and 2020 Stock Incentive Plan. Stock awards also provide each individual with an added incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the vesting schedule (which is generally three years for employees and one year for non-employee directors, although this may vary at the discretion of the Compensation Committee) encourages a long-term commitment to the Company by our executive officers and other participants. Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the executive’s past performance, as well as anticipated future performance, of the executive officer. The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, we have awarded stock options and restricted stock to executives upon joining the Company and thereafter grants may be at the discretion of the Board, a role that will be assumed by our compensation committee, on a going forward basis. Generally, options are priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, such later date as the employee joins the Company. We also have granted restricted stock to members of the Board of Directors and executive officers from time to time.

We do not have a formal written policy relating to the timing of equity awards. We encourage, but we do not require, that our executive officers own stock in the Company.

Retirement and Other Benefits

All eligible employees in the United States are automatically enrolled in our 401(k) plan.

Perquisites and Other Personal Benefits

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code, or Section 162(m) limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year.

Compensation of Chief Executive Officer

Mr. McConnell’s annual base salary was $330,000 and he was eligible for additional cash and equity incentive compensation at the discretion of the Compensation Committee. Mr. McConnell resigned from the Company on April 20, 2023.

Mr. Levy was appointed as the Company’s interim CEO on April 24, 2023 by the Board. For his position as interim CEO, Mr. Levy will receive an annual base salary of $200,000, and subject to periodic review. He is eligible for additional cash and equity incentive compensation at the discretion of the Compensation Committee.

39

Summary Compensation Table

The following table shows information concerning compensation of our named executive officers during the years ended December 31, 2023 and 2022, respectively:

			Non-Equity
			Incentive Plan	Option	Stock
		Salary	Compensation	Awards	Awards	Other	Total
Name and Principal Position	Year	($)3	($)	($)	($)1	($)2	($)

Yehuda Levy	2023	192,323	-	-	-	21,712	214,035
Interim Chief Executive Officer (4)	2022	148,461	-	-	-	11,333	159,794

Michael McConnell	2023	52,918	-	50,000	-	1,285	104,203
Former Chief Executive Officer	2022	335,995	-	112,500	37,500	7,984	493,979

Michael Handelman	2023	11,050	-	-	-	-	11,050
Chief Financial Officer (6)	2022	-	-	-	-	-	-

Arthur Levine	2023	170,049	-	-	-	14,430	184,479
Former Chief Financial Officer	2022	249,516	-	84,375	28,125	21,755	383,771

Avishai Vaknin	2023		-	-	832,000	11,716	843,716
Chief Technology Officer (5)	2022	-	-	-	-	-	-

Richard Derry	2023	77,740	-	-	-	12,544	90,284
Former Chief Commercial Officer	2022	288,484	-	68,750	68,750	21,846	447,830

Cheryl Hanrehan	2023		-	-	-		-
Former Chief Operating Officer (3)	2022	143,952	-	84,375	28,125	1,440	257,892

Michael DeVoe	2023	23,365	-	-	-	-	23,365
Former Chief Operating Officer	2022	203,798	-	-	75,000	7,886	286,684

(1)	During 2022, 29,762, 22,321, 68,750, 53,751 and 22,321 shares were granted to Messrs McConnell, Levine, Dery, Devoe and Ms. Hanrehan. During 2023, in connection with Mr. Vaknin’s employment agreement, the Company granted 325,000 shares of common stock having a fair value of $832,000 ($2.56/share), based upon the quoted closing trading price. This award is subject to various vesting provisions both over time and performance based.

(2)	During the year ended December 31, 2023, the Company paid medical, dental, and vision benefits on behalf of Mr. Levy, Mr. Levine, Mr. Dery, and Mr. Vaknin for amounts totaling $15,170, $8,846, $11,767, and $11,716 respectively. During the year ended December 31, 2023, the Company made matching 401(k) contributions for Messrs. Levy, McConnell, Levine, and Dery for the amounts totaling $6,542, $1,285, $5,584, and $777 respectively.

During the year ended December 31, 2022, the Company paid medical, dental and vision benefits on behalf of Mr. Levy, Mr. Levine, Mr. Dery and Mr. Devoe for amounts totaling $6,253, $13,253, $18,961, and $6,320, respectively. During the year ended December 31, 2022, the Company made matching 401(k) contributions for Messrs. Levy, McConnell, Levine, Dery and Devoe and Ms. Hanrehan for amounts totaling $5,080, $7,984, $8,502, $2,885, $1,566 and $1,440, respectively.

(3)	Ms. Hanrehan resigned from her position as the Company’s Chief Operating Officer on January 17, 2022. Ms. Hanrehan served on the board of directors through May 2023. In 2022, amounts shown under salary includes severance of $118,125. Mr. Devoe resigned from his position June 3, 2022. The amount shown under salary includes severance of $131,250 and $23,365 in 2022 and 2023, respectively. Mr. Dery resigned from his position on December 9, 2022. The amount shown under salary includes severance of $16,659 and $77,740 in 2022 and 2023, respectively.

(4)	Mr. Levy became the Company’s interim Chief Executive Officer on April 24, 2023, prior to this, Mr. Levy served as the Company’s Vice President of Operations.

(5)	Mr. Vaknin became the Company’s Chief Technology Officer on April 19, 2023.

(6)	Mr. Handelman became the Company’s Chief Financial Officer on August 1, 2023. There is no formal agreement with Mr. Handelman, however, he is paid $5,560 per quarter.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information concerning compensation of our named executive officers during the years ended December 31, 2023 and 2022, respectively:

		Option Awards			Stock Awards
Name	Grant Date	Equity Incentive Plan Awards:Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested	Market value of shares of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares (#)	Equity incentive plan awards: market or payout value of unearned shares ($)
Avishai Vaknin (1)	April 19, 2023	-	$-	-	-	-	65,000	166,400

(1)	The Company granted 325,000 shares. At December 31, 2023, 80% or 260,000 shares were fully vested. The balance of 65,000 shares are expected to vest in 2024 (10%) and 2025 (10%) ratably in April of each year which is the employment anniversary.The grant date fair value of these shares was $832,000. During the year ended December 31, 2023, the Company recognized an expense of $665,600, the remaining $166,400 is expected to be recognized in 2024 ($83,200) and 2025 ($83,200).

COMPENSATION AGREEMENTS

General Overview

We have entered into employment agreements with each of the named executive officers. These agreements include the named executive officer’s initial base salary, an indication of eligibility for an annual cash incentive award opportunity and an opportunity for annual equity grants. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.

40

Michael McConnell (former Chief Executive Officer)

On January 9, 2023 (the “McConnell Effective Date”), the Company entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Michael McConnell. The Employment Agreement supersedes and replaces all previous agreements and understandings. Pursuant to the Employment Agreement, Mr. McConnell will continue serve as the Company’s Chief Executive Officer. The Amended Employment Agreement terminates on April 19, 2024, unless sooner terminated pursuant to the terms of the Amended Employment Agreement. On April 19, 2024, Mr. McConnell’s employment will be renewed automatically for additional one-year terms, unless the Company provides Mr. McConnell with a notice of non-renewal at least 30 days prior to the end of the term.

Pursuant to the Amended Employment Agreement, as compensation for his service as Chief Executive Officer of the Company, Mr. McConnell will receive: a $100,000 base salary per annum as well as stock issuances at the end of each fiscal quarter in the form of options (“Quarterly Options”) to purchase the Company’s common stock. The Quarterly Options together with the Base Salary shall be referred to as the Base Salary. The value of the Quarterly Options shall be $50,000. The number of Quarterly Options shall be calculated in accordance with the Company’s option valuation practices. The exercise price of the Quarterly Options shall be the price of the closing price of the Company’s common stock on the grant date. The Quarterly Options will be vested as of the grant date and exercisable for a period of five years thereafter. The Company may, in its sole discretion, determine to pay Mr. McConnell cash in lieu of the quarterly stock issuance. Mr. McConnell will also be eligible to receive an annual performance bonus if he meets certain pre-determined periodic key performance indicators which bonus may be up to 40% of the Base Salary and the Quarterly Options. Mr. McConnell will also be entitled to receive equity incentive awards under the Company’s incentive plan. The aggregate annual incentive award value that Mr. McConnell would be entitled to receive would be up to 50% of the Base Salary, which will be in the form of restricted stock and options as set forth in the Amended Employment Agreement.

Should Mr. McConnell’s employment with the Company be terminated for Good Reason (as defined in the Amended Employment agreement) or Without Cause (as defined in the Amended Employment Agreement), the Company will (i) continue payment of Mr. McConnell’s Base Salary and the Quarterly Options for 3 months (which shall not be adjusted for any remaining employment term) and

(ii) Mr. McConnell will be eligible for COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer.The Amended Employment Agreement also provides for certain restrictive covenants and non-compete restrictions throughout Mr. McConnell’s employment. Mr. McConnell resigned from the Company on April 20, 2023.

Mr. McConnell resigned from the Company on April 20, 2023. His options terminated 90 days following such resignation.

41

Arthur Levine (former Chief Financial Officer)

On January 12, 2023, the Company entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Arthur Levine, the Company’s Chief Financial Officer. The Employment Agreement supersedes and replaces all previous agreements and understandings.

Pursuant to the Amended Employment Agreement, as compensation for his service as Chief Financial Officer of the Company, Mr. Levine received a $150,000 base salary per annum (the “Base Salary”) as well as stock issuances at the end of each fiscal quarter. The value of the quarterly issuance shall be $37,500. The Quarterly Stock Issuance shall be: (i) 50% in the form of options to purchase the Company’s common stock and (ii) 50% in the form of shares of the Company’s restricted common stock. The number of options shall be calculated in accordance with the Company’s option valuation practices and the number of shares shall be calculated based on the price per share at the close on the grant date. The exercise price of the options shall be the price of the closing price of the Company’s common stock on the grant date. The shares and options issued as part of the Quarterly Stock Issuance will be vested as of the grant date and the options shall be exercisable for a period of five years thereafter. The Company in its sole discretion may determine to pay Mr. Levine cash in lieu of the Quarterly Stock Issuance, if paid in cash he will receive a cash payment of $31,250.

Mr. Levine resigned as chief financial officer on July 25, 2023. His options terminated 90 days following such resignation.

Richard Dery (former Chief Commercial Officer)

We have entered into an employment agreement with Richard Dery pursuant to which on November 2, 2020, he began serving as our Chief Commercial Officer as a consultant. In February 2021, Mr. Dery began serving as a full time employee in the same role. Under this agreement, Mr. Dery is being paid $275,000 per year and will be entitled to a target annual cash performance bonus equal to 45% of his base salary based on the achievement of certain agreed upon performance indicators. Mr. Dery’s annual salary will automatically increase by 5% on each anniversary of his start date. Mr. Dery was issued 100,000 shares of our common stock as a signing bonus based on a per share price of $1.00 per share, which will vest upon the completion of the Company’s initial public offering. Mr. Dery also be entitled to receive an annual award under the Company’s incentive plan that is equal to 50% of his salary of which 50% of such grant will be in the form of restricted common stock and the remaining 50% will be in in the form of options to purchase common stock. The grants of the restricted common stock under the incentive plan will vest one year from the date of such grant and the options shall vest in equal one-third increments on each anniversary of the date they were granted. The term of Mr. Dery’s employment agreement is for three years, provided that it will renew automatically for additional one year terms unless the Company provides notice of termination at least 30 days prior to the end of the term. The employment agreement provides for salary continuation and benefits for 12 months in the event of termination without cause, or resignation with good reason, as defined (including following a change in control).

Mr. Dery resigned from the Company on December 9, 2022 and on December 14, 2022, the Company and Mr. Dery entered into a Separation Agreement and General Release Agreement. Pursuant to the Separation Agreement, Mr. Dery resigned as Chief Commercial Officer and the Company and Mr. Dery agreed that Mr. Dery’s last day of employment with the Company was December 9, 2022. Pursuant to the Separation Agreement, Mr. Dery also resigned as a member of the Company’s Board. Mr. Dery’s resignation as an officer and a member of the Board of the Company was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Separation Agreement, the Company will pay Mr. Dery a total of $92,234 (the “Separation Payment”). The Separation Payment will be paid in accordance with Company’s normal payment practices in equal installments through March 31, 2023. Payment of the Separation Payment will commence on the first regular Company payroll that occurs at least three business days after Mr. Dery’s execution of the Separation Agreement and the expiration of the ADEA-related 7-day ADEA revocation period; and payment of the Separation Payment will continue through the pay period ending March 31, 2023. Pursuant to the Separation Agreement, all issued and unvested equity awards made to Mr. Dery shall vest upon the expiration of the 7-day ADEA revocation period.

In exchange for the payments and benefits provided for in the Separation Agreement, Mr. Dery agreed to a full release to the fullest extent permitted by applicable law of any and all claims and rights against the Company (as well as the Company’s officers, directors, employees and agents).

42

Michael DeVoe (former Chief Operating Officer)

From January 31, 2022 to June 3, 2022, Mr. Michael DeVoe acted as the Company’s Chief Operating Officer. Mr. DeVoe’s employment agreement included an annual base salary of $225,000 and an ability to be a part of the Company’s bonus program with a yearly bonus potential of 40% of his base salary, which bonus would have been based on the achievement of mutually agreeable objectives to be determined by Mr. DeVoe and the Company.

Mr. DeVoe also received a signing bonus of $75,000 worth of the Company’s common stock (the “Signing Shares”). The number of Signing Shares was based on the closing price of the Company’s stock on January 11, 2022 and as result, Mr. DeVoe received 53,571 Signing Shares which would vest one-half (1/2) on the first anniversary of Mr. DeVoe’s employment start date and one-half (1/2) on the second anniversary of Mr. DeVoe’s employment start date.

Additionally, Mr. DeVoe was entitled to receive equity awards under the Company’s Incentive Compensation Plan equal to 50% of his base salary. Twenty-Five percent (25%) of such grant will be in the form of restricted common stock (the “RCSs”) and the remaining Seventy-Five percent (75%) of such grant will be in the form of options to purchase the Company’s common stock (the “Options”). The RCSs shall vest on the first anniversary of the day they were granted. The Stock Options shall vest in equal one-third (1/3) increments on each anniversary of the day they were granted and shall expire 5 years following their vesting.

On June 1, 2022 (the “Effective Date”), the Company and Mr. DeVoe entered into a Separation Agreement and Release Agreement (the “Agreement”). Pursuant to the Agreement, upon the eighth day following Mr. DeVoe’s execution of the Agreement and provided he does not revoke the Agreement, Mr. DeVoe will continue to receive his salary through January 31, 2023. Additionally, Mr. DeVoe’s previously awarded signing bonus fully vested, effective June 3, 2022. In exchange for the payments and benefits provided for in the Agreement, Mr. Devoe agreed to a full release to the fullest extent permitted by applicable law of any and all claims and rights against the Company (as well as the Company’s officers, directors, employees and agents).

Avishai Vaknin (Chief Technology Officer)

Effective April 19, 2023, Avishi Vaknin was appointed as the Company’s Chief Technology Officer (“CTO”). Mr. Vaknin will act as CTO for three years. On April 19, 2023, the Company entered into an employment agreement with Mr. Vaknin (the “Agreement). In lieu of a cash salary, Mr. Vaknin will be entitled to Performance Based Restricted Stock Units (“PBRS”). The amount of PBRS issued to Mr. Vaknin will be up to 2,600,000 shares of the Company’s restricted common stock, which issuance is subject to the availability of such shares under the Company’s Equity Incentive Plan. Vesting of the PBRS will be based on achievement of the performance indicators (“Performance Indicators”) identified in Schedule I of the Agreement. Vesting will be deemed to occur once the Board of Directors (the “Board”) certifies the achievement of each Performance Indicator. The Performance Indicators must be achieved according to the timeline set forth in Schedule I or the portions of the PBRS attributable to those Performance Indicators will be forfeited. Mr. Vaknin is eligible to participate in all of the Company’s benefit plans.

On the first anniversary of Mr. Vaknin’s employment, he will begin to receive a salary of $150,000 per year. On the second anniversary of Mr. Vaknin’s employment, this amount will increase to

$200,000 per year. No cash salary will be paid unless he meets all “time-based” Performance Indicators set forth in Schedule I of the Agreement within the first year of employment with the Company. Upon presentation of the appropriate documentation in accordance with the Company’s expense reimbursement policies, the Company will reimburse Mr. Vaknin for the reasonable business expenses incurred connection with his employment.

Beginning on the six-month anniversary of Mr. Vaknin’s employment start date (“Employment Start Date”), upon meeting pre-determined periodic Key Performance Indicators (“KPIs”) every calendar year, he will be eligible for a target annual cash bonus of up to $150,000, as adjusted from time to time (pro-rated for the first year of employment). These KPIs will be mutually agreed upon between the Board, or a committee thereof, and Mr. Vaknin within two months of the six-month anniversary of his Employment Start Date and within two months of the beginning of each year thereafter (the “Cash Performance Bonus”). To qualify for the Cash Performance Bonus, Mr. Vaknin must meet all or part of the KPI’s. A partial cash bonus will be available if some but not all KPIs are achieved or other achievements outside of the KPIs are deemed to justify a cash bonus. The KPIs will be separate from the Performance Indicators set forth in Schedule I of the Agreement.

43

Beginning on the six-month anniversary of his Employment Start date as a “C” level executive of the Company, provided the Company has sufficient available securities, Mr. Vaknin will be entitled to receive equity awards under the Company’s Incentive Plan, (the “Incentive Plan”). The aggregate annual award value under the Incentive Plan will be equal to a target of up to $350,000 worth of Equity Awards, as adjusted from time to time, (the “Grant”), which will be pro-rated for the first year. A partial Grant will be possible if some but not all KPIs are achieved or other achievements outside of the KPIs are deemed to justify a Grant. Twenty-five percent (25%) of such Grant will be in the form of Restricted Common Stock (the “RCSs”) and the remaining seventy-five percent (75%) of such Grant will be in the form of options to purchase the Company’s common stock (the “Stock Options”). The number of Stock Options shall be calculated in accordance with the Company’s option valuation practices. The RCSs will vest on the first anniversary of the day they were granted. The Stock Options will vest in equal one-third (1/3) increments on each anniversary of the day they were granted. All Equity Awards will be granted to Mr. Vaknin, provided that: (1) at the end of each applicable vesting date, he is still employed by the Company and (2) to the extent he satisfies any KPIs or other performance criteria established by the Incentive Plan. All Stock Options that will be granted to you shall expire 5 years following their vesting. The KPIs will be separate from the Performance Indicators set forth in Schedule I.

The Agreement may be terminated for Cause (defined below) by the Company before the expiration of the Term if, during the Term of the Agreement, Mr. Vaknin (i) materially violates the provisions of the Non-Competition Agreement or the Confidentiality Agreements; (ii) is convicted of, or pleads nolo contendere to, any crime involving misuse or misappropriation of money or other property of the Company or any felony; (iii) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of the Company’s business interest or in accordance with the Agreement, which failure or refusal is not remedied by him within thirty (30) days after notice from the Company; (iv) commits an intentional tort against the Company, which materially adversely affects the business of the Company; (v) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude, which materially adversely affects the business of the Company; (vi) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician selected by the Company, impairs his ability to perform his duties hereunder; or (vii) materially fails to meet the timelines on the pre-determined Performance Indicators on Schedule I (all of the foregoing clauses (i) through (vi) constituting reasons for termination for “Cause”), provided that unsatisfactory business performance of the Company, or mere inefficiency, or good faith errors in judgment or discretion by Mr. Vaknin will not constitute grounds for termination for Cause. In the event of a termination for Cause, the Company, may, by written notice, immediately terminate his employment and, the Company will be obligated only to pay Mr. Vaknin the compensation due to him up to the date of termination, all accrued, vested or earned benefits under any applicable benefit plan and any other compensation to which he is entitled up to and ending on the date of his termination.

The Company may terminate Mr. Vaknin’s employment without Cause. Should termination without cause occur by the Company or for Good Reason by Mr. Vaknin, the Company will (i) continue payment of his base salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) means (i) reduction in his base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring Mr. Vaknin to relocate more than 50 miles from the Company’s executive office.

In the event of any termination of the Agreement with or without cause, all further vesting of Mr. Vaknin’s outstanding equity awards or bonuses, as well as all payments of compensation by the Company to him will terminate immediately (except as to amounts already earned and vested). Upon a termination without cause by the Company, 25% of the outstanding unvested PBRS will immediately vest.

Yehuda Levy (Interim Chief Executive Officer)

Effective April 24, 2023, Yehuda Levy was appointed as the Company’s interim Chief Executive Officer (“CEO”). Mr. Levy will act as interim CEO until his successor is duly appointed. Mr. Levy is the founder of EzFill FL, LLC, which was sold to the Company in 2019. Since then, Mr. Levy has served in various roles at the Company; most recently, he acted as the Company’s Vice-President of Operations. On April 24, 2023, the Company entered into an employment agreement (the “Levy Agreement”) with Yehuda Levy. Pursuant to the Levy Agreement, Mr. Levy will act as the Company’s interim CEO for an initial term of one year (“Term”), which may be extended by the company and Mr. Levy in writing, if not extended then the term shall continue on a month-to-month basis. If a full time CEO is chosen, Mr. Levy’s title shall be converted to Chief Operating Officer for the remainder of the term at the same salary. For his position as interim CEO, Mr. Levy will receive an annual base salary of $200,000, less applicable taxes, deductions, and withholdings, and subject to periodic review (“Base Salary”). Upon presentation of appropriate documentation in accordance with the Company’s expense reimbursement policies, the Company will reimburse Mr. Levy for the reasonable business expenses incurred in connection with his employment. He is eligible to participate in all of the Company’s benefit plans, at no cost to Mr. Levy.

44

Upon meeting pre-determined periodic Key Performance Indicators (“KPIs”) every calendar year, Mr. Levy will be eligible for a target annual cash bonus of up to $50,000, as adjusted from time to time, which will be pro-rated for the first year. Mr. Levy’s KPIs will be mutually agreed upon the Board, or a committee thereof, and Mr. Levy within two months of the six-month anniversary of his Employment Start Date and within two months of the beginning of each year thereafter (the “Cash Performance Bonus”). To qualify for the Cash Performance Bonus, Mr. Levy must meet all or a part of the KPIs. A partial cash bonus will be possible if some but not all KPIs are achieved or other achievements outside of the KPI’s are deemed to justify a cash bonus.

As a “C” level executive of the Company, and provided the Company has sufficient available securities Mr. Levy will be entitled to receive equity awards under the Company’s Incentive Plan (the “Incentive Plan”). The aggregate annual award value under the Incentive Plan will be equal to a target of up to $50,000 worth of Equity Awards, as adjusted from time to time, (the “Grant”), which will be pro- rated for the first year. A partial Grant will be possible if some but not all KPIs are achieved or other achievements outside of the KPIs are deemed to justify a Grant. Twenty-five percent (25%) of such Grant will be in the form of Restricted Common Stock (the “RCSs”) and the remaining seventy-five percent (75%) of such Grant will be in the form of options to purchase the Company’s common stock (the “Stock Options”). The number of Stock Options shall be calculated in accordance with the Company’s option valuation practices. The RCSs will vest on the first anniversary of the day they were granted. The Stock Options will vest in equal one-third (1/3) increments on each anniversary of the day they were granted. All Equity Awards will be granted to Mr. Levy, provided that: (1) at the end of each applicable vesting date, he is still employed by the Company; and (2) to the extent he satisfy any KPIs or other performance criteria established by the Incentive Plan. All Stock Options that will be granted to Mr. Levy will expire 5 years following their vesting.

The Levy Agreement may be terminated for Cause (as defined below) by the Company before the expiration of the Term provided for herein if, during the Term of the Levy Agreement, Mr. Levy (i) materially violates the provisions of the Non-Competition Agreement or the Confidentiality Agreements; (ii) is convicted of, or pleads nolo contendere to, any crime involving misuse or misappropriation of money or other property of the Company or any felony; (iii) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of the Company’s business interest or in accordance with the Levy Agreement, which failure or refusal is not remedied by Mr. Levy within thirty (30) days after notice from the Company; (iv) commits an intentional tort against the Company, which materially adversely affects the business of the Company; (v) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude, which materially adversely affects the business of the Company; or (vi) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician selected by the Company, impairs Mr. Levy’s ability to perform his duties hereunder (all of the foregoing clauses (i) through (vi) constituting reasons for termination for “Cause”), provided that unsatisfactory business performance of the Company, or mere inefficiency, or good faith errors in judgment or discretion by Mr. Levy shall not constitute grounds for termination for Cause hereunder. In the event of a termination for Cause, the Company may by written notice immediately terminate his employment and, in that event, the Company will be obligated only to pay the compensation due to him up to the date of termination, all accrued, vested or earned benefits under any applicable benefit plan and any other compensation to which Mr. Levy is entitled up to and ending on the date of his termination.

The Company may terminate Mr. Levy’s employment without Cause. Upon Termination Without Cause by the Company or for Good Reason by Mr. Levy, the Company will (i) continue payment of his Base Salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) shall mean (i) reduction in Mr. Levy’s base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring relocation more than 50 miles from the Company’s executive office.

In the event of any termination of the Levy Agreement with or without cause, all further vesting of Mr. Levy’s outstanding equity awards or bonuses, as well as all payments of compensation by the Company to him thereunder will terminate immediately (except as to amounts already earned and vested).

45

Payments Made Upon Termination

Mr. Dery ceased to be an employee of the Company on December 9, 2022. On December 14, 2022, the Company and Mr. Dery entered into a Separation Agreement and General Release Agreement the (“Separation Agreement”). Pursuant to the Separation Agreement, the Company will pay Mr. Dery a total of $92,234 (the “Separation Payment”). The Separation Payment will be paid in accordance with Company’s normal payment practices in equal installments through March 31, 2023.

If Mr. Vaknin’s employment with the Company is terminated without cause occur by the Company or for Good Reason by Mr. Vaknin, the Company will (i) continue payment of his base salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) means (i) reduction in his base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring Mr. Vaknin to relocate more than 50 miles from the Company’s executive office.

If Mr. Levy’s employment with the Company is terminated without cause occur by the Company or for Good Reason by Mr. Vaknin by Mr. Levy, the Company will (i) continue payment of his Base Salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) shall mean (i) reduction in Mr. Levy’s base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring relocation more than 50 miles from the Company’s executive office.

Term and Termination.

Under Mr. Vaknin’s employment agreement, Mr. Vaknin will serve as the Company’s Chief Technology Officer for a term of three years commencing on April 19, 2023.

Under Mr. Levy’s employment agreement, Mr. Levy will serve as the Company’s interim Chief Executive Officer for a term of one year, which may be extended by the company and Mr. Levy in writing, if not extended then the term shall continue on a month-to-month basis. If a full time CEO is chosen, Mr. Levy’s title shall be converted to Chief Operating Officer for the remainder of the term at the same salary.

46

Termination by the Company for Cause.

Mr. Levy may be terminated by the Company immediately and without notice for “Cause.” “Cause” shall mean: (i) materially violates the provisions of the Non-Competition Agreement or the Confidentiality Agreements; (ii) is convicted of, or pleads nolo contendere to, any crime involving misuse or misappropriation of money or other property of the Company or any felony; (iii) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of the Company’s business interest or in accordance with the agreement, which failure or refusal is not remedied by the Employee within thirty (30) days after notice from the Company; (iv) commits an intentional tort against the Company, which materially adversely affects the business of the Company; (v) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude, which materially adversely affects the business of the Company; or (vi) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician selected by the Company, impairs the Employee’s ability to perform his duties thereunder.

Termination Without Cause or for Good Reason (including following Change in Control).

The Company may terminate Mr. Levy’s employment without Cause. Upon Termination Without Cause by the Company or for Good Reason by Mr. Levy, the Company will (i) continue payment of his Base Salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) shall mean (i) reduction in Mr. Levy’s base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring relocation more than 50 miles from the Company’s executive office.

Voluntary Termination.

In the event of voluntary resignation on Mr. Levy’s part, all further vesting of his outstanding equity awards or bonuses, as well as all payments of compensation by the Company to him thereunder will terminate immediately (except as to amounts already earned and vested).

Death and Disability.

In the event of death during the Term, employment shall terminate immediately. If, during the Term, the executive shall suffer a “Disability” within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the Company may terminate employment. In the event employment is terminated due to death or Disability, the executive (or the executive’s estate in case of death) shall be eligible to receive the separation benefits (in lieu of any severance payments): all unpaid Base Salary amounts and any earned and unpaid bonus, and all fully vested equity awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains summary information as of December 31, 2023 concerning the Company’s 2022 Equity Incentive Plan and 2023 Equity Incentive Plan. All of the Plans were approved by the stockholders.

Equity Compensation Plans Approved by Security Holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan
2022 Equity Incentive Plan	0	-	0
2022 Equity Incentive Plan	0	-	2,439,845

47

Director Compensation Table

The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during fiscal year 2023, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2023:

Name	Fees earned or paid in cash $	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Daniel Arbour (1)	$3,000	$148,333	$-	$-	$-	$-	$151,333
Bennett Kurtz (2)	$-	$130,000	$-	$-	$-	$-	$130,000
Jack Leibler (2)	$-	$130,000	$-	$-	$-	$-	$130,000
Sean Oppen (2)	$-	$130,000	$-	$-	$-	$-	$130,000
Allen Weiss (3)	$8,250	$230,000	$-	$-	$-	$-	$238,250
Jack Levine (3)	$15,000	$130,000	$-	$-	$-	$-	$145,000
Luis Reyes (3)	$14,250	$130,000	$-	$-	$-	$-	$144,250
Mark Lev (3)	$9,500	$130,000	$-	$-	$-	$-	$139,500
Cheryl Hanrehan (4)	$4,750	$130,000	$-	$-	$-	$-	$134,750

(1)	Arbour received 2 stock awards for services having grant date fair values of $40,000 in February 2023 (vested immediately) and $130,000 in June 2023 (vesting ratably through next annual meeting in June 2024).
(2)	These stock awards had a grant date fair value of $130,000 each. These directors are vesting in these awards through the next annual meeting in June 2024.
(3)	These members each received stock awards in June 2023, however, they all resigned in July 2023. None of these awards vested.
(4)	Resigned in May 2023.

In 2023, the Company paid an annual fee of $130,000 in stock to each member of the Board of Directors based upon their expected one-year (1) service period (subject to pro-ration based upon start date). Each agreement is evaluated at the annual board meeting to determine continuing service andn compensation amounts. Additionally, members are paid cash fees for their participation on various committees. Audit Committee Chair receives $10,000 per year (Kurtz), each member receives $5,000 per year (Leibler and Oppen). Compensation Committe Chair receives $7,500 per year (Oppen), each member receives $3,000 per year (Kurtz and Leibler). Nominating/Governance Committee Chair receives $6,000 per year (Leibler), each member receives $5,000 (Kurtz and Oppen). As it pertains to the stock based awards, the members shall not sell any shares of the Company’s common stock that they receive for six months from receipt of such shares. The agreement also provides that the Company will reimburse the director reasonable documented expenses relating to the director’s attendance at meetings of the board and reasonable out of pocket expenses incurred in connection with the performance of the director’s duties as a member of the board. We do not provide any deferred compensation, health or other personal benefits to our directors. We reimburse each director for reasonable out-of-pocket expenses incurred to attend Board and Committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Our Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.

Related Party Agreement with Company owned by Daniel Arbour

On February 15, 2023, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mountain Views Strategy Ltd (“Mountain Views”). Daniel Arbour (who as set forth above became a member of the Board on February 10, 2023) is the principal and founder of Mountain Views. Pursuant to the Consulting Agreement, Mountain Views agrees to provide services as an outsourced chief revenue officer. Pursuant to the Consulting Agreement, the Company will pay Mountain Views $13,000 USD per month and cover other certain expenses. The term of the Consulting Agreement is for twelve months from the Effective Date however, either party may terminate the Consulting Agreement on two weeks written notice to the other party.

Effective May 15, 2023, the Company and Mountain Views Strategy Ltd. (“Mountain Views”) entered into an amendment (the “Amendment to the Consulting Agreement”) to the consulting services agreement (the “Consulting Agreement”). As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2023, Daniel Arbour, who became a member of the Company’s Board of Directors on February 10, 2023, is the principal and founder of Mountain Views.

The Consulting Agreement was amended to revise the scope of services that will be provided and to bring the Consulting Fees to $5,000 per month.

Related Party Agreement with Company owned by Avishai Vaknin

On April 19, 2023 (the “Effective Date”), the Company entered into a services agreement (the “Services Agreement”) with Telx Computers Inc. (“Telx”). Mr. Avishai Vaknin is the Chief Executive Officer of Telx and its sole shareholder. Pursuant to the Services Agreement, Telx agrees to provide the services listed in Exhibit A of the Services Agreement, which generally entails overseeing all matters relating to the Company’s technology. Pursuant to the Services Agreement, the Company will pay Telx $10,000 per month and cover other pre-approved expenses. The term of the Services Agreement is for twelve months from the Effective Date however, the Company may terminate the Services Agreement with written notice to the other party.

48

Notes Payable Related Party

On July 5, 2023, the Company and Next Charging entered into a promissory note (the “July Note”) for the sum of $440,000 (the “July Loan”). The July Note has an original issue discount (“OID”) equal to $40,000, which is 10% of the aggregate original principal amount of the July Loan. The unpaid principal balance of the July Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the July Note will begin to accrue interest on the entire balance at 18% per annum.

The July Notes funds were disbursed in two payments. First, $200,000 (net of OID) was disbursed to the Company on the date the July Note was executed and, the balance of $200,000 (net of OID) was disbursed to the Company on July 18, 2023. The July Note, along with accrued interest, was due on September 5, 2023 (the “July Note Maturity Date”). The July Note Maturity Date will automatically be extended for two month periods, unless Next sends 10 days written notice, prior to end of any two month period, that it does not wish to extend the note, at which point the end of the then current two month period shall be the July Note Maturity Date. Notwithstanding the forgoing, upon the Company completing a capital raise of at least $2,000,000, then the entire outstanding principal and interest through the July Note Maturity Date will be immediately due.

If the Company defaults on the July Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next has the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the July Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On August 2, 2023, the Company and Next Charging entered into a promissory note (the “First August Note”) for the sum of $440,000 (the “First August Loan”). The First August Note has an original issue discount (“OID”) equal to $40,000, which is 10% of the aggregate original principal amount of the First August Loan. The unpaid principal balance of the First August Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the First August Note will begin to accrue interest on the entire balance at 18% per annum.

The First August Note’s funds were disbursed in four payments of $110,000 factoring in the OID. The payments were disbursed on August 2, 2023, August 10, 2023, August 18, 2023 and August 26, 2023. The First August Note, along with accrued interest, was due on October 2, 2023 (the “First August Note Maturity Date”). The First August Note Maturity Date will automatically be extended for two month periods, unless Next sends 10 days written notice, prior to end of any two month period, that it does not wish to extend the note, at which point the end of the then current two month period shall be the First August Note Maturity Date. Notwithstanding the forgoing, upon the Company completing a capital raise of at least $3,000,000, then the entire outstanding principal and interest through the First August Note Maturity Date will be immediately due.

If the Company defaults on the First August Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next has the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the First August Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On August 23, 2023, Company and Next Charging entered into a promissory note (the “Second August Note”) for the sum of $110,000 (the “Second August Loan”). The Second August Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the Second August Loan. The unpaid principal balance of the Second August Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Note will begin to accrue interest on the entire balance at 18% per annum.

The Second August Note, along with accrued interest, was due on October 23, 2023 (the “Second August Note Maturity Date”). The Second August Note Maturity Date will automatically be extended for two month periods, unless Next sends 10 days written notice, prior to end of any two month period, that it does not wish to extend the note, at which point the end of the then current two month period shall be the Second August Note Maturity Date. Notwithstanding the forgoing, upon the Company completing a capital raise of at least $3,000,000, then the entire outstanding principal and interest through the Second August Note Maturity Date will be immediately due.

49

If the Company defaults on the Second August Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next has the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On August 30, 2023, Company and Next Charging entered into a promissory note (the “Third August Note”) for the sum of $165,000 (the “Third August Loan”). The Third August Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Third August Loan. The unpaid principal balance of the Third August Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the Third August Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Third August Note, along with accrued interest, will be due on October 30, 2023 (the “Third August Note Maturity Date”). The Third August Note Maturity Date will automatically be extended for two month periods, unless Next sends 10 days written notice, prior to the end of any two month period, that it does not wish to extend the Third August Note, at which point the end of the then current two month period shall be the Third August Note Maturity Date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the Third August Note Maturity Date will be immediately due.

If the Company defaults on the Third August Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Third August Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On September 6, 2023, the Company and Next Charging entered into a promissory note (the “First September Note”) for the sum of $220,000 (the “First September Loan”). The First September Note has an original issue discount (“OID”) equal to $20,000, which is 10% of the aggregate original principal amount of the First September Loan. The unpaid principal balance of the Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the First September Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the First September Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the First September Note, along with accrued interest, will be due on November 6, 2023 (the “First September Note Maturity Date”). The First September Note Maturity Date will automatically be extended for two month periods, unless Next sends 10 days written notice, prior to the end of any two month period, that it does not wish to extend the First September Note, at which point the end of the then current two month period shall be the First September Note Maturity Date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the First September Note Maturity Date will be immediately due.

If the Company defaults on the First September Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the First September Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On September 13, 2023, the Company and Next Charging entered into a promissory note (the “Second September Note”) for the sum of $110,000 (the “Second September Loan”). The Second September Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the Second September Loan. The unpaid principal balance of the Second September Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Second September Note will begin to accrue interest on the entire balance at 18% per annum.

50

Unless the Second September Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Second September Note, along with accrued interest, will be due on November 13, 2023 (the “Second September Note Maturity Date”). The Second September Note Maturity Date will automatically be extended for two month periods, unless Next sends 10 days written notice, prior to the end of any two month period, that it does not wish to extend the Second September Note, at which point the end of the then current two month period shall be the Second September Note Maturity Date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the Second September Note Maturity Date will be immediately due.

If the Company defaults on the Second September Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On December 4, 2023, the Company and Next Charging entered into a promissory note (the “First December 2023 Note”) for the sum of $220,000 (the “First December 2023 Loan”). The First December 2023 Note has an original issue discount (“OID”) equal to $20,000, which is 10% of the aggregate original principal amount of the First December 2023 Loan. The unpaid principal balance of the First December 2023 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the First December 2023 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the First December 2023 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the First December 2023 Note, along with accrued interest, will be due on February 4, 2024. The maturity date will automatically be extended for 2 month periods, unless Next Charging sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the First December 2023 Note, at which point the end of the then current 2 month period shall be the maturity date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the maturity date will be immediately due.

If the Company defaults on the First December 2023 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next Charging will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the First December 2023 Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On December 13, 2023, the Company and Next Charging entered into a promissory note (the “Second December 2023 Note”) for the sum of $165,000 (the “Second December 2023 Loan”). The Second December 2023 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Second December 2023 Loan. The unpaid principal balance of the Second December 2023 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the Second December 2023 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the Second December 2023 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Second December 2023 Note, along with accrued interest, will be due on February 13, 2024. The maturity date will automatically be extended for 2 month periods, unless Next Charging sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Second December 2023 Note, at which point the end of the then current 2 month period shall be the maturity date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the maturity date will be immediately due.

If the Company defaults on the Second December 2023 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next Charging will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Second December 2023 Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On December 18, 2023, the Company and Next Charging, LLC entered into a promissory note (the “Third December 2023 Note”) for the sum of $110,000 (the “Third December 2023 Loan”). The Third December 2023 Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the Third December 2023 Loan. The unpaid principal balance of the Third December 2023 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the Third December 2023 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the Third December 2023 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Third December 2023 Note, along with accrued interest, will be due on February 18, 2024. The maturity date will automatically be extended for 2 month periods, unless Next Charging sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Third December 2023 Note, at which point the end of the then current 2 month period will be the maturity date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the maturity date will be immediately due.

If the Company defaults on the Third December 2023 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next Charging will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Third December 2023 Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On December 20, 2023, the Company and Next Charging entered into a promissory note (the “Fourth December 2023 Note”) for the sum of $55,000 (the “Fourth December 2023 Loan”). The Fourth December 2023 Note has an original issue discount (“OID”) equal to $5,000, which is 10% of the aggregate original principal amount of the Fourth December 2023 Loan. The unpaid principal balance of the Fourth December 2023 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the Fourth December 2023 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the Fourth December 2023 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Fourth December 2023 Note, along with accrued interest, will be due on February 20, 2024. The maturity date will automatically be extended for 2 month periods, unless Next Charging sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Fourth December 2023 Note, at which point the end of the then current 2 month period will be the maturity date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the maturity date will be immediately due.

51

If the Company defaults on the Fourth December 2023 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next Charging will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Fourth December 2023 Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On December 27, 2023, the Company and Next Charging entered into a promissory note (the “Fifth December 2023 Note”) for the sum of $165,000 (the “Fifth December 2023 Loan”). The Fifth December 2023 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Fifth December 2023 Loan. The unpaid principal balance of the Fifth December 2023 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the Fifth December 2023 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the Fifth December 2023 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Fifth December 2023 Note, along with accrued interest, will be due on December 27, 2024. The maturity date will automatically be extended for 2 month periods, unless Next Charging sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Fifth December 2023 Note, at which point the end of the then current 2 month period will be the maturity date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the maturity date will be immediately due.

If the Company defaults on the Fifth December 2023 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next Charging will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Fifth December 2023 Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion. Subject to the adjustments described in the Fifth December 2023 Note, the conversion price will be the greater of (a) $1.23; or (b) $0.20.

On January 5, 2024, the Company and Next Charging entered into a promissory note (the “January 2024 Note”) for the sum of $110,000 (the “January 2024 Loan”). The January 2024 Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the January 2024 Loan. The unpaid principal balance of the January 2024 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the January 2024 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the January 2024 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the January 2024 Note, along with accrued interest, will be due on March 5, 2024. The maturity date will automatically be extended for 2 month periods, unless Next Charging sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the January 2024 Note, at which point the end of the then current 2 month period will be the maturity date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the maturity date will be immediately due.

If the Company defaults on the January 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next Charging will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion. Subject to the adjustments described in the January 2024 Note, the conversion price shall equal the greater of (a) $1.23; or (b) $0.20.

On January 11, 2024, the Company and Next Charging entered into a global amendment (“Global Amendment 1”) to the promissory notes dated as of July 5, 2023; August 2, 2023; August 30, 2023; September 6, 2023; September 13, 2023; November 3, 2023; November 21, 2023; December 4, 2023; December 13, 2023; December 18, 2023; and December 20, 2023 (each a “Note” and collectively the “Notes”).

Global Amendment 1 revised Section 8, Events of Default, to add:

The conversion price (as adjusted, the “Conversion Price”) shall equal the greater of the average VWAP over the ten (10) Trading Day period prior to the conversion date; or (b) $0.70 (the “Floor Price”). Notwithstanding anything to the contrary contained in this Note the Lender and the Borrower agree that the total cumulative number of Common Shares issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval. If the Borrower is unable to obtain Shareholder Approval to issue Common Shares to the Lender in excess of the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash at the request of the Lender.

Global Amendment 1 also added Section 10.15, Adjustment Due to Stock Split by Borrower, which provides that the number of shares and the price for any conversion under the Notes will be adjusted by the same ratios or multipliers of any reverse split the Company effects.

Also on January 11, 2024, the Company and Next entered into a global amendment (“Global Amendment 2”) to the promissory notes dated as of December 27, 2023 and January 8, 2023.

Global Amendment 2 revised Section 8, Events of Default, to remove the final paragraph and replace the paragraph with:

The conversion price (as adjusted, the “Conversion Price”) shall equal the greater of the average VWAP over the ten (10) Trading Day period prior to the conversion date; or (b) $0.70 (the “Floor Price”). Notwithstanding anything to the contrary contained in this Note the Lender and the Borrower agree that the total cumulative number of Common Shares issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval. If the Borrower is unable to obtain Shareholder Approval to issue Common Shares to the Lender in excess of the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash at the request of the Lender.

On January 16, 2024, the Company and Next Charging entered into a promissory note (the “January Next Note”) for the sum of $165,000 (the “January Next Loan”). The January Next Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the January Next Loan. The unpaid principal balance of the January Next Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the January Next Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the January Next Note, along with accrued interest, will be due on March 16, 2024. The maturity date will automatically be extended for 2 month periods, unless Next Charging sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the January Next Note, at which point the end of the then current 2 month period will be the maturity date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the maturity date will be immediately due.

If the Company defaults on the January Next Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next Charging will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the January Next Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion. Subject to the adjustments described in the January Next Note, the conversion price will be the greater of (a) $1.23; or (b) $0.70.

Pursuant to the January Next Note, the total cumulative number of shares issued to Next Charging may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval. If the Company is unable to obtain Shareholder Approval to issue shares to Next Charging in excess of the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash at Next Charging’s request.

52

Michael Farkas is the managing member of Next Charging and is the beneficial holder of approximately 20% of the Company’s outstanding shares of common stock.

Entry into Material Definitive Agreement Related Party

On August 10, 2023, the Company, the members (the “Members”) of Next Charging LLC (“Next Charging”) and Michael Farkas, as the representative of the Members, entered into an exchange agreement, and on November 2, 2023, the Members, Next Charging, and Mr. Farkas entered into an amended and restated exchange agreement (as amended and restated, the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging (the “Membership Interests”) in exchange for the issuance (the “Share Exchange”) by the Company to the Members of an aggregate of 100 million shares of common stock of the Company. In the event Next Charging completes the acquisition of the acquisition target as set forth in the Exchange Agreement’s disclosure schedules (directly or indirectly through Next Charging or through a subsidiary of Next Charging) prior to the Closing, then 70,000,000 shares will vest on the closing date, and the remaining 30,000,000 shares will be subject to vesting or forfeiture. In the event Next Charging does not complete such acquisition prior to the closing, then 35,000,000 shares will vest on the closing date, and the remaining 65,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”).

The Restricted Shares will vest, if at all, according to the following schedule:

(1) In the event Next Charging does not complete the acquisition of the acquisition target as set forth in the Exchange Agreement’s disclosure schedules (directly or indirectly through Next Charging or through a subsidiary of Next Charging) prior to the closing, then 35,000,000 of the Restricted Shares will vest upon the Company (directly or indirectly through Next Charging or a subsidiary of Next Charging), completing the acquisition of such acquisition target. In the event that Mr. Farkas determines that such an acquisition target is not capable of being acquired, either prior to or after the closing, then the Mr. Farkas and the Company will negotiate in good faith to determine a replacement acquisition target, which replacement would thereafter be considered as the acquisition target under the Exchange Agreement; and

(2) 30,000,000 Restricted Shares will vest upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Exchange Agreement).

As an additional condition to be satisfied prior to the closing, Next Charging is also required to take actions to record the assignment to itself of a patent mentioned in the Exchange Agreement.

Mr. Farkas is the managing member of Next Charging and (as of November 2, 2023) has also lent sums amounting to $2,925,000 through issuance of 15 promissory notes to Next Charging. Mr. Farkas is also the beneficial owner of approximately 20% of the Company’s issued and outstanding common stock. At closing, the Company has agreed to appoint Mr. Farkas to the board of directors as Executive Chairman and to appoint him Chief Executive Officer of the Company. The closing of the transactions contemplated under the Exchange Agreement are subject to certain customary closing conditions, including (i) that the Company file a Certificate of Amendment with the Secretary of State of the State of Delaware to increase its authorized common stock from 50 million shares to 500 million shares (ii) the receipt of the requisite third-party consents, and (iii) compliance with the rules and regulations of The Nasdaq Stock Market (“Nasdaq”), which includes the filing of an Initial Listing Application with Nasdaq and approval of such application by Nasdaq. In addition, while the stockholders of the Company have provided written consent approving the Exchange Agreement in November 2023, the effectiveness of such written consent is dependent upon the dissemination of a definition Information Statement on Schedule 14C, which we anticipate completing in January 2024. Upon consummation of the transactions contemplated by the Exchange Agreement, Next Charging will become a wholly-owned subsidiary of the Company.

Except as provided above, there were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Jack Leibler, Bennet Kurtz, and Sean Oppen are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 12, 2024 by: (i) each executive officer and director; (ii) all executive officers and directors of the Company as a group; and (iii) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,516,531 shares of common stock issued and outstanding on January 12, 2024, adjusted as required by rules promulgated by the SEC.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned(7, 8)	Percentage(2)
Beneficial Owners of more than 5%:
The Farkas Group, Inc (3)	422,335	9.4
SIF Energy LLC (3)	387,067	8.6
Balance Labs, Inc. (3)	66,443	1.5
Jacob Sod (4)	785,942	17.4
AJB Capital	400,000	8.9
Executive Officers and Directors:
Yehuda Levy	45,673	1.0
Michael Handelman	0	-
Avi Vaknin	325,000	7.2
Daniel Arbour	69,241	1.5
Jack Leibler	54,714	1.2
Bennett Kurtz	52,589	1.2
Sean Oppen	111,885	2.5

All Officers and Directors as a Group (7 persons)	659,102	14.6%

*Less than 1%

53

(1)	The address of each of the officers and directors is 67 NW 183rd St., Miami, Florida 33169; the address of Michael D. Farkas is 1221 Brickell Avenue, Ste. 900, Miami, FL 33131; the address for Jacob Sod is 14 Wall Street, Suite 2064, New York, New York 10005.

(2)	The calculation in this column is based upon 4,516,531 shares of common stock outstanding on January 12, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 12, 2023 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Michael D. Farkas has voting and investment control of the shares of common stock held by the Farkas Group, Inc., SIF Energy LLC and Balance Labs, Inc.

(4)	The shares of common stock are held by LH MA 2 LLC; and Crestview 360 Holdings, LLC. Jacob Sod has voting and investment control of the shares of common stock held by these entities.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Our authorized capital stock consists of fifty million (50,000,000) shares of common stock, par value $0.0001 per share, and five million (5,000,000) shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated. As of January 12, 2024, we had 4,516,531 shares of common stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

We do not have preferred stock outstanding.

54

Appointment of Directors

Our Certificate of Incorporation provides that subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

Amendments of our Bylaws

The Board of Directors is expressly empowered to adopt, amend or repeal our Bylaws. Any adoption, amendment or repeal of our Bylaws will require the approval of a majority of the authorized number of directors. Our stockholders also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by our Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Stock Options

We have no options outstanding.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

55

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Worldwide Stock Transfer. The transfer agent and registrar’s address is One University Plaza, Suite 505, Hackensack, NJ 07601.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of Delaware, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. To the extent that any such claims may be based upon federal law claims, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act of 1933, as amended, provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses of our Amended and Restated Certificate of Incorporation would not apply to such suits. The choice of forum provisions in our Amended and Restated Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. By agreeing to these provisions, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Amended and Restated Certificate of Incorporation” to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

UNDERWRITING

ThinkEquity LLC, is acting as the Representative of the underwriters of the offering. We have entered into an underwriting agreement dated ___, 2024 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
ThinkEquity LLC

Total

56

The underwriters are committed to purchase all the shares of common stock offered by the Company, other than those covered by the over-allotment option to purchase additional shares of common stock described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of 1,013,663 additional shares of common stock (equal to 15% of the total number of shares of common stock sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the Representative exercises this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of common stock in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The Representative has advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $                  per share of which up to $                  per share may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the Representative of its over-allotment option:

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.5%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have paid an expense deposit of $25,000 to (or on behalf of) the Representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not incurred.

In addition, we have also agreed to pay the following expenses of the underwriters relating to the offering: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (b) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities offered under the securities laws of such foreign jurisdictions designated by the Representative; (d) the costs associated with post-closing advertising the offering in the national editions of the Wall Street Journal and New York Times; (e) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $3,000, (f) the fees and expenses of the Representatives’ legal counsel incurred in connection with this offering in an amount up to $125,000; (g) $10,000 for data services and communications expenses; (h) up to $10,000 of the Representative’s actual accountable road show expenses for the offering and (i) up to $30,000 of the Representative’s market making and trading, and clearing firm settlement expenses for the offering.

57

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately .

Representative Warrants

Upon the closing of this offering, we have agreed to issue to the Representative or its designees warrants, or the Representative’s Warrants, to purchase a number of shares of common stock equal to 5% of the total number of shares sold in this public offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share of common stock sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing six months from the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for one demand registration right of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Representative’s Warrants and customary antidilution provisions. The demand registration right provided will not be greater than five years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G).

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction.

Right of First Refusal

For a period of 36 months from the closing of this offering, the Representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offerings for the Company, or any successor to or any subsidiary of the Company, including all equity linked financings, on terms customary to the Representative. The Representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The Representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Lock-Up Agreements

The Company, each of our more than 5% shareholders and all of our directors and officers have agreed for a period of six months after the date of this prospectus, with respect to the directors and officers, and three months, with respect to us and such stockholders, without the prior written consent of the Representative, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, subject to certain exceptions regarding obligations in existence on the date of this prospectus; or
●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than a customary universal “shelf” registration statement, which we shall file within 30 days following the earlier of the expiration of such three month period or the date we become initially eligible to file such registration statement; or
●	complete any offering of debt securities of the Company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank; or
●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

58

In addition, for a period of 24 months after the date of the underwriting agreement, the Company will not directly or indirectly enter into an agreement to engage in any “at-the-market”, continuous equity or variable rate transaction without the prior written consent of the Representative.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

59

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

60

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

61

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

62

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

63

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. After the closing of the offering, Sichenzia Ross Ference Carmel LLP or certain members or employees of Sichenzia Ross Ference Carmel LLP will be issued common stock of the Company. Certain legal matters in connection with this offering have been passed upon for the underwriters by Loeb & Loeb LLP.

EXPERTS

The financial statements of the Company and of Next Charging, LLC appearing elsewhere in this prospectus have been included herein in reliance upon the reports of M&K CPAS PLLC an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS PLLC experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may retrieve any of our filings with the SEC by visiting the website maintained by the SEC at www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 67 NW 183rd Street, Miami, Florida 33169, (305) 791-1169.

64

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of EzFill Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of EzFill Holdings, Inc. (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and has insufficient revenues and income to fully fund the operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) related to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Capital Stock and Other Equity Accounts

As discussed in Note 1 and Note 9 to the consolidated financial statements, the Company issues stock-based compensation in accordance with ASC 718, Compensation.

Auditing management’s calculation of the fair value of the stock-based compensation involves significant judgments and estimates in the various inputs to the calculation.

We evaluated management’s assessment of the appropriateness and accuracy of the fair value of the stock-based compensation.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020.

Houston, TX

March 17, 2023

PCAOB2738

F-1

EzFill Holdings, Inc.

Consolidated Balance Sheets

	December 31, 2022	December 31, 2021

Assets
Current Assets:
Cash and cash equivalents	$2,066,793	$13,561,266
Investment in debt securities	2,120,082	3,362,880
Accounts receivable, net of allowance for doubtful accounts of $0 and $5,665, respectively	766,692	100,194
Prepaid expenses and other	329,351	186,349
Inventory	151,248	46,343
Total Current Assets	5,434,166	17,257,032

Fixed assets, net of accumulated depreciation of $1,134,680 and $284,216, respectively	4,589,159	2,286,320
Goodwill and other indefinite lived intangibles	-	129,983
Other intangible assets, net of accumulated amortization of $0 and $1,205,379, respectively	-	3,207,327
Operating lease right of use asset	521,782	-
Other assets	52,737	43,456
Total Assets	$10,597,844	$22,924,118

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities:
Accounts payable and accrued liabilities	$1,256,479	$579,365
Loans payable – current	811,516	178,871
Borrowings under revolving line of credit	1,000,000	-
Operating lease liabilities	230,014	-
Total Current Liabilities	3,298,009	758,236

Loans payable - net of current portion	1,198,380	297,436
Operating lease liabilities, net of current portion	316,008	-
Total Liabilities	4,812,397	1,055,672

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Preferred stock, $.0001 and $.0001 par value; 50,000,000 and 50,000,000 shares authorized; -0- and -0- shares issued and outstanding	-	-
Common stock, $.0001 and $.0001 par value; 500,000,000 and 500,000,000 shares authorized; 26,685,392 and 26,243,474 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	2,669	2,624
Additional paid in capital	40,672,529	39,210,291
Accumulated deficit	(34,845,161)	(17,339,396)
Accumulated other comprehensive loss	(44,590)	(5,073)
Total Stockholders’ Equity (Deficit)	5,785,447	21,868,446
Total Liabilities and Stockholders’ Equity (Deficit)	$10,597,844	$22,924,118

The accompanying notes are an integral part of the consolidated financial statements.

F-2

EzFill Holdings, Inc.

Consolidated Statements Of Operations and Comprehensive Loss

	Year ended December 31,
	2022	2021
REVENUES
Revenues	$15,044,721	$7,233,957
TOTAL REVENUES	15,044,721	7,233,957

COSTS & EXPENSES
Cost of sales	15,218,234	7,027,274
Operating expenses	12,648,629	8,102,934
Impairment of goodwill and intangible assets	2,636,402	-
Impairment of fixed assets	258,114	-
Depreciation and amortization	1,769,621	872,834
TOTAL COSTS AND EXPENSES	32,531,000	16,003,042

OPERATING LOSS	(17,486,279)	(8,769,085)

OTHER INCOME AND EXPENSES
Interest income	84,603	-
Other income	-	161,572
Interest expense	(104,089)	(775,884)

LOSS BEFORE INCOME TAXES	(17,505,765)	(9,383,397)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(17,505,765)	$(9,383,397)
NET LOSS PER SHARE
Basic and diluted	$(0.66)	$(0.46)
Basic and diluted weighted average number of common shares outstanding	26,411,874	20,199,444
Comprehensive Loss:
Net loss	$(17,505,765)	$(9,383,397)
Other comprehensive loss:
Change in fair value of debt securities	(39,517)	(5,073)
Total comprehensive loss	$(17,545,282)	$(9,388,470)

The accompanying notes are an integral part of the consolidated financial statements.

F-3

EzFill Holdings, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

	Preferred stock		Common stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Stockholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	(Deficit)

Balance December 31, 2020	-	$-	17,199,912	$1,720	$6,472,536	$(7,956,000)	$-	$(1,481,744)

Initial public offering, net of expenses	-	-	7,187,500	719	25,248,855	-	-	25,249,574

Stock based compensation – related party	-	-	230,724	23	949,619			949,642

Stock based compensation – other	-	-	211,787	21	871,678	-	-	871,699

Options granted	-	-	-	-	74,733	-	-	74,733

Debt discount, related parties	-	-	7,972	1	29,999	-	-	30,000

Issuance of acquisition shares	-	-	193,398	19	749,981	-	-	750,000

Issuance of bonus and settlement shares	-	-	384,437	38	1,499,962	-	-	1,500,000

Warrants and shares to lender	-	-	13,286	1	248,010	-	-	248,011

Issuance of shares for technology	-	-	783,899	79	2,949,921	-	-	2,950,000

Sale of shares	-	-	30,559	3	114,997	-	-	115,000

Other comprehensive loss	-	-	-	-	-	-	-	(5,073)

Net loss	-	-	-	-	-	(9,383,397)	(5,073)	(9,383,397)

Balance December 31, 2021	-	$-	26,243,474	$2,624	$39,210,291	$(17,339,396)	$(5,073)	$21,868,446

Stock based compensation – related party	-	-	367,453	37	1,309,487	-	-	1,309,524

Stock based compensation - other			34,142	4	102,755	-	-	102,759

Consideration for acquisition	-	-	40,323	4	49,996	-	-	50,000

Other comprehensive loss	-	-	-	-	-	-	(39,517)	(39,517)

Net loss	-	-	-	-	-	(17,505,765)		(17,505,765)

Balance December 31, 2022	-	$-	26,685,392	$2,669	$40,672,529	$(34,845,161)	$(44,590)	$5,785,447

The accompanying notes are an integral part of the consolidated financial statements.

F-4

EzFill Holding, Inc.

Consolidated Statements of Cash Flows

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(17,505,765)	$(9,383,397)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Stock based compensation	1,412,283	1,896,074
Warrants and shares to lender	-	248,011
Depreciation and amortization	1,769,621	872,834
Impairment of goodwill and other intangible assets	2,636,402	-
Impairment of fixed assets	258,114	-
Amortization of bond premium and realized loss on investments	52,096	-
Amortization of debt discount, related party	-	105,000
Bad debt expense	17,489	17,644
PPP loan forgiveness	-	(154,673)
Changes in operating assets and liabilities:
Accounts receivable	(688,425)	75,802
Inventory	(104,905)	(5,288)
Prepaid expenses and other	(147,845)	(69,727)
Operating lease assets and liabilities	24,240	-
Accounts payable and accrued expenses	677,114	462,900
Accounts payable and accrued expenses - related party	-	(371,940)
Net cash used in operating activities	(11,599,581)	(6,306,761)

Cash flows from investing activities:
Maturity of debt securities	1,151,186	-
Acquisition of business	(321,250)	-
Acquisition of fixed assets	(3,258,417)	(1,998,151)
Acquisition of intangible assets	-	(19,204)
Purchase of debt securities	-	(3,367,953)
Net cash used in investing activities	(2,428,481)	(5,385,308)

Cash flows from financing activities:
Proceeds from Initial Public Offering	-	28,750,000
Initial Public Offering expenses	-	(3,500,426)
Borrowings under line of credit	1,000,000	-
Proceeds from issuance of common stock	-	115,000
Proceeds from issuance of debt and loans	2,191,308	1,440,572
Proceeds from issuance of related party debt	-	1,550,000
Repayment of debt	(657,719)	(2,136,283)
Repayment of related party debt	-	(1,848,399)
Net cash provided by financing activities	2,533,589	24,370,464

Net change in cash and cash equivalents	(11,494,473)	12,678,395

Cash and cash equivalents at beginning of period	13,561,266	882,871

Cash and cash equivalents cash at end of period	$2,066,793	$13,561,266

Noncash investing and financing activities:
Debt discount	$-	$105,000
Issuance of acquisition, bonus, and settlement shares	$-	$2,250,000
Shares issued for technology	$-	$2,950,000
Supplemental disclosure of cash flow information:
Cash paid for interest	$101,075	$455,791
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-5

EzFill Holdings, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

(1) Nature of Organization and Summary of Significant Accounting Policies

Nature of Organization

EzFill Holdings, Inc. (the Company) was incorporated on March 28, 2019, in the State of Delaware and operates in South Florida providing an on-demand mobile gas delivery service. Its wholly-owned subsidiary Neighborhood Fuel Holdings, LLC is inactive.

Basis of Presentation

The Company’s financial statements are presented on the accrual basis of accounting principles generally accepted in the United States of America (“GAAP”) and include the years ended December 31, 2022 and 2021.

Initial Public Offering

In September 2021, the Company issued 7,187,500 shares in its initial public offering (“IPO”) at a price of $4.00 per share, for net proceeds of approximately $25,250,000 after deducting underwriting discounts and commissions of $2,406,250 and expenses of $1,093,750. Immediately prior to the IPO, all shares of stock then outstanding converted into an aggregate of 18,750,000 shares of common stock following a one for 3.763243 reverse stock split approved by the Company’s board of directors and its shareholders.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates and assumptions made by management include allowance for doubtful accounts, valuation allowance for deferred tax assets, depreciation lives of property and equipment, recoverability of long-lived assets, fair value of equity instruments and the assumptions used in Black-Scholes valuation models related to stock options and warrants. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. At December 31, 2022 and 2021, the Company had $2,066,793 and $13,561,266 in cash and cash equivalents, respectively, of which $250,000 was federally insured.

Investments

Available-for-sale debt securities are recorded at fair value with the net unrealized gains and losses (that are deemed to be temporary) reported as a component of other comprehensive income (loss). Realized gains and losses and charges for other-than-temporary impairments are included in determining net income, with related purchase costs based on the first-in, first-out method. Premiums or discounts on debt are amortized straight line over the term. The Company evaluates its available-for-sale-investments for possible other-than-temporary impairments by reviewing factors such as the extent to which, and length of time, an investment’s fair value has been below the Company’s cost basis, the issuer’s financial condition, and the Company’s ability and intent to hold the investment for sufficient time for its market value to recover. For impairments that are other-than-temporary, an impairment loss is recognized in earnings equal to the difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The fair value of the investment then becomes the new amortized cost basis of the investment, and it is not adjusted for subsequent recoveries in fair value.

The following is a summary of the unrealized gains, losses, and fair value by investment type:

December 31, 2022:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Corporate bonds	$2,164,672	$-	$44,590	$2,120,082

December 31, 2021

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Corporate bonds	$3,367,953	$-	$5,073	$3,362,880

F-6

Realized losses on bonds during the years ended December 31, 2022 and 2021 were $5,255 and $0, respectively. During the year ended December 31, 2022 corporate bonds totaling $1,151,186 matured. The corporate bonds remaining at December 31, 2022 mature during 2023.

Accounts Receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts are written off against the allowance after all attempts to collect a receivable have failed. At December 31, 2022 and December 31, 2021, the allowance was $0 and $5,665 respectively in the consolidated financial statements.

Concentrations

Major Customers

For the year ended December 31, 2022, the Company had two customers that made up approximately 32% and 11% of revenue. For the year ended December 31, 2021, the Company had one customer that made up approximately 58% of revenue.

The Company had two customers that made up 47% and 8% of accounts receivable as of December 31, 2022, and 37% and 23% of accounts receivable as of December 31, 2021.

Major Vendors

The Company purchases substantially all of its fuel from three vendors.

Inventory

Inventory is valued at the lower of the inventory’s cost or market using the first-in, first-out method. Management compares the cost of inventory with its net realizable value and an allowance is made to write down inventory to net realizable value, if lower. Inventory consists solely of fuel. At December 31, 2022 and 2021, the allowance was $0 and $0 in the consolidated financial statements. Cost of sales includes the cost of fuel sold and wages paid to drivers.

Deferred Offering Costs

The Company includes offering costs directly associated with its IPO and anticipated share offerings in prepaid expenses and other costs in the consolidated balance sheet. Deferred offering costs were offset against additional paid in capital upon completion of the offering. As of December 31, 2022, and 2021, the Company recorded $129,635 and $0 respectively, to deferred offering costs.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. Expenditures for additions and improvements are capitalized, while repairs and maintenance costs are expensed as incurred. The cost and related accumulated depreciation of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is recorded in the year of disposal.

Acquisitions and Intangible Assets

The Company accounts for acquisitions in accordance with ASC 805, Business Combinations (“ASC 805”) and ASC 350, Intangibles- Goodwill and Other (“ASC 350”). The acquisition method of accounting requires that assets acquired and liabilities assumed be recorded at their fair values on the date of a business acquisition. The consolidated financial statements and results of operations reflect an acquired business from the completion date of an acquisition. The judgments that the Company makes in determining the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income in periods following an asset acquisition. The Company generally uses either the income, cost or market approach to aid in their conclusions of such fair values and asset lives. The income approach presumes that the value of an asset can be estimated by the net economic benefit to be received over the life of the asset, discounted to present value. The cost approach presumes that an investor would pay no more for an asset than its replacement or reproduction cost. The market approach estimates value based on what other participants in the market have paid for reasonably similar assets. Although each valuation approach is considered in valuing the assets acquired, the approach ultimately selected is based on the characteristics of the asset and the availability of information.

F-7

The Company amortizes finite lived intangible assets over their estimated useful lives, which range between two and five years. as follows:

Intangible Asset	Useful Life
Customer list	5 years
Mobile app	3 years
Non-compete	2 years
Trade name	5 years
Loading rack license	5 years

Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Determining whether an impairment has occurred typically requires various estimates and assumptions, including determining which cash flows are directly related to the potentially impaired asset, the useful life over which cash flows will occur, their amount and the asset’s residual value, if any. In turn, measurement of an impairment loss requires a determination of fair value, which is based on the best information available. The Company uses quoted market prices when available and independent appraisals and management estimates of future operating cash flows, as appropriate, to determine fair value.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, and accounts payable approximate fair value because of the relative short-term maturity of these items and current payment expected. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments.

ASC 825, Financial Instruments, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.
Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.
Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company measures its available for sale securities on a recurring basis based on level 1 prices.

Revenue Recognition

The Company generates its revenue from mobile fuel sales, either as a one-time purchase, or through a monthly membership. Revenue is recognized at the time of delivery and includes a delivery fee for each delivery or a subscription fee on a monthly basis for memberships. Under Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606) “Revenue from Contracts with Customers”, revenue from contracts with customers is measured based on the consideration specified in the contract with the customer, and excludes any sales incentives and amounts collected on behalf of third parties. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under Topic 606. The Company’s contracts with its customers do not include multiple performance obligations. The Company recognizes revenue when a performance obligation is satisfied by transferring control over a product or service to a customer. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for such products or services.

F-8

Operating Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in our consolidated balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses an incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The lease payments used to determine the Company’s operating lease asset may include lease incentives and stated rent increases. Our lease term may include the option to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs for the year ended December 31, 2022, and 2021 of approximately $1,182,815 and $216,946, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, (“ASC 740”) which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim period, disclosure, and transition.

Stock-based compensation

The Company accounts for employee stock awards for services based on the grant date fair value of the instrument issued and those issued to non-employees are recorded based on the grant date fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. Compensation expense from stock awards is expensed over the service period. Forfeitures are recognized as they occur.

Net loss per share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted during the period. FASB ASC 260, Earnings per Share, requires a dual presentation of basic and diluted earnings per share. Any instruments that would have an anti-dilutive effect have been excluded from the computation of earnings per share. The number of such shares excluded from the computations of diluted loss per share are as follows:

	Year ended December 31,
Description	2022	2021
Stock options under treasury stock method	0	0

Recent accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. ASU 2016-02 and additional ASUs are now codified as ASC 842, Leases. ASC 842 supersedes the lease accounting guidance in ASC 840 Leases and requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. Topic 842 was effective January 1, 2020, and was adopted with the Company’s office lease that began on January 1, 2022.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic 326).” The standard introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses and will apply to trade receivables. The new guidance will be effective for the Company’s annual and interim periods beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

F-9

All other newly issued accounting pronouncements not yet effective have been deemed either immaterial or not applicable.

(2) Going Concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained a net loss since inception and does not have sufficient revenues and income to fully fund the operations. As a result, the Company has relied on loans from stockholders and others as well as stock sales to fund its activities to date. For the year ended December 31, 2022, the Company had a net loss of $17,505,765. At December 31, 2022, the Company had an accumulated deficit of $34,845,161. The Company anticipates that it will continue to generate operating losses and use cash in operations through the foreseeable future.

In September 2021, the Company completed its Initial Public Offering and raised $25,250,000 in net proceeds after deducting the underwriting discount and offering expenses. The Company anticipates that it will need to raise additional capital by March 31, 2023, in order to continue to fund its operations. There is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its initiatives or attain profitable operations. The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully expand to new markets, competition, and the need to enter into collaborations with other companies or acquire other companies to enhance or complement its product and service offerings. There can be no assurances that financing will be available on terms which are favorable, or at all. If the Company is unable to raise additional funding to meet its working capital needs in the future, it will be forced to delay, reduce, or cease its operations.

The Company’s management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

(3) Related Party Transactions

During the year ended December 31, 2021, the Company issued 26,573 shares to an executive as a signing bonus. The Company also issued 53,144 signing shares and 104,093 restricted shares to directors.

During the year ended December 31, 2022, the Company issued 182,540 shares of restricted stock and 522,462 stock options to executives. Included in these amounts are 75,893 shares of stock and 125,951 stock options granted to two former executives for which vesting was accelerated upon their termination. The Company also granted a total of 776,761 restricted shares to directors during the year ended December 31, 2022. The aforementioned grants were made pursuant to the Company’s 2020 Incentive Compensation Plan.

The Company entered into a consulting agreement, dated November 18, 2020, with Balance Labs, Inc. Pursuant to the Consulting Agreement, Balance Labs provided consulting services including assisting with the Company’s IPO and assisting with introductions to, and assistance with, negotiating and entering agreements with potential fleet, residential, marine, and corporate customers that Balance Labs has relationships with. Balance Labs also assisted with the Company’s expansion efforts. Under the Consulting Agreement, in payment of services that Balance Labs had already provided, the Company issued Balance Labs 265,728 shares of its common stock in November 2020. Upon the completion of the Company’s IPO, the Company made a one-time payment of $200,000 to Balance Labs. During the first year of the term of the Consulting Agreement, the Company paid Balance Labs $25,000 per month. In the second year of the agreement, the payment decreased to $22,500 per month. On November 18, 2021, and each anniversary of the initial term and the renewal terms the Company will issue Balance Labs 132,905 shares of its common stock. The term of the Consulting Agreement is for two years and expired on November 18, 2022, without being renewed. The President, CEO, CFO and Chairman of the Board of Balance Labs is also the former president of the Company and beneficially owns approximately 26% of the Company’s common stock as of December 31, 2022.

The Company is party to a technology license agreement with Fuel Butler LLC, which is owned 20% by a former executive of the Company. See Note 5.

F-10

(4) Fixed Assets

Fixed assets consisted of the following:

Description	Estimated Useful Lives	December 31, 2022	December 31, 2021
Fixed assets:
Equipment	5 years	$265,637	$175,068
Leasehold improvements	Lease term	29,422	16,265
Vehicles	5 years	5,142,828	975,377
Office furniture	5 years	129,475	-
Office equipment	5 years	9,471	9,471
Vehicle construction in process		147,006	1,394,355
Total fixed assets		5,723,839	2,570,536
Accumulated depreciation		(1,134,680)	(284,216)
Fixed assets, net		$4,589,159	$2,286,320

Depreciation expense totaled $850,464 and $140,398 for the years ended December 31, 2022, and 2021, respectively.

The Company recorded impairment of $258,114 related to materials purchased for construction of delivery vehicles to reduce the carrying value of vehicle construction in progress to the expected realizable value.

(5) Intangible Assets

Intangible assets consisted of the following:

Description	December 31, 2022	December 31, 2021
Indefinite lived intangible assets:
Domain name	-	20,000
Goodwill	$-	$109,983
Total indefinite lived intangible assets	$-	$129,983

Other intangible assets:
Trademarks	$-	$103,258
Software	-	503,517
Customer list	-	855,073
Non-compete	-	858
Loading rack license	-	-
Technology license	-	2,950,000
Total other intangible assets	$-	$4,412,706
Accumulated amortization	-	(1,205,379)
Total other intangible assets, net	$-	$3,207,327

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC (“Licensor”), under which the Company licensed certain proprietary technology. Under the terms of the license, the Company issued 265,728 shares of its common stock to the Licensor upon signing. The Company also issued 332,160 shares to the Licensor in May 2021 upon the filing of a patent application related to the licensed technology. Upon completion of the Company’s IPO, 186,010 shares were issued to the Licensor. The Company will issue up to 730,752 additional shares to the Licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 531,456 shares at an exercise price of $3.76 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the Licensor for the purchase price of 1,062,913 of its common shares. Until the Company exercise one of these options, it will share with the Licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology.

Under the Technology Agreement, the Company licensed proprietary technology that it believed would enable the Company to expand its services to provide its fuel service in high density areas. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. The Company has been in communications with Fuel Butler regarding the termination of the Technology Agreement and continues to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While the Company contests Fuel Butler’s claims of breach and contends that in fact Fuel Butler is in breach, the Company has communicated to Fuel Butler that it wishes to terminate the Technology Agreement. The Company has sent a proposal to Fuel Butler whereby it would cease utilizing the Technology and Fuel Butler would return any shares it received under the Technology Agreement. Accordingly, the Company considers the license to be fully impaired and has fully amortized the license as of December 31, 2022. The impairment loss of $1,987,500 is included in Accumulated Amortization as of December 31, 2022.

F-11

See Note 13 for details of intangibles from an acquisition during the year ended December 31, 2022.

Amortization expense on intangible assets totaled $919,158 and $732,436 for the years ended December 31, 2022, and 2021, respectively.

Goodwill is considered impaired, and the Company recognized an impairment loss of $166,838, or the remaining balance of goodwill, during the year ended December 31, 2022. This loss was primarily due to the fall in the Company’s stock price and the decrease of the Company’s market capitalization as well as past operating performance. As a consequence, management forecasts were revised, and additional risk factors were applied. The fair value of the intangibles was estimated using a combination of market comparables (level 1 inputs) and expected present value of future cash flows (level 3 inputs) and as a result impairment was recorded for a total of $482,064.

(6) Accounts Payable and Accrued Liabilities

The Company had accounts payable and accrued liabilities as follows:

	December 31, 2022	December 31, 2021
Accounts Payable and Accrued Liabilities:
Accounts payable	$987,012	$491,598
Accrued payroll	266,453	82,080
Accrued expenses	-	5,687
Accrued interest	3,014	-
Total Accounts Payable and Accrued Liabilities	$1,256,479	$579,365

(7) Debt

Bank Line of Credit

On December 10, 2021, the Company entered into a Securities-Based Line of Credit, Promissory Note, Security, Pledge and Guaranty Agreement (the “Line of Credit”) with City National Bank of Florida. Pursuant to the revolving Line of Credit, the Company may borrow up to the Credit Limit, determined from time to time in the sole discretion of the Bank. The Credit Limit was approximately $3.0 million and $16.2 million at December 31, 2022, and December 31, 2021, respectively. Outstanding borrowings were $1.0 million and $0 as of December 31, 2022, and December 31, 2021, respectively. To secure the repayment of the Credit Limit, the Bank will have a first priority lien and continuing security interest in the securities held in the Company’s investment portfolio with the Bank. The amount outstanding under the Line of Credit shall bear interest equal to the Reference Rate plus the Spread (as defined in the Line of Credit) in effect each day. Interest is due and payable monthly in arrears. The interest rate on the Line of Credit was 5.75% at December 31, 2022, and 1.50% at December 31, 2021. The Bank may, at any time, without notice, and at its sole discretion, demand the repayment of the outstanding borrowing.

Vehicle Loans

The Company has entered into various loans for the purchase of vehicles in the ordinary course of business. Each loan is secured by the vehicle that is financed. One of the lenders has provided a commercial line of credit of $4.0 million, under which approximately $2.4 million remained available as of December 31, 2022, for the financing of vehicles under retail installment contracts through May 31, 2023. The vehicle loans under the commercial line of credit and from other sources have interest rates that range from 3.5% to 9.0% (primarily 3.5%).

Other Debt

On November 24, 2020, the Company issued a note payable in the amount of $1,000,000; the loan bore interest at a rate of 1% per month; the maturity date on the loan was April 21, 2021; the Company had the option to extend the maturity date for seven one-month terms. As part of the terms of the loan, the note holder was issued 100,000 shares of common stock. The Company exercised the option to extend the loan from April 21, 2021, to August 21, 2021, and issued 10,000 shares to the note holder for each monthly extension.

On March 10, 2021, the Company borrowed a total of $300,000 and issued promissory notes for $100,000 to each of three related parties. The notes bore interest at a rate of 1% per month. The principal and interest thereon were payable on March 10, 2022, or upon completion of the Company’s initial public offering if earlier. In connection with these loans, each lender was issued 10,000 shares of the Company’s common stock for a total of 30,000 shares.

F-12

On April 16, 2021, the Company issued a promissory note to a lender for $1,166,000, including $66,000 of interest at the rate of 8% per annum. The loan maturity was the earlier of January 16, 2022, or two weeks after the Company’s initial public offering. In the event the loan matured earlier than January 16, 2022, the full amount of interest for the nine-month term was due. As additional consideration for the loan, the Company granted the lender 400,000 shares in stock warrants, each of which may be exchanged for one share common stock of the stock offered to the public in the Company’s initial public offering, at a price of 125% of the offering price of such initial public offering. Such warrants may, be need not, be exercised by the lender for a period of three years from their issuance.

On June 25, 2021, the Company issued promissory notes to two related parties for $265,958 each, including an original issue discount of $15,958. The notes each bore interest at 1% per month on the unpaid principal balance. The notes matured on the earlier of December 25, 2021, or the consummation of the Company’s initial public offering.

On July 26, 2021, the company issued promissory notes to two related parties for $132,979 each, including an original issue discount of $7,979. The notes bore interest at 1% per month on the unpaid principal balance. The notes matured on the earlier of January 26, 2022, or the consummation of the Company’s initial public offering.

On August 18, 2021, the Company issued a promissory note to a related party in the amount of $265,000, including an original issue discount of $15,000. The note bore interest at 12% per year and all interest accrued until the Maturity date. The maturity date of the note was August 18, 2022, however if the Company completed a capital raise of at least $7,000,000 the entire outstanding principal and interest through August 18, 2022, was immediately due and payable within two business days of such occurrence.

On August 19, 2021, the Company issued a promissory note to a lender in the amount of $265,000, including an original issue discount of $15,000. The note bore interest at 12% per year and all interest accrued until the Maturity date. The maturity date of the note was August 19, 2022, however if the Company completed a capital raise of at least $7,000,000 the entire outstanding principal and interest through August 19, 2022, was immediately due and payable within two business days of such occurrence.

All debt except for vehicle loans was repaid in September 2021 after the consummation of the Company’s IPO. Amounts remaining in debt discount were included in interest expense.

Maturities of debt as of December 31, 2022, are as follows:

2023	$811,516
2024	820,844
2025	307,365
2026	55,852
2027	14,319
Total	$2,009,896

(8) SBA PPP Loan

On April 20, 2020, the Company received loan proceeds in the amount of $154,673 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks provided the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

On September 17, 2021, 100% of the PPP loan in the amount of $154,673 and accrued interest was forgiven by the SBA, and no repayment is required.

(9) Shareholders Equity

Authorized shares include 500 million common shares and 50 million preferred shares. Immediately prior to the Company’s IPO in December 2022, all shares of common stock then outstanding converted into an aggregate of 18,750,000 shares of common stock following a one for 3.763243 reverse stock split approved by the Company’s board of directors and its shareholders.

On August 1, 2020, the Company’s board of directors approved the EzFill Holdings, Inc. 2020 Equity Incentive Plan (Plan), which plan has also been approved by the Company’s shareholders. The Company has reserved 1,913,243 of its outstanding shares of common stock for issuance under the Plan. On June 3, 2022, the Company’s board of directors approved the EzFill Holdings, Inc. 2022 Equity Incentive Plan (2022 Plan), which plan has also been approved by the Company’s shareholders. The Company has reserved 2,600,000 of its outstanding shares of common stock for issuance under the 2022 Plan. Participation in the Plans will continue until the benefits to which the participants are entitled have been paid in full.

F-13

Common stock

During the year ended December 31, 2021, 30,559 shares of common stock were sold for cash proceeds of $115,000.

During the year ended December 31, 2021, the Company issued 26,573 shares to an executive as a signing bonus and recorded related stock compensation expense of $100,000 and issued 53,144 signing shares to directors and recorded related stock compensation expense of $200,000.

During the year ended December 31, 2021, the Company recorded stock-based compensation expense of $345,000 related to shares granted for sponsorships and $110,000 related to shares granted to consultants.

During the year ended December 31, 2021, the Company issued 600,000 shares related to accrued bonuses, and 375,000 shares related to an acquisition that had previously been accrued in 2020.

During the year ended December 31, 2022, the Company issued 20,000 shares to a consultant for services rendered and recorded stock compensation of $68,500.

During the year ended December 31, 2022, the Company issued 40,323 shares to the sellers of the assets of Full Service Fueling. See note 13.

During the year ended December 31, 2022, the Company issued 182,540 shares of restricted stock and 522,462 stock options to executives. Total stock compensation expense of $587,500 is being recorded over the vesting period. Included in these amounts are 75,893 shares of stock and 125,951 stock options granted to two former executives for which vesting was accelerated upon their termination. The Company also granted a total of 776,761 restricted shares to directors during the year ended December 31, 2022, for which stock compensation expense of $365,000 is being recorded over the vesting period. The aforementioned grants were made pursuant to the Company’s 2020 Incentive Compensation Plan.

A total of 966,801 shares of restricted stock were issued to employees, board members and consultants during the year ended December 31, 2022. The restricted shares vest over periods from one to three years and are being recognized as expense on a straight-line basis over the vesting period of the awards. A total expense of $1,195,053 and 177,510 was recorded for the years ended December 31, 2022, and 2021, respectively.

A summary of the restricted stock activity is presented as follows:

		Weighted Average
		Grant Date
	Shares	Fair Value

Outstanding at
December 31, 2021	317,586	$3.27
Granted	966,801	0.63
Vested	(405,542)	2.69
Forfeited	(35,000)	2.00
December 31, 2022	843,845	$0.56

The Company recognizes forfeitures of restricted shares as they occur rather than estimating a forfeiture rate. The reduction of stock compensation expense related to the forfeitures was $2,365 and $0 for the years ended December 31, 2022, and 2021, respectively.

Unrecognized stock compensation expense related to restricted stock was approximately $206,000 as of December 31, 2022, which will be recognized over a weighted-average period of 0.7 years.

F-14

Stock Options and Warrants

The following table represents option activity during the year ended December 31, 2022:

	Number of	Weighted Average	Weighted Average Remaining Contractual Term
	Options	Exercise Price	(years)
Outstanding at December 31, 2021	175,384	$1.78	3.3
Options granted	572,462	1.26	7.0
Outstanding at December 31, 2022	747,846	$1.36	4.2
Exercisable at December 31, 2022	428,962	$1.46	3.4

The fair value of the stock options granted in 2022 was determined using the Black-Scholes option pricing model with the following assumptions:

Year Ended December 31, 2022
Valuation assumptions:
Risk-free rate	1.64%
Expected volatility	62%
Expected term (years)	5
Dividend yield	0

Unrecognized stock compensation expense related to stock options was approximately $131,000 as of December 31, 2022, which will be recognized over a weighted-average period of 2.0 years.

The underwriter’s representatives for the Company’s IPO received warrants to purchase up to 359,375 shares. The warrants are exercisable from March 14, 2022, until September 14, 2026, at an exercise price of $5.00 per share.

In April 2021, the Company issued 106,291 warrants to a lender in connection with a loan that has been repaid. The warrants are exercisable until September 14, 2024, at $5.00 per share.

The intrinsic value of options and warrants outstanding at December 31, 2022, and December 31, 2021 was $0 and $0, respectively.

(10) Commitments and Contingencies

Litigation

The Company is subject to litigation claims arising in the ordinary course of business. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries. As of December 31, 2022, and 2021, the Company is not aware of any litigation, pending litigation, or other transactions that would require accrual or disclosure under GAAP.

Lease Commitment

On December 3, 2021, the Company signed a lease for 5778 square feet of office space, for occupancy effective January 1, 2022. The lease term is 39 months, and the total monthly payment is $21,773, including base rent, estimated operating expenses and sales tax. The base rent of $14,743 including sales tax was abated for months 1, 13 and 25 of the lease, and is subject to a 3% annual increase. An initial Right of Use (“ROU”) asset of $735,197 was recognized as a non-cash asset addition with the adoption of the lease accounting standard. Cash paid for amounts included in the present value of operating lease liabilities was $246,538 for the year ended December 31, 2022, and is included in cash flows from operating activities in the accompanying consolidated statement of cash flows. The operating lease expense for this lease was $245,777 for the year ended December 31, 2022, and is included in operating expenses in the consolidated statements of operations.

F-15

Future minimum payments under non-cancellable leases as of December 31, 2022, were as follows:

Future Minimum Payments
2023	$251,403
2024	256,414
2025	69,421
Total undiscounted operating leases payments	577,238
Less: Imputed interest	31,217
Present Value of Operating Lease Liabilities	546,021

Other Information
Weighted-average remaining lease term	2.25 years
Weighted-average discount rate	5.0%

As a practical expedient, short-term leases with an initial term of 12 months or less are excluded from the consolidated balance sheets and charges from these leases are expensed as incurred. The Company has offices at several of its operating locations under leases that are cancellable upon short notice. Total rent expense for these leases (including the prior headquarters office) was approximately $121,415 and $89,935 for the year ended December 31, 2022, and 2021, respectively.

(11) Income Taxes

The components of the deferred tax assets at December 31, 2022 and 2021 were as follows:

	2022	2021
Deferred tax assets:
Stock-based compensation	$202,510	$165,567
Intangibles	908,204	219,369
Net operating loss	8,147,005	4,413,292
Lease liabilities	138,389	-
Capitalized research expenditures	354,157	-
Other	8,058	1,612
Total gross deferred tax asset	$9,758,323	$4,799,840
Deferred tax liabilities:
Depreciation	(872,157)	(196,334)
Prepaid assets	(33,769)	(32,057)
Right of use asset	(132,246)	-
Less: Valuation allowances	(8,720,151)	(4,571,449)
Net deferred tax asset	$-	$-

The components of the income tax benefit and related valuation allowance for the years ended December 31, 2022, and 2021 are as follows:

	2022	2021
Current	$-	$-
Deferred	(4,148,702)	(2,544,004)
Valuation allowance	4,148,702	2,544,004
Total Tax Provision	$-	$-

F-16

A reconciliation of the provision for income taxes for the years ended December 31, 2022, and 2021 as compared to statutory rates is as follows:

	2022	2021
Provision at federal statutory rate of 21%	$(3,676,210)	$(1,970,514)
Permanent differences, net	254,526	(51,348)
State income tax benefit	(760,625)	(407,709)
Deferred adjustments	33,607	(126,995)
Change in valuation allowance	4,148,702	2,544,004
Total income tax provision	$-	$-

Federal net operating loss carryforwards at December 31, 2022 and December 31, 2021 totaled approximately $ 32.9 million and $17.5 million, respectively, for tax purposes, which will be available to offset 80 % of future taxable income indefinitely.

The Company reviews its filing positions for all open tax years in all U.S. federal and state jurisdictions where the Company is required to file. The tax years subject to examination include the years 2019 and forward.

There are no uncertain tax positions that would require recognition in the consolidated financial statements. If the Company incurs an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

(12) Bank Credit Line

On December 10, 2021, the Company entered into a Securities-Based Line of Credit, Promissory Note, Security, Pledge and Guaranty Agreement (the “Line of Credit”) with City National Bank of Florida.

Pursuant to the revolving Line of Credit, the Company may borrow up to the Credit Limit, determined from time to time in the sole discretion of the Bank. The Credit Limit was approximately $3.4 million at December 31, 2022. To secure the repayment of the Credit Limit, the Bank will have a first priority lien and continuing security interest in the securities held in the Company’s investment portfolio with the Bank.

The amount outstanding under the Line of Credit shall bear interest equal to the Reference Rate plus the Spread (as defined in the Line of Credit) in effect each day. Interest is due and payable monthly in arrears. The interest rate on the Line of Credit was 5.75% at December 31, 2022.

The Bank may, at any time, without notice, and at its sole discretion, demand the repayment of the outstanding balance and accrued interest thereon, be immediately repaid in full, and the Bank may terminate the Line of Credit. Outstanding balances under the Line of Credit were $1,000,000 and $0 at December 31, 2022, and 2021, respectively.

(13) Business Combination

On March 11, 2022, the Company acquired substantially all of the assets of Full Service Fueling (“Seller”), a mobile fueling service provider, for (a) a net amount of $321,250 cash after a credit of $3,750, and (b) 40,323 common shares, with a value of $50,000 based upon the Company’s closing stock price on the Nasdaq on the date immediately preceding the Closing Date. Further, the Purchase Agreement includes provisions wherein the Company agrees to utilize Seller’s affiliate Palmdale Oil Company, Inc. (“Palmdale”) as one if its main fuel suppliers throughout the state of Florida. Palmdale will also provide the Company with access to vehicle parking at their locations throughout the state in order to support the expansion of the Company’s mobile fueling business. This acquisition was considered an acquisition of a business under ASC 805.

A summary of the purchase price allocation at fair value is below.

Purchase Allocation
Vehicles	$153,000
Customer list	66,413
Loading rack license	58,857
Other identifiable intangibles	56,124
Goodwill	36,856
$371,250

F-17

The purchase price was paid as follows:

Cash	$321,250
Common stock	50,000
$371,250

The vehicles and the identifiable intangibles will be depreciated and amortized over their estimated useful lives. Transaction costs related to the acquisition were not material.

The results of operations for the year ended December 31, 2022, include approximately $113,000 of revenue and $4,000 net loss related to the acquired business since the March 11, 2022, acquisition date.

The accompanying unaudited pro forma combined statement of operations presents the accounts of EzFill Holdings, Inc. and Neighborhood Fuel for the year ended December 31, 2021, assuming the acquisition occurred on January 1, 2021.

Year ended December 31, 2021 Summary Statement of Operations	EzFill Holdings	Full Service Fueling	Combined

Revenue	$7,233,957	$242,271	$7,476,228

Net Loss	$(9,383,397)	$(122,507)	$(9,505,904)

Net Loss per common share – basic and diluted	$(0.46)		$(0.47)

Weighted average common shares – basic and diluted	20,199,444		20,199,444

(14) Subsequent Events

The Company evaluates subsequent events that occur after the balance sheet date through the date the financial statements were issued.

On January 23, 2023, the Company entered into an agreement (the “Consulting Agreement”) with Lunar Project LLC (the “Consultant”). For a term of two years unless terminated sooner as provided in the Consulting Agreement (the “Term”), the Consultant has agreed to provide the Company with certain services including, but not limited to, increasing the Company’s customer base through assembly of a contract sales team, assisting the Company in reducing its current operating expenses and assisting the Company with franchising its business. In exchange for its services, the Consultant will receive options to purchase 1,600,000 restricted shares of the Company’s common stock (the “Options”). The Options’ exercise prices, vesting requirements, and expiration dates will be set forth in an option agreement between the Consultant and the Company. At the end of the Term, unless extended by the parties in writing, all unvested Options will immediately expire. In conjunction with the Consulting Agreement, the Consultant entered into several Non-Qualified Stock Option Agreements (“Option Agreements”) with the Company. The first Option Agreement is for 500,000 option shares that have an exercise price of $0.60 per share and an expiration date five years from the vesting date. The second Option Agreement is for 400,000 option shares that have an exercise price of $1.00 per share and an expiration date five years from the vesting date. The third Option Agreement is for 400,000 option shares that have an exercise price of $1.25 per share and an expiration date five years from the vesting date. The fourth Option Agreement is for 300,000 option shares that have an exercise price of $1.75 per share and an expiration date five years from the vesting date. Within each of the aforementioned Option Agreements, there are performance conditions and vesting dates with specific percentages of shares to vest. To exercise the Option, the Consultant (or in the case of exercise after the Consultant’s death or incapacity, the Consultant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a written notice of exercise per the Consulting Agreement.

On February 10, 2023, the Board of Directors appointed Mr. Daniel Arbour as a non-independent director. Mr. Arbour’s term will continue until its expiration or renewal at the Company’s next annual meeting of shareholders or until his earlier resignation or removal. Mr. Arbour will not serve on any of the Board’s committees. Mr. Arbour will receive a Board equivalent stock fee of $130,000. Stock compensation will be based on a specific dollar amount translated into a specific number of shares of stock. Stock grant equivalent shares will be granted annually at the Company’s annual meeting date and will fully vest in 12 months or one day before the following yearʼs annual meeting whichever is sooner. Grants will be based on the closing price of the Company on the effective date of the grant, or the Company’s annual shareholder meeting date. On February 15, 2023, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mountain Views Strategy Ltd (“Mountain Views”). Daniel Arbour is the principal and founder of Mountain Views. Pursuant to the Consulting Agreement, Mountain Views agrees to provide services as an outsourced chief revenue officer The Company will pay Mountain Views $13,000 USD per month and cover other certain expenses. The term of the Consulting Agreement is for twelve months from the effective date however, either party may terminate the Consulting Agreement on two weeks written notice to the other party.

On February 17, 2023, the Company entered into a Sales Agreement (the “Sales Agreement”) with ThinkEquity LLC (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time through the Sales Agent, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $2,096,000, subject to the terms and conditions of the Sales Agreement. The Company filed a prospectus supplement to its registration statement on Form S-3 (File No. 333-268960) offering the Shares. Under the Sales Agreement, the Sales Agent may sell the Shares in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The NASDAQ Capital Market or any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The Company may instruct the Sales Agent not to sell the Shares if the sales cannot be affected at or above the price designated by the Company from time to time. The Company is not obligated to make any sales of the Shares under the Sales Agreement. The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. The Company will pay the Sales Agent a fixed commission rate of 3.0% of the aggregate gross proceeds from the sale of the Shares pursuant to the Sales Agreement and has agreed to provide the Sales Agent with customary indemnification and contribution rights. The Company also agreed to reimburse the Sales Agent the fees and expenses of the Sales Agent including but not limited to the fees and expenses of the counsel to the Sales Agent, payable upon the execution of the Sales Agreement, in an amount not to exceed $50,000. In addition, the Company will reimburse the Sales Agent upon request for such costs, fees and expenses incurred in connection with the Sales Agreement in an amount not to exceed $7,500 on a quarterly basis for the first three quarters of each year and $10,000 for the fourth quarter of each year. As of March 10, 2023, a total of 67,141 shares had been sold under the ATM for gross proceeds of $26,601.

F-18

F-19

EzFill Holdings, Inc. and Subsidiary

Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(Unaudited)	(Audited)

Assets

Current Assets
Cash	$405,230	$2,066,793
Investment in debt securities	-	2,120,082
Accounts receivable - net	1,326,133	766,692
Inventory	183,271	151,248
Prepaids and other	357,929	329,351
Total Current Assets	2,272,563	5,434,166

Property and equipment - net	3,715,860	4,589,159

Operating lease - right-of-use asset	354,601	521,782

Deposits	53,017	52,737

Total Assets	$6,396,041	$10,597,844

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued expenses	$1,141,624	$1,256,479
Accounts payable and accrued expenses - related parties	31,815	-
Line of credit	-	1,000,000
Notes payable - net	818,629	811,516
Notes payable - related parties - net	3,145,997	-
Operating lease liability	238,042	230,014
Total Current Liabilities	5,376,107	3,298,009

Long Term Liabilities
Notes payable - net	742,053	1,198,380
Operating lease liability	140,375	316,008
Total Long Term Liabilities	882,428	1,514,388

Total Liabilities	6,258,535	4,812,397

Commitments and Contingencies

Stockholders’ Equity
Preferred stock - $0.0001 par value; 5,000,000 shares authorized none issued and outstanding, respectively	-	-
Common stock - $0.0001 par value, 50,000,000 shares authorized 3,962,461 shares issued and 3,812,461 shares outstanding at September 30, 2023 and 3,335,674 shares issued and outstanding at December 31, 2022	396	334
Additional paid-in capital	42,026,591	40,674,864
Accumulated deficit	(41,889,481)	(34,845,161)
Accumulated other comprehensive loss	-	(44,590)
Total Stockholders’ Equity	137,506	5,785,447

Total Liabilities and Stockholders’ Equity	$6,396,041	$10,597,844

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-20

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Sales - net	$6,163,682	$4,091,403	$17,525,677	$10,185,902

Costs and Expenses
Cost of sales	5,813,957	4,208,155	16,529,030	10,288,176
General and administrative expenses	1,684,340	3,476,261	6,250,013	9,830,523
Depreciation and amortization	278,442	480,632	829,137	1,277,108
Total Costs and Expenses	7,776,739	8,165,048	23,608,180	21,395,807

Loss from operations	(1,613,057)	(4,073,645)	(6,082,503)	(11,209,905)

Other income (expense)
Interest income	9,096	26,957	31,717	58,982
Interest expense	(622,777)	(29,721)	(966,374)	(64,666)
Loss on sale of marketable debt securities	-	-	(27,160)	-
Total other income (expense) - net	(613,681)	(2,764)	(961,817)	(5,684)

Net loss	$(2,226,738)	$(4,076,409)	$(7,044,320)	$(11,215,589)

Loss per share - basic and diluted	$(0.58)	$(1.23)	$(2.02)	$(3.40)

Weighted average number of shares - basic and diluted	3,816,332	3,310,135	3,493,760	3,295,953

Comprehensive loss:
Net loss	$(2,226,738)	$(4,076,409)	$(7,044,320)	$(11,215,589)
Change in fair value of debt securities	-	66	-	(69,501)
Total comprehensive loss:	$(2,226,738)	$(4,076,343)	$(7,044,320)	$(11,285,090)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-21

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

For the Three and Nine Months Ended September 30, 2023

(Unaudited)

					Additional		Accumulated Other	Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity

December 31, 2022	-	$-	3,335,674	$334	$40,674,864	$(34,845,161)	$(44,590)	$5,785,447

Stock based compensation - related parties	-	-	6,510	-	116,250	-	-	116,250

Stock based compensation - other	-	-	-	-	75,811	-	-	75,811

Stock sold for cash (ATM) - net of offering costs	-	-	8,393	1	25,307	-	-	25,308

Cash paid for direct offering costs					(25,308)			(25,308)

Unrealized gain on debt securities	-	-	-	-	-	-	31,062	31,062

Net loss	-	-	-	-	-	(2,348,771)	-	(2,348,771)

March 31, 2023	-	-	3,350,577	335	40,866,924	(37,193,932)	(13,528)	3,659,799

Stock based compensation - related parties	-	-	185,113	18	334,160	-	-	334,178

Stock based compensation - other	-	-	-	-	4,671	-	-	4,671

Stock issued as debt issue costs - related party	-	-	100,000	10	255,990	-	-	256,000

Stock issued as debt issue costs (contingent shares) - related party	-	-	150,000	15	(15)	-	-	-

Unrealized gain on debt securities	-	-	-			-	13,528	13,528

Net loss	-	-	-	-	-	(2,468,811)	-	(2,468,811)

June 30, 2023	-	-	3,785,690	378	41,461,730	(39,662,743)	-	1,799,365

Stock based compensation - related parties	-	-	-	-	38,269	-	-	38,269

Stock based compensation - other	-	-	1,771	-	360	-	-	360

Stock issued as debt issue costs - related party	-	-	150,000	15	406,485	-	-	406,500

Stock issued for services	-	-	25,000	3	119,747	-	-	119,750

Net loss	-	-	-	-	-	(2,226,738)	-	(2,226,738)

September 30, 2023	-	$-	3,962,461	$396	$42,026,591	$(41,889,481)	$-	$137,506

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-22

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

					Additional		Accumulated Other	Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity

December 31, 2021	-	$-	3,280,434	$328	$39,212,587	$(17,339,396)	$(5,073)	$21,868,446

Stock based compensation - related party	-	-	2,790	-	429,331	-	-	429,331

Stock based compensation - other	-	-	752	-	41,354	-	-	41,354

Stock sold for cash (ATM) - net	-	-	-	-	-	-	-	-

Consideration for acquisition	-	-	5,040	1	49,999	-	-	50,000

Unrealized loss on debt securities	-	-	-	-	-	-	(47,286)	(47,286)

Net loss	-	-	-	-	-	(3,266,510)	-	(3,266,510)

March 31, 2022	-	-	3,289,016	329	39,733,271	(20,605,906)	(52,359)	19,075,335

Notes payable - net	-	-	20,958	2	402,059	-	-	402,061

Unrealized loss on debt securities	-	-	-	-	-	-	(17,208)	(17,208)

Net loss	-	-	-	-	-	(3,872,670)	-	(3,872,670)

June 30, 2022	-	-	3,309,974	331	40,135,330	(24,478,576)	(69,567)	15,587,518

Stock based compensation - other	-	-	10,629	2	272,724	-	-	272,726

Unrealized loss on debt securities							66	66

Net loss	-	-	-	-	-	(4,076,409)	-	(4,076,409)

September 30, 2022	-	$-	3,320,603	$333	$40,408,054	$(28,554,985)	$(69,501)	$11,783,901

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-23

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2023	2022

Operating activities
Net loss	$(7,044,320)	$(11,215,589)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	829,137	1,171,638
Amortization of bond premium and realized loss on investments in debt securities	34,556	36,760
Amortization of operating lease - right-of-use asset	167,181	105,470
Amortization of debt discount	755,457	-
Bad debt expense	83,564	16,938
Warrants issued for services rendered	-	-
Stock issued for services	200,592	1,145,472
Stock issued for services - related parties	488,697	-
Changes in operating assets and liabilities
(Increase) decrease in
Accounts Receivable	(643,005)	(575,119)
Inventory	(32,023)	(91,205)
Prepaids and other	(28,578)	(78,947)
Deposits	(280)	-
Increase (decrease) in
Accounts payable and accrued expenses	(114,855)	472,581
Accounts payable and accrued expenses - related party	31,815	-
Operating lease liability	(167,605)	28,115
Net cash used in operating activities	(5,439,667)	(8,983,886)

Investing activities
Proceeds from sale of marketable debt securities	2,130,116	831,716
Acquisition of business	-	(321,250)
Purchase of fixed assets - net of refunds on prior purchases	19,498	(3,242,162)
Net cash used provided by (used in) investing activities	2,149,614	(2,731,696)

Financing activities
Proceeds from line of credit	-	1,000,000
Proceeds from notes payable	250,000	2,187,122
Proceeds from notes payable - related party	3,321,100	-
Proceeds from stock issued for cash	25,308	-
Cash paid for direct offering costs	(25,308)	-
Repayments on line of credit	(1,000,000)	-
Repayments on notes payable	(680,110)	-
Repayments on loan payable - related party	(262,500)	(455,209)
Net cash provided by financing activities	1,628,490	2,731,913

Net decrease in cash	(1,661,563)	(8,983,669)

Cash - beginning of period	2,066,793	13,561,266

Cash - end of period	$405,230	$4,577,597

Supplemental disclosure of cash flow information
Cash paid for interest	$73,262	$64,666
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Debt discount	$990,250	$-
Realized gains on sale of investments in debt securities - elimination of AOCL	$44,590
Adjust note balance for actual borrowings	$24,664	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-24

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

EzFill Holding, Inc. and Subsidiary (“EzFill,” “EHI,” “we,” “our” or “the Company”), and its operating subsidiary, was incorporated on March 28, 2019, in the State of Delaware and operates in Florida providing an on-demand mobile gas delivery service. Its wholly owned subsidiary Neighborhood Fuel Holdings, LLC is inactive.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (“U.S. GAAP”) and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of September 30, 2023 and the results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 2023 are not necessarily indicative of the operating results for the full fiscal year or any future period.

These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 20, 2023.

Management acknowledges its responsibility for the preparation of the accompanying unaudited consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented.

F-25

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Liquidity and Going Concern

As reflected in the accompanying consolidated financial statements, for the nine months ended September 30, 2023, the Company had:

●	Net loss of $7,044,320; and
●	Net cash used in operations was $5,439,667

Additionally, at September 30, 2023, the Company had:

●	Accumulated deficit of $41,889,481
●	Stockholders’ equity of $137,506; and
●	Working capital deficit of $3,103,544

The Company anticipates that it will need to raise additional capital immediately in order to continue to fund its operations. The Company has relied on a related party for funding its operations over the past couple of months. There is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its initiatives or attain profitable operations.

The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully expand to new markets, competition, and the need to enter into collaborations with other companies or acquire other companies to enhance or complement its product and service offerings.

There can be no assurances that financing will be available on terms which are favorable, or at all. If the Company is unable to raise additional funding to meet its working capital needs in the future, it will be forced to delay, reduce, or cease its operations.

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company had cash on hand of $405,230 at September 30, 2023.

The Company has historically incurred significant losses since inception and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the twelve months ended September 30, 2024, and our current capital structure including equity-based instruments and our obligations and debts.

F-26

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Seeking to expand into new markets,
●	Collaborations with other operating businesses; and
●	Acquire other businesses to enhance or complement our current business model while accelerating our growth.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

Business Combinations

The Company accounts for business acquisitions using the acquisition method of accounting, in accordance with which assets acquired and liabilities assumed are recorded at their respective fair values at the acquisition date.

The fair value of the consideration paid, including contingent consideration, is assigned to the assets acquired and liabilities assumed based on their respective fair values. Goodwill represents the excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed.

Significant judgments are used in determining fair values of assets acquired and liabilities assumed, as well as intangibles. Fair value and useful life determinations are based on, among other factors, estimates of future expected cash flows, and appropriate discount rates used in computing present values. These judgments may materially impact the estimates used in allocating acquisition date fair values to assets acquired and liabilities assumed, as well as the Company’s current and future operating results.

F-27

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Actual results may vary from these estimates which may result in adjustments to goodwill and acquisition date fair values of assets and liabilities during a measurement period or upon a final determination of asset and liability fair values, whichever occurs first. Adjustments to fair values of assets and liabilities made after the end of the measurement period are recorded within the Company’s operating results.

See Note 9 regarding acquisition and related impairment during the year ended December 31, 2022.

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as one reportable segment.

Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Significant estimates during the nine months ended September 30, 2023 and 2022, respectively, include, allowance for doubtful accounts and other receivables, inventory reserves and classifications, valuation of loss contingencies, valuation of stock-based compensation, estimated useful lives related to property and equipment, implicit interest rate in right-of-use operating leases, uncertain tax positions, and the valuation allowance on deferred tax assets.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

F-28

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

The Company has experienced, and in the future may experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1 – Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2 – Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3 – Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

See Investments below regarding classification as Level 1 for our Corporate Bonds (all investments were fully liquidated during 2023).

F-29

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate. Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and accounts payable and accrued expenses – related party, are carried at historical cost. At September 30, 2023 and December 31, 2022, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At September 30, 2023 and December 31, 2022, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At September 30, 2023 and December 31, 2022, respectively, the Company did not experience any losses on cash balances in excess of FDIC insured limits.

F-30

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Investments

Available-for-sale debt securities are recorded at fair value with the net unrealized gains and losses (that are deemed to be temporary) reported as a component of other comprehensive income (loss).

Realized gains and losses and charges for other-than-temporary impairments are included in determining net income, with related purchase costs based on the first-in, first-out method.

Premiums or discounts on debt are amortized straight line over the term.

The Company evaluates its available-for-sale-investments for possible other-than-temporary impairments by reviewing factors such as the extent to which, and length of time, an investment’s fair value has been below the Company’s cost basis, the issuer’s financial condition, and the Company’s ability and intent to hold the investment for sufficient time for its market value to recover. For impairments that are other-than-temporary, an impairment loss is recognized in earnings equal to the difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The fair value of the investment then becomes the new amortized cost basis of the investment, and it is not adjusted for subsequent recoveries in fair value.

The following is a summary of the unrealized gains, losses, and fair value by investment type at September 30, 2023 and December 31, 2022, respectively:

September 30, 2023	Amortized Cost	Gross Unrealized Losses	Fair Value

Corporate Bonds	$-	$-	$-

December 31, 2022	Amortized Cost	Gross Unrealized Losses	Fair Value

Corporate Bonds	$2,164,672	$(44,590)	$2,120,082

Realized losses, including amortization of bond premiums on these debt securities were $34,556 and $26,072 at September 30, 2023 and 2022, respectively.

During the year ended December 31, 2022, corporate bonds totaling $1,151,186 matured.

F-31

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

All remaining corporate bonds were liquidated in 2023, resulting in a non-cash gain on sale of debt securities of $44,590, which also resulted in the elimination of the historical accumulated other comprehensive loss balance.

At December 31, 2022, all of our corporate bonds were considered a Level 1 asset as their pricing was identifiable through quote prices in active markets for identical assets.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

The following is a summary of the Company’s accounts receivable at September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022

Accounts receivable	$1,407,905	$766,692
Less: allowance for doubtful accounts	81,772	-
Accounts receivable - net	$1,326,133	$766,692

There was bad debt expense of $1,086 and $2,040 for the three months ended September 30, 2023 and 2022, respectively.

There was bad debt expense of $83,564 and $16,938 for the nine months ended September 30, 2023 and 2022, respectively.

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

F-32

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Inventory

Inventory consists solely of fuel. Inventory is stated at the lower of cost or net realizable value using the first-in, first-out (“FIFO”) method of inventory valuation. Management assesses the recoverability of its inventory and establishes reserves on a quarterly basis.

There were no provisions for inventory obsolescence for the three and nine months ended September 30, 2023 and 2022, respectively.

At September 30, 2023 and December 31, 2022, the Company had inventory of $183,271 and $151,248, respectively.

Concentrations

The Company has the following concentrations related to its sales, accounts receivable and vendor purchases greater than 10% of the respective totals:

Sales

	Nine Months Ended September 30
Customer	2023	2022
A	21.83%	7.68%
B	12.27%	16.41%
C	0.00%	36.76%
Total	34.11%	60.85%

Accounts Receivable

	Nine Months Ended September 30	Year Ended December 31,
Customer	2023	2022
A	38.80%	47.48%
Total	38.80%	47.48%

F-33

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Vendor Purchases

	Nine Months Ended September 30
Vendor	2023	2022
A	50.30%	85.08%
B	37.21%	14.10%
C	11.65%	0.00%
Total	99.16%	99.18%

Impairment of Long-lived Assets including Internal Use Capitalized Software Costs

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

There were no impairment losses for the three and nine months ended September 30, 2023 and 2022, respectively.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

F-34

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

There were no impairment losses for the three and nine months ended September 30, 2023 and 2022, respectively.

Derivative Liabilities

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value recorded in the results of operations (other income/expense) as a gain or loss on the change in fair value of derivative liabilities. The Company uses a binomial pricing model to determine fair value of these instruments.

Upon conversion or repayment of a debt instrument in exchange for shares of common stock, where the embedded conversion option has been bifurcated and accounted for as a derivative liability (generally convertible debt and warrants), the Company records the shares of common stock at fair value, relieves all related debt, derivative liabilities, and any remaining unamortized debt discounts, and where appropriate recognizes a net gain or loss on debt extinguishment (debt based derivative liabilities). In connection with any extinguishments of equity based derivative liabilities (typically warrants), the Company records an increase to additional paid-in capital for any remaining liability balance extinguished..

Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

At September 30, 2023 and December 31, 2022, the Company had no derivative liabilities.

Debt Discount

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Consolidated Statements of Operations.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense over the life of the underlying debt instrument, in the Consolidated Statements of Operations.

F-35

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Right of Use Assets and Lease Obligations

The Right of Use Asset and Lease Liability reflect the present value of the Company’s estimated future minimum lease payments over the lease term, which may include options that are reasonably assured of being exercised, discounted using a collateralized incremental borrowing rate.

Typically, renewal options are considered reasonably assured of being exercised if the associated asset lives of the building or leasehold improvements exceed that of the initial lease term, and the performance of the business remains strong. Therefore, the Right of Use Asset and Lease Liability may include an assumption on renewal options that have not yet been exercised by the Company. The Company’s operating leases contained renewal options that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

As the rate implicit in leases are not readily determinable, the Company uses an incremental borrowing rate to calculate the lease liability that represents an estimate of the interest rate the Company would incur to borrow on a collateralized basis over the term of a lease within a particular currency environment. See Note 7.

Revenue Recognition

The Company generates its revenue from mobile fuel sales, either as a one-time purchase, or through a monthly membership. Revenue is recognized at the time of delivery and includes a delivery fee for each delivery or a subscription fee on a monthly basis for memberships.

Under Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606) “Revenue from Contracts with Customers”, revenue from contracts with customers is measured based on the consideration specified in the contract with the customer, and excludes any sales incentives, discounts, rebates, and amounts collected on behalf of third parties.

F-36

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under Topic 606. The Company’s contracts with its customers do not include multiple performance obligations. The Company recognizes revenue when a performance obligation is satisfied by transferring control over a product or service to a customer. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for such products or services.

The following represents the analysis management has considered in determining its revenue recognition policy:

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation. Currently, the Company only has single performance obligations.

F-37

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts contain a significant financing component.

Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations. The Company’s contracts have a distinct single performance obligation and there are no contracts with variable consideration.

Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The following reflects additional discussion regarding our revenue recognition policies for each of our material revenue streams. For each revenue stream we do not offer any returns, refunds or warranties, and no arrangements are cancellable. Additionally, all contract consideration is fixed and determinable at the initiation of the contract. Performance obligations are satisfied when a delivery is completed or a membership fee has been paid. Therefore, revenue is recognized at a point in time.

F-38

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

For each of our revenue streams we only have a single performance obligation.

Contract Liabilities (Deferred Revenue)

Contract liabilities represent deposits made by customers before the satisfaction of performance obligation and recognition of revenue. Upon completion of the performance obligation(s) that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized.

At September 30, 2023 and December 31, 2022, the Company had deferred revenue of $0 and $0, respectively.

The following represents the Company’s disaggregation of revenues for the nine months ended September 30, 2023 and 2022:

	Nine Months Ended September 30,
	2023		2022

	Revenue	% of Revenues	Revenue	% of Revenues

Fuel sales	$17,129,808	97.74%	$10,075,711	98.92%
Other	395,869	2.26%	110,191	1.08%
Total Sales	$17,525,677	100.00%	$10,185,902	100.00%

Cost of Sales

Cost of sales primarily include fuel costs and wages paid to our drivers.

F-39

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of September 30, 2023 and December 31, 2022, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the three months ended September 30, 2023 and 2022, respectively.

For the three and nine months ended September 30, 2023, the Company generated net losses. At September 30, 2023, the Company has an estimated income tax liability of $0.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the consolidated statements of operations.

The Company recognized $20,020 and $488,288 in marketing and advertising costs during the three months ended September 30, 2023 and 2022, respectively.

The Company recognized $68,740 and $1,072,089 in marketing and advertising costs during the nine months ended September 30, 2023 and 2022, respectively.

F-40

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and uses the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value of stock-based compensation, the Company considers the following assumptions in the Black-Scholes model:

●	Exercise price,
●	Expected dividends,
●	Expected volatility,
●	Risk-free interest rate; and
●	Expected life of option

Stock Warrants

In connection with certain financing (debt or equity), consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of warrants issued for compensation using the Black-Scholes option pricing model as of the measurement date. However, for warrants issued that meet the definition of a derivative liability, fair value is determined based upon the use of a binomial pricing model.

Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants (for services) are recorded at fair value and expensed over the requisite service period or at the date of issuance if there is not a service period.

F-41

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Basic and Diluted Earnings (Loss) per Share and Reverse Stock Split

Pursuant to ASC 260-10-45, basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the periods presented.

Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

Potentially dilutive common shares may consist of contingently issuable shares, common stock issuable upon the conversion of stock options and warrants (using the treasury stock method), and convertible notes. These common stock equivalents may be dilutive in the future.

In the event of a net loss, diluted loss per share is the same as basic loss per share since the effect of the potential common stock equivalents upon conversion would be anti-dilutive.

The following potentially dilutive equity securities outstanding as of September 30, 2023 and 2022 were as follows:

	September 30, 2023	September 30, 2022
Stock options (vested)	-	28,135
Warrants (vested)	203,629	203,629
Total common stock equivalents	203,629	231,764

Warrants and stock options included as commons stock equivalents represent those that are fully vested and exercisable. See Note 9.

See Note 5 regarding the Company’s 150,000 shares of common stock issued to a lender, of which shares are considered issued but not outstanding. The related contingency was resolved in October 2023.

Based on the potential common stock equivalents noted above at September 30, 2023, the Company has sufficient authorized shares of common stock (50,000,000) to settle any potential exercises of common stock equivalents.

On April 27, 2023, the Company executed a 1-for-8 reverse stock split and decreased the number of shares of its authorized common stock from 500,000,000 shares to 50,000,000 and its preferred stock from 50,000,000 to 5,000,000. As a result, all share and per share amounts have been retroactively restated to the earliest period presented.

F-42

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Related Party Agreement with Company owned by Daniel Arbour

On February 15, 2023, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mountain Views Strategy Ltd (“Mountain Views”). Daniel Arbour (who as set forth above became a member of the Board on February 10, 2023) is the principal and founder of Mountain Views. Pursuant to the Consulting Agreement, Mountain Views agrees to provide services as an outsourced chief revenue officer. Pursuant to the Consulting Agreement, the Company will pay Mountain Views $13,000 USD per month and cover other certain expenses. The term of the Consulting Agreement is for twelve months from the Effective Date. However, either party may terminate the Consulting Agreement on two weeks written notice to the other party.

Effective May 15, 2023, EzFill Holdings, Inc. (the “Company”) and Mountain Views Strategy Ltd. (“Mountain Views”) entered into an amendment (the “Amendment to the Consulting Agreement”) to the consulting services agreement (the “Consulting Agreement”). As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2023, Daniel Arbour, who became a member of the Company’s Board of Directors on February 10, 2023, is the principal and founder of Mountain Views.

The Consulting Agreement was amended to revise the scope of services that will be provided and to bring the Consulting Fees to $5,000 per month.

See Note 7.

F-43

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Related Party Agreement with Company owned by Avishai Vaknin

On April 19, 2023 (the Effective Date”), the Company entered into a services agreement (the “Services Agreement”) with Telx Computers Inc. (“Telx”). Mr. Avishai Vaknin (“Vaknin”) is the Chief Operating Officer of Telx and its sole shareholder. Pursuant to the Services Agreement, Telx agrees to provide the services listed in Exhibit A of the Services Agreement, which generally entails overseeing all matters relating to the Company’s technology. Pursuant to the Services Agreement, the Company will pay Telx $10,000 USD per month and cover other pre-approved expenses. The term of the Services Agreement is for twelve months from the Effective Date however, the Company may terminate the Services Agreement with written notice to the other party.

In connection with this agreement, Vaknin is entitled to receive up to 325,000 shares of common stock. At September 30, 2023, 130,000 shares have vested, the remaining 190,000 shares remain unvested. See Note 7.

See Note 10 regarding share exchange agreement with Next Charging, LLC.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Updates (“ASU’s”) to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our consolidated financial position, results of operations, stockholders’ equity, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements issued through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the consolidated financial statements of the Company.

In March 2022, the Financial Accounting Standards Board (the “FASB”) issued ASU 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”), which eliminates the accounting guidance on troubled debt restructurings (“TDRs”) for creditors in ASC 310, Receivables (Topic 310), and requires entities to provide disclosures about current period gross write-offs by year of origination. Also, ASU 2022-02 updates the requirements related to accounting for credit losses under ASC 326, Financial Instruments – Credit Losses (Topic 326), and adds enhanced disclosures for creditors with respect to loan refinancing’s and restructurings for borrowers experiencing financial difficulty. ASU 2022-02 was effective for the Company January 1, 2023. The adoption of ASU 2022-02 did not have a material impact on the Company’s consolidated financial statements.

This guidance was adopted on January 1, 2023. The adoption of ASU 2022-02 did not have a material impact on the Company’s consolidated financial statements.

F-44

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no material effect on the consolidated results of operations, stockholders’ equity, or cash flows.

Note 3 – Property and Equipment

Property and equipment consisted of the following:

			Estimated Useful
	September 30, 2023	December 31, 2022	Lives (Years)

Equipment	$265,637	$265,637	5
Leasehold improvements	29,422	29,422	5
Vehicles	5,135,840	5,142,828	5
Office furniture	129,475	129,475	5
Office equipment	9,471	9,471	5
Vehicle construction in process	109,832	147,006	5
	5,679,677	5,723,839
Accumulated depreciation	(1,963,817)	(1,134,680)
Total property and equipment - net	$3,715,860	$4,589,159

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC (“Licensor”), under which the Company licensed certain proprietary technology. Under the terms of the license, the Company issued 33,216 shares of its common stock to the Licensor upon signing. The Company also issued 41,520 shares to the Licensor in May 2021 upon the filing of a patent application related to the licensed technology. Upon completion of the Company’s IPO, 23,251 shares were issued to the Licensor. The Company will issue up to 91,344 additional shares to the Licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 66,432 shares at an exercise price of $30.08 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the Licensor for the purchase price of 132,864 of its common shares. Until the Company exercises one of these options, it will share with the Licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology. Under the Technology Agreement, the Company licensed proprietary technology that it believed would enable the Company to expand its services to provide its fuel service in high density areas. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. The Company has been in communications with Fuel Butler regarding the termination of the Technology Agreement and continues to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While the Company contests Fuel Butler’s claims of breach and contends that in fact Fuel Butler is in breach, the Company has communicated to Fuel Butler that it wishes to terminate the Technology Agreement. The Company has sent a proposal to Fuel Butler whereby it would cease utilizing the Technology and Fuel Butler would return any shares it received under the Technology Agreement. Accordingly, the Company considers the license to be fully impaired and has fully amortized the license as of December 31, 2022.

F-45

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

The impairment loss of $1,987,500 was included in impairment loss during the year ended December 31, 2022.

See Note 9 for details of intangibles from an acquisition during the year ended December 31, 2022.

Additionally, goodwill was considered impaired, and the Company recognized an impairment loss of $166,838, or the remaining balance of goodwill, during the year ended December 31, 2022. This loss was primarily due to the fall in the Company’s stock price and the decrease of the Company’s market capitalization as well as past operating performance. As a consequence, management forecasts were revised, and additional risk factors were applied.

The fair value of the intangibles was estimated using a combination of market comparables (level 1 inputs) and expected present value of future cash flows (level 3 inputs) and as a result impairment was recorded for a total of $482,064.

Depreciation and amortization expense for the three months ended September 30, 2023 and 2022 was $278,442 and $226,724, respectively.

Depreciation and amortization expense for the nine months ended September 30, 2023 and 2022 was $829,137 and $1,277,108, respectively.

These amounts are included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Note 4 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities were as follows at September 30, 2023 and December 31, 2022, respectively:

	September 30, 2023	December 31, 2022
Accounts payable	$1,068,078	$987,012
Accrued payroll	73,546	266,453
Accrued interest	-	3,014
Accounts payable and Accrued Liabilities	$1,141,624	$1,256,479

F-46

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Note 5 – Debt

The following represents a summary of the Company’s debt (notes payable – related parties, third party debt for notes payable (including those owed on vehicles), and line of credit, including key terms, and outstanding balances at September 30, 2023 and December 31, 2022, respectively.

Notes Payable – Related Parties

	Note #1	Note #2	Note #3	Notes #4 - #9
	Note Payable	Note Payable	Note Payable	Note Payable
Terms	Related Party	Related Party	Related Party	Related Party	Total

Issuance date of note	April 2023	April 2023	September 2023	July 2023 - September 2023
Maturity date - initial	October 2023	April 2023	March 2024	September 2023 - November 2023
Maturity date - as amended	April 2024	N/A	N/A	See discussion below
Interest rate #1	10%	5% - first month	10%	8% - first nine months
Interest rate #2	18%	13% - beginning second month	18%	18% - beginning tenth month
Collateral	All assets	Unsecured	All assets	All assets

Balance - December 31, 2022	$-	$-	$-	$-	$-
Advances	1,500,000	262,500	600,000	1,485,000	3,847,500
Original issue discount	(546,000)	(12,500)	(495,400)	(135,000)	(1,188,900)
Amortization of debt discount	537,049	12,500	81,659	118,689	749,897
Repayments	-	(262,500)	-	-	(262,500)
Balance - September 30, 2023	1,491,049	-	186,259	1,468,689	3,145,997
Current	1,491,049	-	186,259	1,468,689	3,145,997
Long term	$-	$-	$-	$-	$-

Note #1 and related Loss on Debt Extinguishment

The Company executed a six-month (6) note payable with a face amount of $1,500,000, less an original issue discount of $150,000, along with an additional $140,000 in transaction related fees (total debt discount and issue costs of $290,000), resulting in net proceeds of $1,210,000. The $290,000 in debt discounts and issuance costs are being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations.

In connection with obtaining this debt, the Company also committed 250,000 shares of common stock to the lender as additional interest expense (commitment fee). Under the terms of the agreement, only 100,000 shares of common stock were required to be issued on the commitment date resulting in a fair value of $256,000 ($2.56 /share), based upon the quoted closing price. The Company recorded this amount as a debt discount which is being amortized over the life of the note . See Note 8.

F-47

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

The remaining 150,000 commitment fee shares were deemed to be redeemable common stock (temporary equity), having a stated redemption value of $8. If the Company repaid the note at the maturity date (October 2023), these shares would be returnable.

At September 30, 2023, these 150,000 shares are considered contingently returnable shares and therefore, in accordance with ASC 260-10-45-12C and ASC 260-10-45-13, contingently issuable shares (outstanding common shares that are contingently returnable are treated in the same manner as contingently issuable shares), including shares issuable for little or no consideration, are included in the denominator for basic EPS only when the contingent condition has been met and there is no longer a circumstance in which those shares would not be issued. At September 30, 2023, these 150,000 shares of have been excluded from the calculation of both basic and diluted earnings per share.

In October 2023 (the initial maturity date), the Company executed a loan extension with the lender. In connection with extending the due date from October 2023 to April 2024, the 150,000 shares were deemed earned on that date.

The Company evaluated the modification of terms under ASC 470-50, “Debt - Modification and Extinguishment”, and concluded that the extension of the maturity date resulted in significant and consequential changes to the economic substance of the debt and thus resulted in an extinguishment of the debt.

Specifically, on the date of modification, the Company determined that the present value of the cash flows of the modified debt instrument was greater than 10% different from the present value of the remaining cash flows under the original debt instrument.

Subsequent to September 30, 2023, the Company recorded a loss on debt extinguishment of $291,000 as follows:

Fair value of debt and common stock on extinguishment date*	$1,791,000
Fair value of debt subject to modification	1,500,000
Loss on debt extinguishment	$291,000

*	The Company valued the issuance of the 150,000 commitment shares at $291,000, based upon the quoted closing trading price on the date of modification ($1.94/share).

Subsequent to September 2023, and in connection with the modification, the contingency is considered resolved.

F-48

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

This note also contains a conversion feature only upon an event of default. The conversion feature is equal to the greater of (a) $0.74 and (b) the lower of (i) the average VWAP over the ten (10) trading day period preceding conversion. Additionally, the note contains an anti-dilution right in the form of a ratchet feature. If at the time of eligible conversion (only if Company is in default) common stock is sold or other debt is converted into common stock at a price lower than the defined conversion price under the terms of this note, the conversion price of this note will be reduced to the lower amount.

The Company has determined that in the event of default, the note will be treated as a derivative liability subject to financial reporting at fair value and related mark to market adjustments in subsequent reporting periods.

At September 30, 2023, no events of default had occurred.

The unamortized debt discount related to this note at September 30, 2023 was $8,951.

This lender is considered a related party since it has a greater than 5% controlling interest in the Company’s outstanding common stock.

Note #2

An entity controlled by a majority stockholder (approximately 20% common stock ownership) advanced working capital funds (net proceeds of $250,000) to the Company.

In April 2023, note principal of $262,500 along with accrued interest of $13,125, aggregating $275,625 was repaid.

F-49

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Note #3

The Company executed a six-month (6) note payable with a face amount of $600,000, less an original issue discount of $60,000, along with an additional $28,900 in transaction related fees (total debt discount and issue costs in cash of $88,900), resulting in net proceeds of $511,100.

In connection with obtaining this note, the Company also issued 150,000 shares of common stock to the lender having a fair value of $406,500, based upon the quoted closing trading price ($2.71/share).

The issuance of these shares resulted in an additional debt issue cost. In total, the Company recorded debt discounts/issuance costs of $495,400 which is being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations. See Note 8.

While the note is initially due in March 2024, the Company has the right to extend the note by an additional six-months (6) to September 2024.

In the event of default, the lender may convert the note into shares of common stock equal to the greater of $1.23 and the lower of the average VWAP over the ten (10) preceding trading days; or the greater of the average of the VWAP over the ten (10) preceding trading days or a floor price of $0.20.

This note is subject to cross-default. In the event this note or any other notes issued by this lender are in default (Note #1), all of the notes with this lender will be considered in default.

At September 30, 2023, no events of default had occurred.

The unamortized debt discount related to this note at September 30, 2023 was $413,741.

This lender is considered a related party since it has a greater than 5% controlling interest in the Company’s outstanding common stock.

F-50

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

The Company executed several two-month (2) notes payable with an aggregate face amount of $1,485,000, less original issue discounts of $135,000, resulting in net proceeds of $1,350,000.

These notes are initially due two-months (2) from their issuance dates. If the notes reach maturity and are still outstanding, the notes and related accrued interest will automatically renew for successive two-month (2) periods under the same terms as noted above (8% interest 1st nine-months (9) then 18% each month thereafter).

The lender is required to issue in writing any event of default. If an event of default occurs, all outstanding principal and accrued interest will be multiplied by 150% and become immediately due. Additionally, if the Company raises $3,000,000 (debt or equity based), the entire outstanding principal and accrued interest are immediately due. Finally, in an event of default, the lender has the right to convert any or all of the outstanding principal and accrued interest into common stock equal to the average closing price over the ten (10) trading days ending on the date of conversion. In the event such a conversion were to occur, which can only happen by default, the Company would evaluate the potential for recording derivative liabilities. At September 30, 2023, the Company is not in default on any of these notes and believes its in compliance with all terms and conditions of the notes.

The unamortized debt discount related to these notes at September 30, 2023 was $16,311.

This lender is considered a related party as it is controlled by Michael Farkas, an approximate 20% stockholder in the Company.

F-51

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Note Payable (non-vehicles)

The following is a summary of the Company’s note payable (non-vehicles) at September 30, 2023 and December 31, 2022, respectively:

Terms	Note #1

Issuance date of note	June 2023
Maturity date	December 2024
Interest rate	N/A
Collateral	All assets

Balance - December 31, 2022	$-
Face amount of note	275,250
Debt discount /issuance costs	(25,250)
Amortization of debt discount	5,560
Repayments	(74,838)
Balance - September 30, 2023	180,722
Current	-
Long term	$180,722

Note #1

The Company executed a note payable with a face amount of $275,250. Under the terms of the agreement, the lender will withhold 8.9% of the Company’s daily funds arising from sales through the lender’s payment processing services until the Company has repaid the $275,250 (interest is $25,250 or approximately 10% of the note amount). The $25,250 is considered a debt issuance cost and is being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations. The Company received net proceeds of $250,000.

The unamortized debt discount at September 30, 2023 was $19,690.

F-52

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Notes Payable - Vehicles

The following is a summary of the Company’s notes payable for its vehicles at September 30, 2023 and December 31, 2022, respectively:

Issue Date	Maturity Date	Interest Rate	Collateral	September 30, 2023	December 31, 2022

2019	2022 - 2023	4.9% - 7.44%	Vehicles	$8,586	$25,830
2021	2024 - 2025	0% - 11%	Vehicles	186,918	271,217
2022	2025 - 2027	0.9% - 9.05%	Vehicles	1,184,456	1,712,849
				1,379,960	2,009,896
			Less: current portion	819,395	811,516
			Long Term	$560,755	$1,198,380

The Company executed various vehicle notes with third parties as follows:

Balance - December 31, 2021	$476,313
Acquisition of vehicles in exchange for notes payable	2,166,643
Repayments	(633,060)
Balance - December 31, 2022	2,009,896
Repayments	(629,936)
Balance - September 30, 2023	$1,379,960

Debt Maturities

The following represents the maturities of the Company’s various debt arrangements for each of the five (5) succeeding years and thereafter as follows:

For the Year Ended December 31,	Notes Payable - Related Parties	Notes Payable	Vehicles	Total

2023 (3 Months)	$1,468,689	$-	$208,131	$1,676,820
2024	1,677,308	180,722	818,903	2,676,933
2025	-	-	282,212	282,212
2026	-	-	55,827	55,827
2027	-	-	14,887	14,887
Total	$3,145,997	$180,722	$1,379,960	$4,706,679

F-53

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Line of Credit

On December 10, 2021, the Company entered into a Securities-Based Line of Credit, Promissory Note, Security, Pledge and Guaranty Agreement (the “Line of Credit”) with City National Bank of Florida.

Pursuant to the revolving Line of Credit, the Company may borrow up to the Credit Limit, determined from time to time in the sole discretion of the Bank. The Credit Limit was $1,000,000 and $3,000,000 at September 30, 2023 and December 31, 2022, respectively.

Outstanding borrowings under the line of credit were $0 and $3,000,000 at September 30, 2023 and December 31, 2022, respectively.

The line of credit was repaid in September 2023 for $1,008,813 (principal of $1,000,000 plus accrued interest of $8,813).

To secure the repayment of the Credit Limit, the Bank had a first priority lien and continuing security interest in the securities held in the Company’s investment portfolio with the Bank. The Company liquidated its entire position in the investment portfolio during the second quarter of 2023. The amount outstanding under the Line of Credit shall bear interest equal to the Reference Rate plus the Spread (as defined in the Line of Credit) in effect each day. Interest is due and payable monthly in arrears.

The interest rate on the Line of Credit was 5.75% at December 31, 2022.

The Bank may, at any time, without notice, and at its sole discretion, demand the repayment of the outstanding line of credit.

In connection with the repayment of the line of credit, no further advances had been made and the bank closed the line of credit.

Note 6 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

The Company did not have any assets or liabilities measured at fair value on a recurring basis at September 30, 2023. As noted above, all of the Company’s corporate bonds were measured at fair value at December 31, 2022.

F-54

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Note 7 – Commitments and Contingencies

Operating Leases

We have entered into various operating lease agreements, including our corporate headquarters. We account for leases in accordance with ASC Topic 842: Leases, which requires a lessee to utilize the right-of-use model and to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either financing or operating, with classification affecting the pattern of expense recognition in the statement of operations. In addition, a lessor is required to classify leases as either sales-type, financing or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risk and rewards or control, the lease is treated as operating. We determine if an arrangement is a lease, or contains a lease, at inception and record the lease in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments over the lease term. Lease right-of-use assets and liabilities at commencement are initially measured at the present value of lease payments over the lease term. We generally use our incremental borrowing rate based on the information available at commencement to determine the present value of lease payments except when an implicit interest rate is readily determinable. We determine our incremental borrowing rate based on market sources including relevant industry data.

We have lease agreements with lease and non-lease components and have elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component, from both a lessee and lessor perspective with the exception of direct sales-type leases and production equipment classes embedded in supply agreements. From a lessor perspective, the timing and pattern of transfer are the same for the non-lease components and associated lease component and, the lease component, if accounted for separately, would be classified as an operating lease.

We have elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that we are reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of our leases do not provide an implicit rate of return, we used our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

F-55

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Our leases, where we are the lessee, do not include an option to extend the lease term. For purposes of calculating lease liabilities, lease term would include options to extend or terminate the lease when it is reasonably certain that we will exercise such options.

Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense, included as a component of general and administrative expenses, in the accompanying consolidated statements of operations.

Certain operating leases provide for annual increases to lease payments based on an index or rate, our lease has no stated increase, payments were fixed at lease inception. We calculate the present value of future lease payments based on the index or rate at the lease commencement date. Differences between the calculated lease payment and actual payment are expensed as incurred.

At September 30, 2023 and December 31, 2022, respectively, the Company had no financing leases as defined in ASC 842, “Leases.”

On December 3, 2021, the Company signed a lease for 5778 square feet of office space, for occupancy effective January 1, 2022. The lease term is 39 months, and the total monthly payment is $21,773, including base rent, estimated operating expenses and sales tax.

The initial base rent of $14,743 including sales tax was abated for months 1, 13 and 25 of the lease and is subject to a 3% annual increase. An initial Right of Use (“ROU”) asset of $735,197 was recognized as a non-cash asset addition with the adoption of the lease accounting standard.

F-56

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

The tables below present information regarding the Company’s operating lease assets and liabilities at September 30, 2023 and 2022, respectively:

	September 30, 2023	December 31, 2022
Assets

Operating lease - right-of-use asset - non-current	$354,601	$521,782

Liabilities

Operating lease liability	$378,417	$546,022

Weighted-average remaining lease term (years)	1.50	2.25

Weighted-average discount rate	5%	5%

The components of lease expense were as follows:

	September 30, 2023	September 30, 2022

Operating lease costs

Amortization of right-of-use operating lease asset	$167,181	$105,470
Lease liability expense in connection with obligation repayment	17,152	$17,419
Total operating lease costs	$184,333	$122,889

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$184,756	$246,538
Right-of-use asset obtained in exchange for new operating lease liability	$-	$735,197

F-57

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Future minimum lease payments under non-cancellable leases for the years ended December 31 were as follows:

2023 (3 months)	$66,647
2024	256,414
2025	69,421
Total undiscounted cash flows	392,482
Less: amount representing interest	(14,065)
Present value of operating lease liability	378,417
Less: current portion of operating lease liability	238,042
Long-term operating lease liability	$140,375

Employment Agreements

During 2023, the Company executed employment agreements with certain of its officers and directors. These agreements contain various compensation arrangements pertaining to the issuance of stock and cash. The stock portion of the compensation contains vesting provisions and are recorded as earned.

For more information on these agreements see related Form 8K’s filed on:

●	February 10, 2023 (Non-Independent Director),
●	April 19, 2023 (Chief Technology Officer) (“CTO”); and
●	April 24, 2023 (Interim Chief Executive Officer) (“ICEO”)

In February 2023, the Company’s non-independent director received 10,417 shares of common stock, having a fair value of $40,000, based upon the quoted closing price ($3.84/share). This expense was recorded as a component of general and administrative expenses for the nine months ended September 30, 2023.

In April 2023, the Company’s CTO was entitled to receive up to 325,000 shares of common stock, subject to vesting provisions for services rendered. These shares had a fair value of $832,000 on the grant date based upon the quoted closing trading price ($2.56/share). For the nine months ended September 30, 2023, the CTO vested in 130,000 shares of common stock, having a fair value of $198,178, This expense was recorded as a component of general and administrative expenses for the nine months ended September 30, 2023.

F-58

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

In June and August 2023, the Company granted various board directors an aggregate 220,840 shares of common stock having a fair value of $455,000 on the grant date based upon the quoted closing trading price ($1.98 - $2.21/share). All shares will vest in June 2024 at the Company’s annual meeting.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company has filed several Form 8K’s during July and August 2023 related to the hiring and termination of various officers, directors and board members.

Contingencies – Legal Matters

The Company is subject to litigation claims arising in the ordinary course of business. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries. As of September 30, 2023, and December 31, 2022, the Company is not aware of any litigation, pending litigation, or other transactions that would require accrual or disclosure.

Note 8 – Stockholders’ Equity

At September 30, 2023 and December 31, 2022, respectively, the Company had two (2) classes of stock:

Preferred Stock

-	5,000,000 shares authorized
-	none issued and outstanding
-	Par value - $0.0001
-	Voting – none
-	Ranks senior to any other class of preferred stock
-	Dividends – none
-	Liquidation preference – none
-	Rights of redemption – none
-	Conversion – none

F-59

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Common Stock

-	50,000,000 shares authorized
-	3,962,461 shares issued and 3,812,461 shares outstanding at September 30, 2023, and 3,335,674 shares issued and outstanding at December 31, 2022
-	Par value - $0.0001
-	Voting at 1 vote per share

Securities and Incentive Plans

See Schedule 14C Information Statements filed with the US Securities and Exchange Commission for complete details of the Company’s Stock Incentive Plans.

Equity Transactions for the Nine Months Ended September 30, 2023

Stock Issued for Cash

The Company sold 8,393 shares of common stock for $25,803 ($3.06 – 3.53/share) through at the market (“ATM”) sales via a sales agent who was eligible for commissions of 3% for any sales of common stock made. The Company also paid $25,803 in related expenses as direct offering costs in connection with the sale of these shares.

Stock Issued for Services – Related Parties

The Company issued an aggregate 191,623 shares of common stock to a Company officer as well various board members for services rendered, having a fair value of $502,761 ($1.75 – $3.51/share), based upon the quoted closing trading price. The issuance of these shares was pursuant to vesting.

Stock Issued for Services

The Company issued 25,000 shares of common stock to a consultant for services rendered, having a fair value of $119,750 ($4.79/share), based upon the quoted closing trading price.

Stock Issued for Debt Issuance Costs – Related Party

The Company issued 250,000 shares of common stock in connection with the issuance of a note payable (See Note 5), having a fair value of $662,500 ($2.56 - $2.71/share), based upon the quoted closing trading price. The lender holds a greater than 5% controlling interest in the Company.

F-60

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Equity Transactions for the Year Ended December 31, 2022

Stock Issued for Services – Related Parties

The Company issued 45,932 shares of common stock to certain officers and directors for services rendered, having a fair value of $1,309,524 ($28.51/share), based upon the quoted closing trading price. The recipients were subject to vesting provisions in connection with their restricted stock grants, and in certain cases, for any individual that was terminated, related shares may have received accelerated vesting.

Stock Issued for Services

The Company issued 4,268 shares of common stock for services rendered, having a fair value of $102,759 ($24.08/share), based upon the quoted closing trading price.

Stock Issued for Acquisition

The Company issued 5,040 shares of common stock in connection with the acquisition of Full Service Fueling, having a fair value of $50,000 ($9.92/share), based upon the quoted closing trading price.

Restricted Stock and Related Vesting

A summary of the Company’s nonvested shares (due to service based restrictions) as of September 30, 2023 and December 31, 2022, is presented below:

		Weighted Average
	Number of	Gant Date
Non-Vested Shares	Shares	Fair Value
Balance - December 31, 2021	39,698	$26.16
Granted	120,850	5.04
Vested	(50,693)	21.52
Cancelled/Forfeited	(4,375)	16.00
Balance - December 31, 2022	105,481	0.56
Granted	836,800	2.33
Vested	(196,594)	2.90
Cancelled/Forfeited	(23,379)	2.21
Balance - September 30, 2023	722,308	$0.71

The Company has issued various equity grants to board directors, officers, consultants and employees. These grants typically contain a vesting period of one to three years and require services to be performed in order to vest in the shares granted.

F-61

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

The Company determines the fair value of the equity grant on the issuance date based upon the quoted closing trading price. These amounts are then recognized as compensation expense over the requisite service period and are recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

The Company recognizes forfeitures of restricted shares as they occur rather than estimating a forfeiture rate. Any unvested share based compensation is reversed on the date of forfeiture, which is typically due to service termination.

At September 30, 2023, unrecognized stock compensation expense related to restricted stock was $515,051, which will be recognized over a weighted-average period of 0.19 years

Stock Options

Stock option transactions for the nine months ended September 30, 2023 and the year ended December 31, 2022 are summarized as follows:

			Weighted
			Average		Weighted
		Weighted	Remaining		Average
		Average	Contractual	Aggregate	Grant
Stock Options	Number of Options	Exercise Price	Term (Years)	Intrinsic Value	Date Fair Value
Outstanding - December 31, 2021	21,923	$14.24	3.25	$-	$-
Vested and Exercisable - December 31, 2021	21,923	$14.24	3.25	$-	$-
Unvested and non-exercisable - December 31, 2021	-	$-	-	$-	$-
Granted	71,558	$5.59			$4.99
Exercised	-	-
Cancelled/Forfeited	-	-
Outstanding - December 31, 2022	93,481	$7.62	3.68	$-	$-
Vested and Exercisable - December 31, 2022	64,823	$8.45	3.47	$-	$-
Unvested and non-exercisable - December 31, 2022	28,658	$5.74	4.16	$-	$-
Granted	254,824	$6.97			$0.29
Exercised	-	$-
Cancelled/Forfeited	(348,306)	$7.14
Outstanding - September 30, 2023	-	$-	-	$-	$-
Vested and Exercisable - September 30, 2023	-	$-	-	$-	$-
Unvested and non-exercisable - September 30, 2023	-	$-	-	$-	$-

F-62

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Nine Months Ended September 30, 2023

The Company granted 254,825 stock options, having a fair value of $73,920.

Of the total, 54,825 were granted to our former Chief Executive Officer in lieu of accrued salary totaling $50,000. These options were fully vested on the grant date.

The remaining 200,000 options were granted to consultants for a project that was cancelled during the third quarter of 2023. As a result, the Company recorded a grant date fair value of $23,920. All previously recorded stock based compensation ($7,973) was reversed during the third quarter of 2023.

The fair value of the stock options granted in 2023 were determined using the Black-Scholes Option pricing model with the following assumptions:

Expected term (years)	5.00
Expected volatility	59% - 62%
Expected dividends	0%
Risk free interest rate	4.00%

At September 30, 2023, the Company determined that all outstanding options previously granted were held by former officers, directors and employees. None of these individuals had timely exercised their options post termination in an allowable time period.

Year Ended December 31, 2022

The Company granted 71,558 stock options, having a fair value of $357,400.

Of the total, 65,308 stock options were granted to certain former officers and directors for services to be rendered, having a fair value of $350,000.

Of these total options granted, 28,572 options were fully vested ($153,125), the remaining 36,736 were subject to cancellation due to termination of services. In 2023, the Company reversed previously recorded stock based compensation of $9,375, which was reversed due to non-vesting in these service based grants. Due to some of these options being cancelled during the third quarter of 2023, an additional $14,063 was also reversed due to non-vesting in those service based grants.

The remaining 6,250 stock options were granted to a consultant for services to be rendered, having a fair value of $7,400. Only 3,125 options having a fair value of $3,700 vested. The remaining 3,125 options ($3,700) will not vest and no additional compensation was recorded.

F-63

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

The fair value of the stock options granted in 2022 were determined using the Black-Scholes Option pricing model with the following assumptions:

Expected term (years)	5.00
Expected volatility	62%
Expected dividends	0%
Risk free interest rate	1.64%

Stock-Based Compensation

Stock-based compensation expense for the nine months ended September 30, 2023 and 2022 included those amounts associated with vesting of common stock and options of $569,519 and $1,145,472, respectively with various officers and directors. These amounts also included a reduction related to common stock and stock options for individuals who were terminated and did not vest in their awards, in which the Company recorded previously recognized expense. These amounts were insignificant.

Of the totals above, $553,994 and $694,524 were for related parties for the nine months ended September 30, 2023 and 2022, respectively.

F-64

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Warrants

Warrant activity for the nine months ended September 30, 2023 and the year ended December 31, 2022 are summarized as follows:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Warrants	Price	Term (Years)	Value
Outstanding - December 31, 2021	203,629	$4.15	3.22	$-
Vested and Exercisable - December 31, 2021	203,629	$4.15	3.22	$-
Unvested - December 31, 2021	-	$-	-	$-
Granted	-
Exercised	-
Cancelled/Forfeited	-
Outstanding - December 31, 2022	203,629	$4.15	2.22	$82,756
Vested and Exercisable - December 31, 2022	203,629	$4.15	2.22	$82,756
Unvested - December 31, 2022	-	$-	-	$-
Granted	-
Exercised	-
Cancelled/Forfeited	-
Outstanding - September 30, 2023	203,629	$4.15	1.48	$159,271
Vested and Exercisable - September 30, 2023	203,629	$4.15	1.48	$159,271
Unvested and non-exercisable - September 30, 2023	-	$-	-	$-

Note 9 – Acquisition

On March 11, 2022, the Company acquired substantially all of the assets of Full Service Fueling (“Seller”), a mobile fueling service provider, for (a) a net amount of $321,250 cash after a credit of $3,750, and (b) 5,040 common shares, with a value of $50,000 based upon the quoted closing price. Further, the Purchase Agreement includes provisions wherein the Company agrees to utilize Seller’s affiliate Palmdale Oil Company, Inc. (“Palmdale”) as one if its main fuel suppliers throughout the state of Florida, with preferred pricing on all fuel purchases. Palmdale will also provide the Company with access to vehicle parking at their locations throughout the state in order to support the expansion of the Company’s mobile fueling business. This acquisition was considered an acquisition of a business under ASC 805.

F-65

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

A summary of the purchase price allocation at fair value is below:

Consideration paid
Cash	$321,250
Common stock	50,000

Fair value of consideration transferred	$371,250

Recognized amounts of identifiable assets acquired

Vehicles	153,000
Customer list	66,413
Loading rach license	58,857
Other identifiable intangibles	56,124
Total assets acquired	334,394

Goodwill	$36,856

The vehicles are being depreciated over their estimated useful lives. Goodwill of $36,856 is primarily related to factors such as synergies and market share. Goodwill is not deductible for tax purposes. Transaction costs related to the acquisition were not material.

All of the remaining intangibles, including goodwill, were deemed fully impaired at December 31, 2022. At September 30, 2023, the vehicles acquired are still in service.

Note 10 – Material Definitive Agreement as Amended and Reverse Acquisition

Entry into Material Definitive Agreement Related Party – as Amended and Restated

On August 10, 2023, the Company, the members (the “Members”) of Next Charging LLC (“Next Charging”) and Michael Farkas, an individual, as the representative of the members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging (the “Membership Interests”) in exchange for up to 100,000,000 shares of common stock.

F-66

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

This agreement was amended on November 2, 2023, as follows:

-	35,000,000 shares of common stock will vest upon the closing of the acquisition of Next Charging,
-	35,000,000 shares of common stock will vest upon the acquisition of the first target; and
-	30,000,000 shares of common stock will vest upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system.

As an additional condition to be satisfied prior to the Closing, Next Charging is also required to take actions to record the assignment to itself of a patent mentioned in the Amended and Restated Exchange Agreement.

Next Charging is a renewable energy company formed by Michael D. Farkas. Next Charging has plans to develop and deploy wireless electric vehicle charging technology coupled with battery storage and solar energy solutions.

Upon Closing, the board of directors of the Company will appoint Michael Farkas as Chief Executive Officer, Director and Executive Chairman of the Company. Mr. Farkas is the managing member and CEO of Next Charging. Mr. Farkas is also the beneficial owner of approximately 20% of the Company’s issued and outstanding common stock.

The Closing is subject to customary closing conditions, including (i) that the Company take the actions necessary to amend its certificate of incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares of Common Stock to 500,000,000 shares of Common Stock, (ii) the receipt of the requisite stockholder approval, (iii) the receipt of the requisite third-party consents and (iv) compliance with the rules and regulations of The Nasdaq Stock Market.

At the time of closing, there will be a change in control, in a transaction treated as a reverse acquisition.

See Form 8-K filed on November 2, 2023 for additional information.

Note 11 – Subsequent Events

Notes Payable Related Party – Material Stockholder greater than 5%

In October 2023, the Company executed a three-month (3) note payable with a face amount of $320,000, less an original issue discount of $48,000, resulting in net proceeds of $272,000.

In connection with obtaining this note, the Company also issued 260,000 shares of common stock to the lender having a fair value of $539,760, based upon the quoted closing trading price ($2.076/share).

The issuance of these shares resulted in an additional debt issue cost. In total, the Company recorded debt discounts/issuance costs of $587,760 which is being amortized over the life of the note to interest expense.

In the event of default, the lender may convert the note into shares of common stock equal to the greater of $1.23 and the lower of the average VWAP over the ten (10) preceding trading days; or the greater of the average of the VWAP over the ten (10) preceding trading days or a floor price of $0.20.

This note is subject to cross-default. In the event this note or any other notes issued by this lender are in default, all of the notes with this lender will be considered in default.

F-67

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

This lender is considered a related party since it has a greater than 5% controlling interest in the Company’s outstanding common stock.

Notes Payable Related Party – Material Stockholder greater than 20%

In November 2023, an entity controlled by a majority stockholder (approximately 20% common stock ownership) advanced $165,000 in working capital funds (net of an original discount of $15,000 resulting in net proceeds of $150,000).

The note bears interest at 8% for the first nine (9) months, then increases to 18% and is due in September 2023. The note will automatically be extended in two (2) month increments at the option of the lender. In the event of a capital raise of at least $3,000,000 all unpaid principal and accrued interest will be due.

In the event of default, all unpaid principal and accrued interest multiplied by 150% will be immediately due. The lender will have the option to convert the defaulted amount at the average of the closing price over the ten (10) preceding trading days.

F-68

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

Next Charging, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Next Charging, LLC (the Company) as of December 31, 2022 and 2021, and the related statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has net losses since and limited cash flows, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern

As discussed in Note 2 to the financial statements, the Company had a going concern due to net losses, negative cash flows from operations and limited business operations as of December 31, 2022. Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements and the related disclosures in the financial statements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2023

The Woodlands, TX

November 27, 2023

F-69

Next Charging LLC

Balance Sheets

	December 31, 2022	December 31, 2021

Assets

Current Assets
Cash and cash equivalents	$1,457	$12,364
Note receivable, related party, net of allowance	72,191	70,635
Total Current Assets	73,648	82,999

Total Assets	$73,648	$82,999

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued expenses	$3,916	$1,284
Notes payable – related party	34,650	34,650
Total Current Liabilities	38,566	35,934

Total Liabilities	38,566	35,934

Commitments and Contingencies (Note 4)	-	-

Stockholders’ Equity
Common stock, par value $0.001: authorized 100,000 shares, 100,000 issued and outstanding as of December 31, 2022 and 2021	100	100
Additional paid-in capital	2,962	1,230
Accumulated earnings	32,020	45,735
Stockholders’ Equity	35,082	47,065

Total Stockholders’ Equity	35,082	47,065

Total Liabilities and Stockholders’ Equity	$73,648	$82,999

The accompanying notes are an integral part of the financial statements

F-70

Next Charging LLC

Statements of Operations

	For the Years Ended December 31,
	2022	2021

Revenues	$-	$-

Costs and Expenses
General and administrative expenses	10,000	11,310
Professional fees	1,808	2,200
Total operating expenses	11,808	13,510

Operating Loss	(11,808)	(13,510)

Other Income (Expense)
Interest income	1,556	1,556
Interest expense	(3,463)	(1,680)
Total other income (expense)– net	(1,907)	(124)

Net Loss	$(13,715)	$(13,634)

Weighted Average Shares – Basic and Diluted	100,000	100,000
Earnings Per Share – Basic and Diluted	(0.14)	(0.14)

The accompanying notes are an integral part of the financial statements.

F-71

Next Charging LLC

Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2022, and 2021

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity

Balance December 31, 2020	100,000	$100	$390	$59,369	$59,859
Imputed Interest – Related Party	-	-	840	-	840
Net loss	-	-	-	(13,634)	(13,634)
Balance December 31, 2021	100,000	$100	$1,230	$45,735	$47,065
Imputed Interest – Related Party	-	-	1,732	-	1,732
Net loss	-	-	-	(13,715)	(13,715)
Balance December 31, 2022	100,000	$100	$2,962	$32,020	$35,082

The accompanying notes are an integral part of the financial statements.

F-72

Next Charging LLC

Statements of Cash Flows

	For the Years December 31,
	2022	2021
Cash Flows Operating activities
Net loss	$(13,715)	$(13,634)
Adjustments to reconcile net loss to net cash (used) by operations:
Imputed interest – Related Party	1,732	840
Changes in operating assets and liabilities:
Increase in:
Note receivables	(1,556)	(1,556)
Increase in:
Accounts payable and accrued expenses	2,632	840
Net cash used in operating activities	(10,907)	(13,510)

Cash Flows Financing activities
Proceeds from borrowings – related party	-	25,850
Net cash provided by financing activities	-	25,850

Net (decrease) increase in cash	(10,907)	12,340

Cash and cash equivalents - beginning of period	12,364	24

Cash and cash equivalents - end of period	$1,457	$12,364

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of the financial statements.

F-73

NEXT CHARGING LLC

Notes to Financial Statements

For The Years Ended December 31, 2022 and 2021

Note 1 – Business Organization and Nature of Operations

Next Charging LLC (“Next Charging LLC” or the “Company”) was incorporated on April 20, 2016, under the laws of the State of Florida. Next Charging LLC is a Next Charging is a forward-thinking technology company dedicated to revolutionizing the vehicle (EV) charging industry. The Company owns the patent for contactless transactions, included payment processing across a communication network or charging a vehicle without physical cables or connecters.

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the audited financial position of Next Charging LLC as of December 31, 2022 and December 31, 2021, and the audited results of its operations and cash flows for the years ended December 31, 2022 and 2021.

Note 2 – Summary of Significant Accounting Policies

Going Concern

There is substantial doubt about the Company to continue as a going concern. The Company without additional sources of debt or equity capital would potentially need to cease operations. Management plans to raise additional capital within the next twelve months that is expected to sustain its operations for the next year. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing. In addition, the Company expects to begin a marketing campaign to market and sell its services. There can be no assurance that such a plan will successful.

The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of 90 days or less to be cash equivalents. At December 31, 2022, and December 31, 2021, the Company has $1,457 and $12,364 in cash equivalents, respectively.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates.

Note and Interest Receivable

Note and Interest receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts by specific customer identification. If market conditions decline, actual collections may not meet expectations and may result in decreased cash flow and increased bad debt expense. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made.

F-74

NEXT CHARGING LLC

Notes to Financial Statements

For The Years Ended December 31, 2022 and 2021

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Income taxes are passed through to the members of Next Charging LLC for 2021. Effective January 1, 2022, the Company is treated as a Corporation and the taxes are paid by the Corporation.

Management has evaluated and concluded that there are no material tax positions requiring recognition in the Company’s audited financial statements as of December 31, 2022. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s 2020, 2021, and 2022 tax returns remain open for audit for Federal and State taxing authorities.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statement of operations.

As of December 31, 2022, we had a net operating loss carry-forward of approximately $(13,715) and a deferred tax asset of $2,880 using the statutory rate of 21%. The deferred tax asset may be recognized in future periods, not to exceed 20 years. However, due to the uncertainty of future events we have booked a valuation allowance of $(2,880). FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be takin in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2020, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

Net deferred tax assets consist of the following components as of December 31, 2022:

December 31, 2022
Deferred tax assets:	$2,880
Valuation allowance	(2,880)
Net deferred tax asset	$-

Advertising, Marketing and Promotional Costs

Advertising, marketing, and promotional expenses are expensed as incurred and are included in selling, general and administrative expenses on the accompanying audited statement of operations. For the twelve months ended December 31, 2022, and December 31, 2021, advertising, marketing, and promotion expenses were $10,000 and $10,875, respectively.

F-75

NEXT CHARGING LLC

Notes to Financial Statements

For The Years Ended December 31, 2022 and 2021

Recently Issued Accounting Pronouncements

The Company has evaluated all new accounting standards that are in effect and may impact its audited financial statements and does not believe that there are any other new accounting standards that have been issued that might have a material impact on its financial position or results of operations.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic 326).” The standard introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses and will apply to trade receivables. The new guidance will be effective for the Company’s annual and interim periods beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

Note 3 – Note Receivable - Related Party Transactions

During 2016 and 2017, the Company loaned to the Farkas Group, a related party, a total of $62,395 at 3% and due on demand. The notes have an accrued interest balance of $9,796 and $8,240 at December 31, 2022 and 2021, respectively. For the twelve months ended December 31, 2022 and 2021, the Company recorded $1,556 and $1,556, respectively, of interest income in relation to this note. The note balance of $62,395 is included in the note receivable – related party in current assets as of December 31, 2022 and December 31, 2021.

Note 4 – Commitments and Contingencies

Litigation, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

Note 5 -Notes Payable-Related Party

During the normal course of business, Michael Farkas, a related party, has lent funds to the company to continue their operations. As of December 31, 2022 and 2021 the note payable -related party which is due on demand totaled $34,650 and is included in note payable-related party. Borrowings for the years ended December 31, 2022 and 2021 were $0 and $25,850, respectively. The note bears 5% interest and an additional 5% interest was imputed. Imputed interest expense for the years ended December 31, 2022 and 2021 was $1,732 and $840, respectively. Interest expense for the years ended December 31, 2022 and 2021 was $3,463 and $1,680, respectively.

Note 6 – Stockholders’ Equity

Authorized Capital

The Company is authorized to issue 100,000 shares of common stock, $0.001 par value, and 100,000 shares of common stock, $0.001 par value. Since the inception of the Company, all shares authorized, issued and outstanding has been to Michael Farkas, a related party.

Note 7 - Subsequent Event

Subsequent Event:

In 2023, the Company entered an agreement to be purchased by EzFill and is in the process of the due diligence process as of October 20, 2023.

F-76

Next Charging LLC

Balance Sheets

	September 30, 2023 (unaudited)	December 31, 2022 (audited)

Assets

Current Assets
Cash and cash equivalents	$54,843	$1,457
Restricted cash	1,000,000	-
Note receivable, related party, net of allowance	1,511,395	72,191
Total Current Assets	2,566,238	73,648

Fixed Assets, net	83,179	-

Total Assets	$2,649,417	$73,648

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$22,360	$3,916
Notes payable – related party	2,934,650	34,650
Total Current Liabilities	2,957,010	38,566

Total Liabilities	2,957,010	38,566

Commitments and Contingencies (Note 4)	-	-

Stockholders’ Equity (Deficit)
Common stock, par value $0.001: authorized 100,000 shares, 100,000 issued and outstanding as of September 30, 2023 and December 31, 2022	100	100
Additional paid-in capital	26,295	2,962
Accumulated (deficit) earnings	(333,988)	32,020
Stockholders’ Equity (Deficit)	(307,593)	35,082

Total Stockholders’ Equity (Deficit)	(307,593)	35,082

Total Liabilities and Stockholders’ Equity (Deficit)	$2,649,417	$73,648

The accompanying notes are an integral part of the unaudited financial statements

F-77

Next Charging LLC

Statements of Operations

For the Nine Months Ended September 30, 2023 and 2022

(Unaudited)

	2023	2022

Revenues	$-	$-

Costs and Expenses
General and administrative	64,049	5,000
Professional fees	281,138	1,808
Depreciation	5,555	-
Salaries and wages	114,643	-
Total operating expenses	465,385	6,808

Operating Loss	(465,385)	(6,808)

Other Income (expense)
Interest income	137,797	1,162
Interest expense	(38,420)	(2,592)
Total other income	99,377	(1,430)

Net Loss	$(366,008)	$(8,238)

Weighted Average Shares – Basic and Diluted	100,000	100,000
Earnings Per Share – Basic and Diluted	(3.66)	(0.08)

The accompanying notes are an integral part of the unaudited financial statements

F-78

Next Charging LLC

Statements of Changes in Stockholders’ Equity (Deficit)

For the Nine Months Ended September 30, 2023 and 2022

(Unaudited)

	Common Stock		Additional
	Shares	Amount	Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2022	100,000	$100	$2,962	$32,020	$35,082
Imputed Interest – Related Party	-	-	23,333	-	23,333
Net loss	-	-	-	(366,008)	(366,008)
Balance, September 30, 2023	100,000	$100	$26,295	$(333,988)	$(307,593)

	Common Stock		Accumulated		Total Stockholders’ Equity
	Shares	Amount	Capital	Earnings	(Deficit)

Balance, December 31, 2021	100,000	$100	$1,230	$45,735	$47,065
Imputed Interest – Related Party	-	-	1,296	-	1,296
Net loss	-	-	-	(8,238)	(8,238)
Balance, September 30, 2022	100,000	$100	$2,526	$37,497	$40,123

The accompanying notes are an integral part of the unaudited financial statements

F-79

Next Charging LLC

Statements of Cash Flows

	For the Nine Months Ended September 30, 2023 (Unaudited)	For the Nine Months Ended September 30, 2022 (Unaudited)
Operating activities
Net loss	$(366,008)	$(8,238)
Adjustments to reconcile net loss to net cash (used) by operations:
Depreciation expense	5,555	-
Original Issue Discount Accretion	(118,689)	-
Imputed Interest – Related Party	23,333	1,296
Changes in operating assets and liabilities
(Increase) in:
Note receivable – related party	54,484	(1,165)
Increase in:
Accounts payable and accrued expenses	18,445	2,200
Net cash (used) in operating activities	(382,880)	(5,907)

Cash Flows Investing activities
Proceeds paid to related party	(1,375,000)	-
Vehicle purchase	(88,734)	-
Net cash (used) in investing activities	(1,463,734)	-

Cash Flow Financing activities
Proceeds from Related Party Notes Payable	2,900,000	-
Net cash provided by financing activities	2,900,000	-

Net increase (decrease) in cash	1,053,386	(5,907)

Cash and cash equivalents - beginning of period	1,457	12,364

Cash and cash equivalents - end of period	$1,054,843	$6,457

Supplemental disclosure of cash flow information
Cash paid for interest	$-	-
Cash paid for income tax	$-	-

The accompanying notes are an integral part of the unaudited financial statements

F-80

NEXT CHARGING LLC
Notes to Financial Statements
For The Nine Months Ending September 30, 2023
(unaudited)

Note 1 – Business Organization and Nature of Operations

Next Charging LLC (“Next Charging LLC” or the “Company”) was incorporated on April 20, 2016, under the laws of the State of Florida. Next Charging LLC is a Next Charging is a forward-thinking technology company dedicated to revolutionizing the vehicle (EV) charging industry. The Company owns the patent for contactless transactions, included payment processing across a communication network or charging a vehicle without physical cables or connecters.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited financial position of Next Charging LLC as of September 30, 2023 and September 30, 2022, and the unaudited results of its operations and cash flows for the nine months ended September 30, 2023 and 2022.

Note 2 – Summary of Significant Accounting Policies

Going Concern

There is substantial doubt about the Company to continue as a going concern. The Company without additional sources of debt or equity capital would potentially need to cease operations. Management plans to raise additional capital within the next twelve months that is expected to sustain its operations for the next year. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing. In addition, the Company expects to begin a marketing campaign to market and sell its services. There can be no assurance that such a plan will successful.

The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of 90 days or less to be cash equivalents. At September 30, 2023, the Company has $54,843 in cash and cash equivalents (excluding $1,000,000 of restricted cash) and $1,457 at December 31, 2022.

Restricted Cash

In the 3rd quarter of 2023, the Company paid a deposit of $1 million into a 3rd party escrow bank account held by an outside attorney for the purpose of purchasing Wave Charging, a subsidiary of Ideanomics Inc. Next Charging and Ideanomics are currently in the process of negotiating a transaction wherein Ideanomics Inc will sell Wireless Advanced Vehicle Electrification, LLC (Wave Charging), a Delaware limited liability company and a wholly owned subsidiary of Ideanomics to Next Charging ; Once Next Charging, as part of the due diligence review, has received a legal opinion confirming ownership of the Wave IP and thus completing its due diligence the escrow payment of $1 million will be released to Ideanomics Inc.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to stock-based compensation, depreciable lives of fixed assets and deferred tax assets. Actual results could materially differ from those estimates.

F-81

NEXT CHARGING LLC
Notes to Financial Statements
For The Nine Months Ending September 30, 2023
(unaudited)

Note and Interest Receivable

Note and Interest receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts by specific customer identification. If market conditions decline, actual collections may not meet expectations and may result in decreased cash flow and increased bad debt expense. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Income taxes are passed through to the members of Next Charging LLC for 2021. Effective January 1, 2022, the Company is treated as a Corporation and the taxes are paid by the Corporation.

Management has evaluated and concluded that there are no material tax positions requiring recognition in the Company’s unaudited financial statements as of September 30, 2023. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s 2020, 2021, and 2022 tax returns remain open for audit for Federal and State taxing authorities.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statement of operations.

As of September 30, 2023, we had a net operating loss carry-forward of approximately $(366,008) and a deferred tax asset of $76,862 using the statutory rate of 21%. The deferred tax asset may be recognized in future periods, not to exceed 20 years. However, due to the uncertainty of future events we have booked a valuation allowance of $(76,862). FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be takin in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of September 30, 2023, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

Advertising, Marketing and Promotional Costs

Advertising, marketing, and promotional expenses are expensed as incurred and are included in selling, general and administrative expenses on the accompanying unaudited statement of operations. For the nine months ended September 30, 2023 and 2022, advertising, marketing, and promotion expenses were $20,539 and $5,000, respectively.

F-82

NEXT CHARGING LLC
Notes to Financial Statements
For The Nine Months Ending September 30, 2023
(unaudited)

Property and equipment

Property and equipment consist of furniture and office equipment and is stated at cost less accumulated depreciation. Depreciation is determined by using the straight-line method for property and equipment, over the estimated useful lives of the related assets, generally three to five years and vehicles over the useful life of 5 years.

Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the related assets.

Property and equipment as of September 30, 2023:

Vehicle	$88,734
Total	88,734
Less Accumulated Depreciation	5,555
Property and Equipment, net	$83,179

Depreciation expense for the nine months ended September 30, 2023 totaled $5,555.

Recently Issued Accounting Pronouncements

The Company has evaluated all new accounting standards that are in effect and may impact its unaudited financial statements and does not believe that there are any other new accounting standards that have been issued that might have a material impact on its financial position or results of operations.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic 326).” The standard introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses and will apply to trade receivables. The new guidance will be effective for the Company’s annual and interim periods beginning after December 15, 2022. The Company has adopted this pronouncement effective January 1, 2023 and determined no material effect on the consolidated financial statements.

Note 3 – Note Receivable - Related Party Transactions

During 2016 and 2017, the Company loaned to the Farkas Group, a related party, a total of $62,395 at 3% and due on demand. The notes have an accrued interest balance of $0 and $9,796 at September 30, 2023 and December 31, 2022, respectively. The note receivable balance was fully paid off during the 3rd quarter of 2023.

On September 22, 2023, the Company loaned to the NextNRG LLC, a related party, a total of $25,000 at 4% and due on September 22, 2024. The notes have an accrued interest balance of $22 at September 30, 2023.

During 2023, the Company loaned several two-month (2) notes receivables to EZFill, a related party, with an aggregate face amount of $1,485,000, less original issue discounts of $135,000, resulting in net proceeds of $1,350,000 at 8% with an automatic extension for an additional 2 months periods unless Lender sends 10 days written notice, prior to end of any two month period, that it does not wish to extend the note at which point the end of the then current two month period shall be the Maturity Date. Notwithstanding the above, upon Borrower completing a capital raise (debt or equity) of at least $3,000,000 the entire outstanding principal and interest through the Maturity Date shall be immediately due and payable. The accretion income earned as of September 30, 2023, was $118,689 which is included in interest income. The notes have an accrued interest balance of $16,076 at September 30, 2023.

F-83

NEXT CHARGING LLC
Notes to Financial Statements
For The Nine Months Ending September 30, 2023
(unaudited)

Note 4 – Commitments and Contingencies

Litigation, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

Note 5- Notes Payable- Related Party

Notes Payable – Related Party

During the normal course of business, Michael Farkas, a related party, has lent funds to the company to continue their operations. As of September 30, 2023 and December 31, 2022, the note payable -related party which is due on demand totaled $2,934,650 and $34,650, respectively, and is included in long term note payable-related party. Borrowings for the nine-month periods ended September 30, 2023 and 2022 were $2,900,000 and $34,650, respectively. The note bears 4%-5% interest and an additional 5%-6% interest was imputed. Interest expense for the nine-month periods ended September 30, 2023 and 2022 was $23,333 and $1,296, respectively.

Note 6 – Stockholders’ Equity

Authorized Capital

The Company is authorized to issue 100,000 shares of common stock, $0.001 par value, and 100,000 shares of common stock, $0.001 par value. Since the inception of the Company, all shares authorized, issued and outstanding has been to Michael Farkas, a related party.

Note 7 - Subsequent Event

Subsequent Event:

In 2023, the Company entered into an agreement to be purchased by EzFill and is in the process of the due diligence process as of November 21, 2023.

F-84

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On August 10, 2023, the Company, the members (the “Members”) of Next Charging LLC (“Next Charging” or “Next”) and Michael Farkas, an individual, as the representative of the members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging (the “Membership Interests”) in exchange for up to 100,000,000 shares of common stock.

This agreement was amended on November 2, 2023, as follows:

-	35,000,000 shares of common stock will vest upon the closing of the acquisition of Next Charging,
-	35,000,000 shares of common stock will vest upon the acquisition of the first target; and
-	30,000,000 shares of common stock will vest upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system.

As an additional condition to be satisfied prior to the Closing, Next Charging is also required to take actions to record the assignment to itself of a patent mentioned in the Amended and Restated Exchange Agreement.

Next Charging is a renewable energy company formed by Michael D. Farkas. Next Charging has plans to develop and deploy wireless electric vehicle charging technology coupled with battery storage and solar energy solutions.

Upon Closing, the board of directors of the Company will appoint Michael Farkas as Chief Executive Officer, Director and Executive Chairman of the Company. Mr. Farkas is the managing member and CEO of Next Charging. Mr. Farkas is also the beneficial owner of approximately 20% of the Company’s issued and outstanding common stock.

The Closing is subject to customary closing conditions, including (i) that the Company take the actions necessary to amend its certificate of incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares of Common Stock to 500,000,000 shares of Common Stock, (ii) the receipt of the requisite stockholder approval, (iii) the receipt of the requisite third-party consents and (iv) compliance with the rules and regulations of The Nasdaq Stock Market.

At the time of closing, there will be a change in control, in a transaction treated as a reverse acquisition.

See Form 8-K filed on November 2, 2023 for additional information.

F-85

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of EZFL and Next adjusted to present the merger. Primarily due to a change in control, this transaction has been accounted for as a reverse acquisition. Effects of adjustments made are collectively referred to as the “transaction accounting adjustments.”

The transaction between EZFL and Next is also considered a related party transaction. Prior to the transaction, Michael Farkas owned approximately 20% of EZFL and 100% of Next Charging.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 give pro forma effect to the reverse acquisition as if it had occurred on January 1, 2023 and 2022, respectively.

The historical financial statements of EZFL included in this Pro Forma were filed by the Company on Form 10K (Year ended December 31, 2022 on March 20, 2023) and on Form 10Q (Nine Months Ended September 30, 2023 on November 14, 2023).

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations are collectively referred to as the “pro forma financial information.”

The pro forma financial information should be read in conjunction with the accompanying notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company and Next:

The pro forma financial information does not reflect adjustments for any other consummated or probable acquisitions by the Company since such transactions were not significant in accordance with Regulation S-X Rule 3-05, as amended by Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 20, 2020.

The pro forma financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11.

The Company and Next prepare their respective financial statements in accordance with United States generally accepted accounting principles. The Next Acquisition will be accounted for using the acquisition method of accounting, with Next being treated as the accounting acquirer in a transaction classified as a reverse acquisition.

F-86

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In identifying Next Charging as the acquiring entity for accounting purposes, EZFL and Next took into account a number of factors, including the relative voting rights of all equity instruments in the combined company, in which Next Charging stockholders and EZFL stockholders are expected to own approximately 96% and 4%, respectively, of the common stock, the composition of senior management of the combined company and the corporate governance structure of the combined company. No single factor was the sole determinant in the overall conclusion that Next Charging is the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion.

The transaction accounting adjustments are preliminary, based upon available information as of the date of the Schedule 14C filing, and have been prepared solely for the purpose of this pro forma financial information. These adjustments are based on preliminary estimates and may be different from the adjustments that will be determined based on the finalization of acquisition accounting, and these differences could be material. The transaction accounting adjustments are based on preliminary estimates of the fair value of consideration related to the Next Charging Acquisition, including the fair values of assets acquired and liabilities assumed. Certain valuations and assessments related to the assets and liabilities acquired and consideration provided are in process and will not be completed until subsequent to the filing of the Form 8-K/A. The estimated fair values assigned in this unaudited pro forma financial information are preliminary and represent the Company’s current best estimates of fair value and are subject to revision.

The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what the Company’s consolidated statement of operations or consolidated balance sheet would have been had the Next Acquisition been completed as of the dates indicated or will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of the combined companies. The pro forma financial information does not include adjustments to reflect any potential revenue, synergies or dis-synergies, or cost savings that may be achieved in the future, or the associated costs that may be necessary to achieve such revenues, synergies or cost savings.

F-87

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Description of the Share Exchange Agreement and Valuation

The Company expects to issue up to a total of 100,000,000 shares of common stock as follows:

●	Issuance of 35,000,000 shares of common stock to Next’s members upon closing the reverse acquisition (see above),
●	Issuance of 35,000,000 shares of common stock to Next’s members upon closing the first target acquisition; and
●	Issuance of 30,000,000 shares of common stock to Next’s members upon the deployment of 3 solar, wireless electrical vehicle charging, microgrid and/or other battery storage system.

None of the above milestones (65,000,000 shares of common stock) have been met to date as the Company must first increase their authorized shares of common stock to be able to effectuate these transactions.

The issuance of the first 35,000,000 shares of common stock upon the closing of the Next merger are valued using the closing stock price on September 30, 2023 for purposes of this Pro Forma. The additional 65,000,000 shares are considered part of a contingent consideration arrangement and have also been valued using the closing stock price on September 30, 2023 for purposes of this Pro Forma. The valuation of these shares are subject to revision and adjustment. All shares are expected to vest in full.

The Company has determined that the contingent consideration arrangement will meet the requirements for classification as an equity transaction upon the closing of the Next Charging merger. First, the Company has satisfied the criteria in ASC 815-40-15 and 815-40-25 for equity treatment. Second, since the transaction has occurred with a related party, the Company believes this is in substance a capital transaction.

Anticipated Accounting Treatment

Next (“accounting acquirer,” and the entity whose equity interests were acquired) merged with and into EZFL (“legal acquirer,” and the entity that issued securities for financial reporting purposes), a then operating public company, in a transaction accounted for as a reverse acquisition.

F-88

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under GAAP. GAAP requires that business combinations are accounted for under the acquisition method of accounting, which requires all of the following steps:

(a)	identifying the acquirer;
(b)	determining the acquisition date;
(c)	recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and
(d)	recognizing and measuring goodwill or a gain from a bargain purchase.

On the acquisition date (for purposes of the proforma was September 30, 2023), the identifiable assets acquired and liabilities assumed will be measured at fair value, with limited exceptions.

Both EZFL and Next Charging have common ownership, and this transaction is deemed to be with a related party. Prior to the transaction, Michael Farkas owned approximately 20% of EZFL and 100% of Next Charging. Since the reverse acquisition occurred with a related party, the Company did not recognize goodwill or any intangible assets, rather an adjustment to additional paid in capital was recorded to reflect the nature of the transaction.

In reporting its weighted average shares outstanding and earnings (loss) per share data, all share and per share amounts have been retroactively restated to the earliest period presented.

Transaction costs associated with the reverse acquisition were $0.

The results of operations for the combined company will be reported prospectively after the acquisition date.

While pro forma adjustments related to EZFL’s assets and liabilities were based on estimates of fair value determined from preliminary information received from EZFL and initial discussions between Next and EZFL management, due diligence efforts, and information available in the historical audited financial statements of EZFL and the related notes, the detailed valuation studies necessary to arrive at the required estimates of the fair value of the EZFL assets to be acquired and the liabilities to be assumed, as well as the identification of all adjustments necessary to conform Next and EZFL accounting policies, remain subject to completion.

Next Charging intends to complete the valuations and other studies upon completion of the transaction and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the transaction. The assets and liabilities of EZFL have been measured based on various preliminary estimates using assumptions that Next believes are reasonable, based on information that is currently available.

Differences between these preliminary estimates and the final acquisition accounting may occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Caution Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this proxy statement.

F-89

Pro Forma Condensed Combined Balance Sheet

September 30, 2023

(Unaudited)

	Legal Acquirer	Accounting Acquirer
	Historical	Historical	Transaction
	EzFill Holdings, Inc.	Next Charging, LLC	Accounting Adjustments	Notes	Pro Forma Combined

Assets

Current Assets
Cash	$405,230	$54,843	$-		$460,073
Restricted cash	-	1,000,000	-		1,000,000
Investment in debt securities	-	-	-		-
Accounts receivable – net	1,326,133	-	-		1,326,133
Note receivable - related party - net	-	1,511,395	-		1,511,395
Inventory	183,271	-	-		183,271
Prepaids and other	357,929	-	-		357,929
Total Current Assets	2,272,563	2,566,238	-		4,838,801

Property and equipment – net	3,715,860	83,179	-		3,799,039

Operating lease - right-of-use asset	354,601	-	-		354,601

Deposits	53,017	-	-		53,017

Total Assets	$6,396,041	$2,649,417	$-		$9,045,458

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$1,141,624	$22,360	$-		$1,163,984
Accounts payable and accrued expenses - related parties	31,815	-	-		31,815
Line of credit	-	-	-		-
Notes payable – net	818,629	-	-		818,629
Notes payable - related party	3,145,997	2,934,650	-		6,080,647
Operating lease liability	238,042	-			238,042
Total Current Liabilities	5,376,107	2,957,010	-		8,333,117

Long Term Liabilities
Notes payable – net	742,053	-	-		742,053
Operating lease liability	140,375	-	-		140,375
Total Long Term Liabilities	882,428	-	-		882,428

Total Liabilities	6,258,535	2,957,010	-		9,215,545

Stockholders’ Equity (Deficit)
Preferred stock - $0.0001 par value	-	-	-		-
Common stock - $0.0001 par value	396	100	3,500	1	10,396
			6,500	2
			(100)	3
Additional paid-in capital	42,026,591	26,295	94,146,500	1	153,505
			(94,150,000)	1
			174,843,500	2
			(174,850,000)	2
			100	3
			(41,889,481)	4

Accumulated deficit	(41,889,481)	(333,988)	41,889,481	4	(333,988)
Accumulated other comprehensive loss	-	-	-		-
Total Stockholders’ Equity (Deficit)	137,506	(307,593)	-		(170,087)

Total Liabilities and Stockholders’ Equity (Deficit)	$6,396,041	$2,649,417	$-		$9,045,458

1 - reflects the issuance of 35,000,000 shares of common stock, having a fair value of $94,150,000 ($2.69/share), based upon the quoted closing trading price on the acquisition date. The Company acquired net liabilities of $307,593.

2 - reflects the issuance of 65,000,000 shares of common stock as contingent consideration, having a fair value of $174,850,000 ($2.69/share), based upon the quoted closing trading price on the acquisition date.

3 - reflects the elimination of the accounting acquirers common stock in connection with the reverse acquisition.

4 - reflects the elimination of the legal acquirers historical accumulated deficit as of the acquisition date.

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial statements

F-90

Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2023

(Unaudited)

	Legal Acquirer	Accounting Acquirer
	Historical	Historical
	EzFill Holdings, Inc.	Next Charging, LLC	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Sales - net	$17,525,677	$-	$-		$17,525,677

Costs and expenses
Cost of sales	16,529,030	-	-		16,529,030
General and administrative expenses	6,250,013	459,830	-		6,709,843
Depreciation and amortization	829,137	5,555	-		834,692
Total Costs and Expenses	23,608,180	465,385	-		24,073,565

Loss from operations	(6,082,503)	(465,385)	-		(6,547,888)
			-		-
Other income (expense)
Interest income	31,717	137,797	-		49,217
Interest expense	(966,374)	(38,420)	-		(1,004,794)
Loss on sale of marketable debt securities	(27,160)	-	-		(27,160)
Total other income (expense) - net	(961,817)	99,377	-		(862,440)

Net loss	$(7,044,320)	$(366,008)	$-		$(7,410,328)

Loss per share - basic and diluted	$(2.02)	$(3.66)			$(0.07)

Weighted average number of shares - basic and diluted	3,493,760	100,000		1	103,493,760

1 - reflects the issuance of 100,000,000 shares of common stock as of the beginning of the period in connection with the reverse acquisition.

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-91

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(Unaudited)

	Legal Acquirer	Accounting Acquirer
	Historical	Historical
	EzFill Holdings, Inc.	Next Charging, LLC	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Sales - net	$15,044,721	$-	$-		$15,044,721

Costs and expenses
Cost of sales	15,218,234	-	-		15,218,234
General and administrative expenses	15,543,145	11,808	-		15,554,953
Depreciation and amortization	1,769,621	-	-		1,769,621
Total Costs and Expenses	32,531,000	11,808	-		32,542,808

Income (loss) from operations	(17,486,279)	(11,808)	-		(17,498,087)
			-		-
Other income (expense)
Interest income	84,603	1,556	-		86,159
Interest expense	(104,089)	(3,463)	-		(107,552)
Loss on sale of marketable debt securities	-		-		-
Total other income (expense) - net	(19,486)	(1,907)	-		(21,393)

Net loss	$(17,505,765)	$(13,715)	$-		$(17,519,480)

Loss per share - basic and diluted	$(0.66)	$(0.14)			$(0.17)

Weighted average number of shares - basic and diluted	26,411,874	100,000		1	103,301,484

1 - reflects the issuance of 100,000,000 shares of common stock as of the beginning of the period in connection with the reverse acquisition.

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-92

Results of Operations for the Nine Months Ended September 30, 2023 and 2022

	September 30, 2023	September 30, 2022	$ Change	Notes

Revenues	$-	$-	$-	1

General and administrative expenses	465,385	6,808	458,577	2

Operating loss	(465,385)	(6,808)	(458,577)

Other income (expense)
Interest income	137,797	1,162	136,635	3
Interest expense	(38,420)	(2,592)	(35,828)	4
Total other income (expense)	99,377	(1,430)	100,807

Net loss	$(366,008)	$(8,238)	$(357,770)	5

1 - The Company has not yet begun revenue generating activities.

2 - The increase of $458,577 in G&A in 2023 from 2022 related to legal and professional fees of $281,138, depreciation of $5,555 and compensation of $114,643 in 2023 as compared to $1,808 in 2022. The Company also incurred various other costs related to day to day operations of $64,049 in 2023 as compared to $5,000 in 2022.

3 - The Company earned interest income (3%) of $137,797 and $1,162, in 2023 and 2022 respectively, on a note receivable with its founder and Chief Executive Officer.

4 - The Company recorded interest expense (10%) of $38,420 and $2,592, in 2023 and 2022 respectively, for the stated (5%) and imputed (5%) amounts on a notes due to its Founder and Chief Executive Officer. The increase related to a higher outstanding balance in 2023 as compared to 2022.

5 - The net loss of $366,008 in 2023 as compared to $8,238 in 2022, respectively, and its components were determined based on all activities discussed in 1, 2, 3, and 4 noted above.

F-93

Results of Operations for the Years Ended December 31, 2022 and 2021

	December 31, 2022	December 31, 2021	$ Change	Notes

Revenues	$-	$-	$-	1

General and administrative expenses	11,808	13,510	(1,702)	2

Operating loss	(11,808)	(13,510)	1,702

Other income (expense)
Interest income	1,556	1,556	-	3
Interest expense	(3,463)	(1,680)	(1,783)	4
Total other income (expense)	(1,907)	(124)	(1,783)

Net loss	$(13,715)	$(13,634)	$(81)	5

1 - The Company has not yet begun revenue generating activities.

2 - The decrease in G&A related to legal and professional fees of $1,808 as compared to $2,200, in 2022 and 2021, respectively, and other general costs related to the day to day operations of $10,000 as compared to $11,310, in 2022 and 2021, respectively.

3 - The Company earned interest income (3%) of $1,556 and $1,556, in 2023 and 2022 respectively, on a note receivable with its founder and Chief Executive Officer.

4 - The Company recorded interest expense (10%) of $3,463 and $1,680, in 2023 and 2022 respectively, for the stated (5%) and imputed (5%) amounts on a note due to its Founder and Chief Executive Officer. The increase related to a higher outstanding balance in 2022 as compared to 2021.

5 - The net loss of $13,715 in 2022 as compared to $13,634 in 2021, respectively, and its components were determined based on all activities discussed in 1, 2, 3, and 4 noted above.

F-94

Liquidity and Cash Flows

Next has experienced net losses and negative cash flows from operations since its inception. At September 30, 2023, Next had:

Cash and cash equivalents of $1,054,843 (including restricted cash of $1,000,000),

Working capital deficit of $390,772,

Accumulated deficit of $333,988,

Stockholders’ deficit of $307,593,

Net cash used in operations of $382,880; and

Net loss of $366,008

Next is dependent upon its Founder and Chief Executive Officer for working capital as other outside sources are not currently available. Without adequate funding, Next may not be able to meet its obligations as they come due. The management of Next believes these conditions raise substantial doubt about its ability to continue as a going concern. Next is focused on developing its proprietary technology and effecting a merger with an operating business. The Company will need to continue to raise additional debt and/or equity based capital to sustain its future plans.

F-95

	September 30, 2023	September 30, 2022	$ Change	Notes

Net cash used in operating activities	$382,880	$5,907	$376,973	1, 2
Net cash used in investing activities	$1,463,734	$-	$1,463,734	3
Net cash provided by financing activities	$2,900,000	$-	$2,900,000	4

1 - net cash used in operations for the nine months ended September 30, 2023 was $382,880 and consisted of the following:

- net loss of ($366,008), plus adjustments to reconcile the net loss to net cash used in operations of:

- depreciation expense - $5,555,

- original issue discount accretion – ($118,689)

- interest receivable - related party - $23,333

- loan from note receivable - related party - $54,484

- accounts payable and accrued expenses - $18,445

2 - net cash used in operations for the nine months ended September 30, 2022 was $5,907 and consisted of the following:

- net loss of ($8,238), plus adjustments to reconcile the net loss to net cash used in operations of:

- interest receivable - related party - $1,296

- Loan from note receivable - related party – ($1,165)

- accounts payable and accrued expenses - $2,200

3 - net cash used in investing activities for the nine months ended September 30, 2023 was $1,463,734 related to advances made through a related party note receivable of $1,375,000 and the purchase of a Company vehicle for $88,734. There were no transactions for the nine months ended September 30, 2022.

4 - net cash provided by financing activities for the nine months ended September 30, 2023 was $2,900,000 related to advances from the Chief Executive Officer. There were no transactions for the nine months ended September 30, 2022.

F-96

	December 31, 2022	December 31, 2021	$ Change	Notes

Net cash used in operating activities	$10,907	$13,510	$(2,603)	1, 2
Net cash used in investing activities	$-	$-	$-	3
Net cash provided by financing activities	$-	$25,850	$(25,850)	4

1 - net cash used in operations for the year ended December 31, 2022 was $10,907 and consisted of the following:

- net loss of ($13,715), plus adjustments to reconcile the net loss to net cash used in operations of:

- Interest receivable - related party - $1,732

- loan from note receivable - related party - ($1,556)

- accounts payable and accrued expenses - $2,632

2 - net cash used in operations for the year ended December 31, 2021 was $13,510 and consisted of the following:

- net loss of ($13,634), plus adjustments to reconcile the net loss to net cash used in operations of:

- Interest receivable - related party - $840

- loan from note receivable - related party - ($1,556)

- accounts payable and accrued expenses - $840

3 - net cash used in investing activities for the years ended December 31, 2022 and 2021 was $0 and $0, respectively.

4 - net cash provided by financing activities for the year ended December 31, 2021 was $25,850 related to advances from the Chief Executive Officer. There were no transactions for the year ended December 31, 2022.

F-97

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. In our financial statements, estimates are used for, but not limited to, valuation of financial instruments, estimated useful life of our vehicle, deferred taxes and the related valuation allowance.

On an ongoing basis, we evaluate these estimates and assumptions, including those described below. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates, and those estimates may be material. Due to the estimation processes involved, the following summarized accounting policies and their application are considered to be critical to understanding our business operations, financial condition and operating results.

Notes and Interest Receivable

Note and Interest receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts by specific customer identification. If market conditions decline, actual collections may not meet expectations and may result in decreased cash flow and increased bad debt expense. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Income taxes are passed through to the members of Next Charging LLC for 2021. Effective January 1, 2022, the Company is treated as a Corporation and the taxes are paid by the Corporation.

Management has evaluated and concluded that there are no material tax positions requiring recognition in the Company’s unaudited financial statements as of September 30, 2023. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s 2020, 2021, and 2022 tax returns remain open for audit for Federal and State taxing authorities.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statement of operations.

Property and Equipment

Property and equipment consist of furniture and office equipment and is stated at cost less accumulated depreciation. Depreciation is determined by using the straight-line method for property and equipment, over the estimated useful lives of the related assets, generally three to five years and vehicles over the useful life of 5 years. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the related assets.

Recently Issued Accounting Pronouncements

The Company has evaluated all new accounting standards that are in effect and may impact its unaudited financial statements and does not believe that there are any other new accounting standards that have been issued that might have a material impact on its financial position or results of operations.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic 326).” The standard introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses and will apply to trade receivables. The new guidance will be effective for the Company’s annual and interim periods beginning after December 15, 2022. The Company has adopted this pronouncement effective January 1, 2023 and determined there was no material effect on the financial statements.

F-98

          10,135,135 Shares of Common Stock

EzFill Holdings, Inc.

PRELIMINARY PROSPECTUS

ThinkEquity

   , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the common stock being registered other than estimated fees and commissions in connection with our public offering. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

Amount
SEC registration fee	$2,507
FINRA filing fee	2,333
Accounting fees and expenses	30,000
Legal fees and expenses	200,000
Transfer agent fees and expenses	2,500
Printing and mailing expenses	2,500
Miscellaneous fees and expenses	15,000

Total expenses	$254,840

ITEM 14. Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the Company’s bylaws, provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. Recent Sales of Unregistered Securities.

The Company has sold a total of 1,832,256 shares of its common stock within the past three years which were not registered under the Securities Act. All of the sales were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act.

ITEM 16. Exhibits and Financial Statement Schedules.

(a) The exhibits listed under the caption “Exhibit Index” following the signature page are filed herewith or incorporated by reference herein.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

II-1

ITEM 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement by and between EZFill Holdings Inc. and ThinkEqity LLC
3.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
3.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on September 16, 2021.
4.1	Form of Representatives Warrant, incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
5.1*	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Asset Purchase Agreement between Neighborhood Fuel, Inc. and Neighborhood Fuel Holdings, LLC, dated as of February 19, 2020, incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.2	Asset Sale and Purchase Agreement between EzFill Fl, LLC and EzFill Holdings, Inc., dated as of April 9, 2019, incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.3	Promissory Note, dated November 24, 2020, incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.

II-3

10.4	Promissory Note, dated June 25, 2021 issued to LH MA 2 LLC, incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.5	Promissory Note dated June 25, 2021 issued to the Farkas Group, Inc., incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.6	Promissory Note dated July 26, 2021 issued to LH MA 2 LLC, incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.7	Promissory Note dated July 26, 2021 issued to the Farkas Group, Inc., incorporated by reference to Exhibit 10.14 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.8	Promissory Note dated August 18, 2021 issued to the Farkas Group, Inc., incorporated by reference to Exhibit 10.15 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.9	Promissory Note dated August 19, 2021 issued to Hutton Capital Management, incorporated by reference to Exhibit 10.16 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.10	Securities-Based Line of Credit, Promissory Note, Security, Pledge and Guaranty Agreement, incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2021.
10.11	Employment Agreement between EzFill Holdings, Inc. and Richard Dery. Incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.12	Stock Incentive Plan incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.13	Technology License Agreement between Fuel Butler, LLC and EzFill Holdings, Inc. incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.14	Securities-Based Line of Credit, Promissory Note, Security Pledge and Guaranty Agreement incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2021.
10.15	Separation Agreement and Release incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2022.
10.16	Non Independent Board Member Letter Agreement incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2022.
10.17	Asset Purchase and Fuel Supply Agreement dated March 2, 2022 incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2022.
10.18	EZFill Holdings, Inc. 2022 Equity Incentive Plan (incorporated by reference to 8-K filed June 7, 2022)
10.19	Material Services Agreement between South Florida Motorsports, LLC and EzFill Holdings, Inc. (incorporated by reference to 8-K filed January 25, 2023)
10.20	Consulting Agreement by and between EzFill Holdings, Inc. and Lunar Project LLC dated January 27, 2023 (incorporated by reference to 8-K filed January 27, 2023)
10.21	Form of Non-Qualified Stock Option Agreement (incorporated by reference to 8-K filed January 27, 2023)
10.22	Consulting Agreement between Mountain Views Strategy Ltd. And EzFill Holdings, Inc. (incorporated by reference to 8-K filed February 16, 2023)
10.23	Promissory Note between Farkas Group, Inc. and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 10, 2023)
10.24	Promissory Note in the principal amount of $1,500,000 dated April 19, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed April 21, 2023)
10.25	Securities Purchase Agreement, between EzFill Holdings, Inc. and AJB Capital Investments, LLC, dated April 19, 2023 (incorporated by reference to 8-K filed April 21, 2023)

II-4

10.26	Security Agreement between EzFill Holdings Inc., and AJB Capital Investments, LLC dated April 19, 2023 (incorporated by reference to 8-K filed April 21, 2023)
10.27	Employment Agreement between Avishai Vaknin and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 25, 2023)
10.28	Services Agreement between Telx Computers Inc. and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 25, 2023)
10.29	Employment Agreement between Yehuda Levy and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 25, 2023)
10.30	Amended and Restated Promissory Note dated May 17, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed May 18, 2023)
10.31	Amendment to the Securities Purchase Agreement dated May 17, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed May 18, 2023)
10.32	Amendment to Consulting Services Agreement dated May 15, 2023 between EzFill Holdings, Inc. and Mountain Views Strategy Ltd. (incorporated by reference to 8-K filed May 18, 2023)
10.33	Loan Agreement between Stripe, Inc. and EzFill Holdings, Inc. dated June 14, 2023 (incorporated by reference to 8-K filed June 20, 2023)
10.34	Promissory Note between EzFill Holdings, Inc. and Next Charging, LLC (incorporated by reference to 8-K filed July 11, 2023)
10.35	Promissory Note between EzFill Holdings, Inc. and Next Charging, LLC (incorporated by reference to 8-K filed August 3, 2023)
10.36	Amendment to the Securities Purchase Agreement dated August 3, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed August 4, 2023)
10.37	Promissory Note between EzFill Holdings, Inc. and Next Charging, LLC dated August 23, 2023 (incorporated by reference to 8-K filed August 24, 2023)
10.38	Promissory Note between EzFill Holdings, Inc. and Next Charging, LLC dated August 30, 2023 (incorporated by reference to 8-K filed September 6, 2023)
10.39	Promissory Note between EzFill Holdings, Inc. and Next Charging, LLC dated September 6, 2023 (incorporated by reference to 8-K filed September 7, 2023)
10.40	Promissory Note between EzFill Holdings, Inc. and Next Charging, LLC dated September 13, 2023 (incorporated by reference to 8-K filed September 15, 2023)
10.41	Amendment to the Securities Purchase Agreement dated September 18, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed September 21, 2023)
10.42	Securities Purchase Agreement effective October 25, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed November 3, 2023)
10.43	Promissory Note dated November 3, 2023 between EzFill Holdings, Inc. and Next Charging LLC (incorporated by reference to 8-K filed November 3, 2023)
10.44+	Securities Purchase Agreement dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed October 18, 2023)
10.45+	Promissory Note dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed October 18, 2023)
10.46	Second Amendment to the Security Agreement dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed October 18, 2023)
10.47	Amended and Restated Exchange Agreement dated November 2, 2023 by and among EzFill Holdings, Inc., all members of Next Charging LLC and Michael Farkas, an individual, as the representative of the members of Next Charging LLC (incorporated by reference to 8-K filed November 8, 2023)
10.48	2023 Equity Incentive Plan (incorporated by reference to 8-K filed June 6, 2023)
10.49	Promissory Note, dated December 4, 2023 (incorporated by reference to 8-K filed December 6, 2023)
10.50	Promissory Note, dated December 13, 2023 (incorporated by reference to 8-K filed December 14, 2023)
10.51	Promissory Note, dated December 18, 2023 (incorporated by reference to 8-K filed December 18, 2023)
10.52	Promissory Note, dated December 20, 2023 (incorporated by reference to 8-K filed December 22, 2023)
10.53	Promissory Note, dated December 27, 2023 (incorporated by reference to 8-K filed December 27, 2023)
10.54	Promissory Note, dated January 5, 2024 (incorporated by reference to 8-K filed January 8, 2024)
10.55	Global Amendment 1 dated January 11, 2024 between EzFill Holdings, Inc. and Next Charging LLC (incorporated by reference to 8-K filed January 17, 2024)
10.56	Global Amendment 2 dated January 11, 2024 between EzFill Holdings, Inc. and Next Charging LLC (incorporated by reference to 8-K filed January 17, 2024)
10.57	Promissory Note dated January 16, 2024 between EzFill Holdings, Inc. and Next Charging LLC. (incorporated by reference to 8-K filed January 17, 2024)
10.58	Global Amendment dated January 17, 2024 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed January 17, 2024)
21	List of Subsidiaries incorporated by reference to Exhibit 21 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on August 20, 2021.
23.1*	Consent of Sichenzia Ross Ference Carmel LLP (included as part of Exhibit 5.1)
23.2	Consent of M&K CPAS PLLC
23.3	Consent of M&K CPAS PLLC
24.1	Power of Attorney (previously included on signature page)
107	Filing Fee Table

* To be filed by amendment

+ Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the Company treats as private or confidential.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on January 18, 2024.

EzFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Yehuda Levy
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Yehuda Levy	Chief Executive Officer and Director	January 18, 2024
Yehuda Levy	(Principal Executive Officer)

/s/ *	Chief Financial Officer	January 18, 2024
Michael Handelman	(Principal Financial and Accounting Officer)

/s/ *
Bennett Kurtz	Director	January 18, 2024

/s/ *
Jack Leibler	Director	January 18, 2024

/s/ *
Sean Oppen	Director	January 18, 2024

/s/ *
Daniel Arbour	Director	January 18, 2024

* By:	/s/ Yehuda Levy
Yehuda Levy
Attorney-In-Fact

II-6